UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Ryerson Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Preliminary Proxy Statement—Subject to Completion, dated June 20, 2007

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

NOTICE OF ANNUAL MEETING

AUGUST 23, 2007

AND PROXY STATEMENT

[            ], 2007

NEIL S. NOVICH

Chairman, President and

Chief Executive Officer

Dear Stockholder:

I hope you will join us at our 2007 Annual Meeting of Stockholders on August 23, 2007, in Chicago, Illinois. The annual meeting will begin promptly at 8:00 a.m., Chicago time, at the Conrad Chicago, 521 N. Rush Street.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement describes how the Board of Directors operates, provides background information on our director candidates, gives information for other voting matters and items of business to be conducted at the meeting, and explains the proxy voting process.

Even if you own only a few shares, we want your shares to be represented at the meeting. Whether or not you expect to attend the meeting, please take a moment now to vote, by Internet, toll-free telephone call or completing and returning the enclosed WHITE PROXY CARD in the envelope provided. Whether in person or by proxy, your participation in the annual meeting is important to us.

Cordially,

Neil S. Novich

Chairman, President and

Chief Executive Officer

2621 West 15th Place, Chicago, Illinois 60608

Preliminary Proxy Statement—Subject to Completion, dated June 20, 2007

2621 WEST 15th PLACE

CHICAGO, ILLINOIS 60608

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF RYERSON INC.

Time:	Doors open: 7:30 a.m., Chicago time
Meeting begins: 8:00 a.m., Chicago time

Date:	August 23, 2007

Place:	Conrad Chicago
521 N. Rush Street
Chicago, Illinois

We will hold the Annual Meeting of Stockholders of Ryerson Inc. (the “Company”), to act and vote on the following matters:

1.	To elect directors of the Company;

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007;

3.	To approve the Ryerson Annual Incentive Plan to qualify performance-based compensation under the Plan as tax-deductible by the Company;

4.	To vote on a stockholder proposal regarding the repeal of provisions of, or amendments to, the Company’s By-Laws, if any, adopted without stockholder approval after January 1, 2006 and prior to the Annual Meeting, if such proposal is presented at the Annual Meeting;

5.	To vote on a stockholder proposal to amend the Company’s By-Laws to provide that the Company’s Board of Directors will consist of not fewer than six (6) nor more than ten (10) directors, if such proposal is presented at the Annual Meeting; and

6.	To consider any other matter that is properly raised at the meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on [                    ], 2007, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting.

This Notice of Annual Meeting includes a Proxy Statement. Your vote is important. Please vote your shares promptly. To vote your shares, use the Internet or call the toll-free telephone number as described in the instructions on your WHITE PROXY CARD, or sign, date and return your enclosed WHITE PROXY CARD in the pre-addressed postage-paid envelope provided.

By order of the Board of Directors,

Virginia M. Dowling

Secretary

[            ], 2007

Chicago, Illinois

TABLE OF CONTENTS	PAGE

General Information	1

Corporate Governance	7

Committees of the Board of Directors	10

Item 1—Election of Directors	15

Compensation of Directors	18

Auditor Matters	21

Audit Committee Report	24

Item 2—Ratification of Selection of Independent Registered Public Accounting Firm	25

Security Ownership of Directors and Management	26

Additional Information Relating to Voting Securities	28

Related Party Transactions	31

Compensation Discussion and Analysis	34

The Compensation Committee Report	47

Executive Compensation	48

Item 3—Proposal to Approve the Ryerson Annual Incentive Plan in Order to Qualify Performance-based Compensation under the Plan as Tax-deductible by the Company	69

Item 4—Proposal to Repeal any Provision or Amendment to the Company’s by-laws Adopted without Stockholder Approval after January 1, 2006 and Prior to the Annual Meeting	74

Item 5—Proposal to Amend the Company’s by-laws to reduce the maximum number of Directors	75

Miscellaneous	76

Stockholder Proposals and Nominations	76

Participants in the Solicitation	76

Other Matters	88

Preliminary Proxy Statement—Subject to Completion, dated June 20, 2007

2621 WEST 15th PLACE

CHICAGO, ILLINOIS 60608

PROXY STATEMENT

GENERAL INFORMATION

Who May Vote

Stockholders of Ryerson Inc. (the “Company” or “Ryerson”), as recorded in the Company’s stock register at the close of business on [                    ], 2007 (the “Record Date”), may vote at the Annual Meeting.

Outstanding Shares

Company shares outstanding on the Record Date consisted of [            ] shares of common stock with one vote per share and [            ] shares of Series A $2.40 Cumulative Convertible Preferred Stock with one vote per share. All shares vote together without regard to class on the matters expected to be voted upon at the Annual Meeting.

Who May Attend the Annual Meeting

All stockholders as of the Record Date may attend the Annual Meeting. Stockholders will be admitted to the Annual Meeting beginning at 7:30 a.m., Chicago time. Seating will be limited. Stockholders will need to present proof of ownership of Ryerson stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

How to Vote

You can vote in person at the meeting or you can vote by telephone, on the Internet or by mail as described below. We recommend that you vote by proxy, even if you plan to attend the meeting. Your vote is critical to establish a quorum for the meeting. You can change your vote prior to or, if you are a record holder or have a “legal proxy,” by voting at the meeting.

How We Solicit Proxies

This Notice of Annual Meeting, Proxy Statement, form of proxy and voting instructions are being first given or sent to stockholders starting on or about [                    ], 2007. See “PARTICIPANTS IN THE SOLICITATION” in this Proxy Statement for information regarding participants in and the costs of this proxy solicitation.

How Proxies Work

Our Board of Directors is asking you to appoint Neil S. Novich, Jay M. Gratz, Terence R. Rogers and M. Louise Turilli as your proxy holders to vote your shares at the 2007 Annual Meeting to be held on August 23, 2007. You make this appointment by voting the enclosed WHITE PROXY CARD or by using one of the voting methods described below. Giving us your proxy means you authorize the proxy holders to vote your shares at the Annual Meeting, according to the directions you provide. You may vote for all, some, or none of our director candidates. You also may vote for or against the other voting proposals, or abstain from voting.

Unless you indicate otherwise on the WHITE PROXY CARD or through the telephone or Internet voting procedures, you also authorize your proxy holders to vote your shares on any matters not known by your Board at the time this Proxy Statement was printed and that, under our By-Laws, may be properly presented for action at the Annual Meeting.

Solicitation of Proxies by Certain of the Company’s Stockholders

On January 2, 2007, the Company received notice from Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together, “Harbinger”) of its intention:

•

to nominate the following seven (7) candidates for election at the Annual Meeting, to replace the majority of our existing board of directors: Keith E. Butler, Eugene I. Davis, Daniel W. Dienst, Richard Kochersperger, Larry J. Liebovich, Gerald Morris and Allen Ritchie;

•

to present a proposal to the Company’s stockholders at the Annual Meeting to repeal any provision or amendment to the Company’s By-Laws adopted without stockholder approval after January 1, 2006 and prior to the Annual Meeting; and

•

to present a proposal to the Company’s stockholders at the Annual Meeting to amend the Company’s By-Laws to provide that the Board of Directors will consist of not fewer than six (6) nor more than ten (10) directors.

The Board of Directors expects that Harbinger will deliver a proxy statement and form of proxy to the Company’s stockholders.

No provisions of or amendments to the Company’s By-Laws have been adopted by the Board of Directors without the approval of the Company’s stockholders subsequent to January 1, 2006. The Company does not plan to adopt any provisions of or amendments to the Company’s By-Laws on or prior to the Annual Meeting without the approval of the Company’s stockholders. The Company’s current By-Laws provide that the Board of Directors will consist of not fewer than six (6) nor more than twelve (12) directors.

The Board of Directors recommends that you sign, date and return the enclosed WHITE PROXY CARD.

Certain Legal Proceedings

On March 6, 2007, the Company announced that it was postponing the 2007 Annual Meeting, originally scheduled for May 11, 2007, to engage in a process of reviewing strategic alternatives to maximize value for the Company’s stockholders. The Board of Directors believed it was in the best interests of all of the Company’s stockholders to conduct a comprehensive and thorough process prior to holding the 2007 Annual Meeting.

On June 11, 2007, Harbinger filed a complaint in the Court of Chancery of the State of Delaware seeking an order from the Court requiring Ryerson to conduct the 2007 Annual Meeting within forty-five (45) days of the entry of such order.

On June 13, 2007, the Company announced that it would hold the 2007 Annual Meeting on August 23, 2007.

Matters of Business, Votes Needed and Recommendations of the Board of Directors

Item 1—Election of Directors

Each outstanding share of our stock is entitled to one vote for as many separate nominees as there are directors to be elected. The director candidates who receive the most votes will be elected to fill the available seats on the Board of Directors. If you do not wish your shares to be voted for a particular nominee on the enclosed WHITE PROXY CARD, you may withhold your vote as provided on the proxy form or withhold authority as prompted during the telephone or Internet voting instructions. The Board of Directors recommends that you vote FOR the election of each of the Board’s nominees for director on the enclosed WHITE PROXY CARD.

Item 2—Ratification of Independent Registered Public Accounting Firm

Ratification of the appointment of Ernst & Young LLP to audit the Company’s financial statements for 2007 requires the favorable vote of a majority of the shares present at the meeting (in person or by proxy) and entitled to vote. The Audit Committee, as required by law, is directly responsible to appoint the Company’s independent registered public accounting firm. Its appointment of Ernst & Young LLP will not be affected by the outcome of this vote. However, the Audit Committee will consider these voting results when selecting the Company’s independent auditor for 2008. The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007.

Item 3—Ryerson Annual Incentive Plan

Approval of the Ryerson Annual Incentive Plan, in order to qualify performance-based compensation under the Plan as tax-deductible by the Company, requires the affirmative vote of a majority of the shares present at the meeting (in person or by proxy) and entitled to vote. The Board of Directors recommends that you vote FOR approval of the Ryerson Annual Incentive Plan to qualify performance-based compensation under the Plan as tax-deductible by the Company.

Item 4—Repeal By-Law Amendments

Adoption of the stockholder proposal to repeal any provision or amendment to the Company’s By-Laws adopted without stockholder approval after January 1, 2006 and prior to the Annual Meeting, if presented at the Annual Meeting, requires the affirmative vote of a majority of the shares present at the meeting (in person or by proxy) and entitled to vote. No provisions of or amendments to the Company’s By-Laws have been adopted by the Board of Directors without the approval of the Company’s stockholders subsequent to January 1, 2006. The Company does not plan to adopt any provisions of or amendments to the Company’s By-Laws on or prior to the Annual Meeting without the approval of the Company’s stockholders. The Board of Directors recommends that you vote AGAINST adoption of the stockholder proposal to repeal any provision or amendment to the Company’s By-Laws adopted without stockholder approval after January 1, 2006 and prior to the Annual Meeting.

Item 5—Amend By-Laws to Reduce Maximum Number of Directors

Adoption of the stockholder proposal to amend the Company’s By-Laws to provide that the Board of Directors will consist of not fewer than six (6) nor more than ten (10) directors, if presented at the

Annual Meeting, requires the affirmative vote of a majority of the shares present at the meeting (in person or by proxy) and entitled to vote. The Board of Directors recommends that you vote AGAINST adoption of the stockholder proposal to amend the Company’s By-Laws to reduce the maximum number of directors from twelve (12) to ten (10).

Quorum, Abstentions and Broker Non-Votes

In order to have a valid meeting and election, and to carry out the business of the Annual Meeting, we must have a quorum of shares attending in person or by proxy. This means that at least a majority of the outstanding shares eligible to vote are represented at the meeting, either in person or by proxy.

If you give instructions to abstain from voting, your shares will count towards a quorum but will not be voted on any matter. Abstentions will have no effect on the outcome of the vote on Item 1 above. Abstentions will have the same effect as a vote against Items 2, 3, 4 and 5 above.

Pursuant to the rules of the New York Stock Exchange (“NYSE”), if you hold your shares in street name through a broker, your broker is permitted to vote your shares on Items 1, 3, 4 and 5 above only if you give your broker specific instructions as to how to vote. If you are a street name holder and do not provide instructions to your broker on Items 1, 3, 4 and 5 above, your shares will count towards a quorum but your broker cannot vote your shares on these matters (a “broker non-vote”). A broker non-vote will have no effect on the outcome of the vote on Items 1, 3, 4 and 5 above.

Pursuant to the rules of the NYSE, if you are a street name holder and do not vote your shares on Item 2 above, your broker can vote your shares at its discretion on this matter.

How to Vote Your Shares

Voting shares you own directly and through BuyDIRECTSM

If your shares are held in your name, you can vote by proxy as follows:

•	By telephone: Use the toll-free number listed on the WHITE PROXY CARD. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly received.

•	By Internet: The website for Internet voting is listed on the WHITE PROXY CARD. Internet voting allows you to confirm that your instructions have been followed.

•	By mail: Sign, date and return your WHITE PROXY CARD in the enclosed pre-addressed, postage-paid envelope.

The telephone and Internet voting procedures use a control number that appears on your WHITE PROXY CARD to authenticate you as a stockholder of record and to allow you to confirm that your voting instructions have been correctly recorded. If you vote by Internet or telephone, you do not need to return the WHITE PROXY CARD.

Your proxy voting instructions, whether by Internet, telephone or mail, cover all shares registered in your name, including shares you hold in your BuyDIRECTSM account. BuyDIRECTSM is the direct purchase and sale plan for Ryerson shares sponsored by The Bank of New York, the transfer agent and recordkeeper for Ryerson’s stock. Your shares in the BuyDIRECTSM program will be voted only if and in the same way as you vote the shares you hold in your name. If you are not a stockholder of record, The Bank of New York will vote your shares in the BuyDIRECTSM program only as you instruct.

Voting shares you hold through a nominee

If you hold shares through someone else, such as a stockbroker, bank or nominee, you will receive material from that firm asking how you want to vote. You can complete the firm’s voting form and return it as requested by the firm. If the firm offers Internet or telephone voting, the voting form will contain instructions on how to access those voting methods.

If you hold your shares in a stock brokerage account or by a bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other nominee and present it at the Annual Meeting.

Returning a signed proxy without voting instructions

If you do return a signed WHITE PROXY CARD without providing voting instructions, your shares will be voted in favor of each of the director candidates nominated by the Board of Directors, in favor of the ratification of the selection of Ernst & Young LLP as the Company’s independent auditor for 2007, in favor of performance measures in the Ryerson Annual Incentive Plan in order to qualify performance-based compensation under the Plan as tax-deductible by the Company, against the stockholder proposal to repeal any provision or amendment to the Company’s By-Laws adopted without stockholder approval after January 1, 2006 and prior to the Annual Meeting, if presented at the Annual Meeting, against the stockholder proposal to reduce the maximum number of directors from twelve (12) to ten (10), and in the discretion of the proxies, on any other matters that may come before the meeting.

Revoking a Proxy

You may revoke your proxy before it is voted at the meeting by:

•	submitting a revocation letter with a later date than your WHITE PROXY CARD;

•	delivering a second signed proxy card dated later than the first signed WHITE PROXY CARD;

•	voting at a later time by telephone or the Internet; or

•	attending the Annual Meeting and voting in person.

If you are a street name stockholder, and you vote by proxy, you may later revoke your proxy instructions by informing the holder of record in accordance with that holder’s procedures.

Confidential Voting

At the Annual Meeting, IVS Associates, Inc., Newark, Delaware will count the votes. Its officers or employees will serve as inspectors of election. Due to Harbinger’s intention to nominate its own candidates for election as directors at the Annual Meeting, there will not be confidential voting at the Annual Meeting.

Share Information

For information about shares registered in your name or in the BuyDIRECTSM program, contact the Bank of New York at 800-524-4458 or http://stockbny.com.

Multiple Copies of Proxy Statement

We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, stockholders of record who have the same address and last name can choose to receive only one copy of the Proxy Statement. If you would like to receive just one set of these materials, follow the telephone or Internet prompts while you vote, or check the box at the bottom of the WHITE PROXY CARD and return the card in the pre-addressed postage-paid envelope. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate WHITE PROXY CARDS. Householding will not affect your dividend check mailings.

If you or another stockholder of record with whom you share an address wishes to receive a separate Proxy Statement in the future, you may telephone toll-free 1-800-524-4458 or write to Bank of New York, Shareholder Relations Department, P.O. Box 11258, Church Street, New York, NY 10286, Attention: Proxy Unit.

If you are a street name stockholder, you can request householding by contacting your bank or broker.

Other Matters

The Company’s Board of Directors does not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter does properly come before the Annual Meeting, your proxy holders will vote in their discretion on such matter.

CORPORATE GOVERNANCE

The Board of Directors

The Board of Directors and its committees perform many functions for Ryerson and its stockholders, including:

•	overseeing management on your behalf;

•	reviewing Ryerson’s short-term and long-term strategic plans;

•	exercising direct decision-making authority in key areas, such as declaring dividends, approving acquisitions and other significant Company activities;

•	selecting executives and evaluating their performance; and

•	reviewing development and succession plans for senior executives, including the Chief Executive Officer.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that govern the structure and functioning of the Board and set out its policies on a number of governance issues. A current copy of the Company’s Corporate Governance Guidelines is available on our website at www.ryerson.com, under Investor Information. A print copy of the Corporate Governance Guidelines is available to any stockholder who requests it.

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of the Board of Directors consist of independent directors. In general, the Guidelines require that an independent director must have no material relationship with Ryerson, directly or indirectly, except as a director, and must be free of any relationship that interferes with his or her independence from management and the Company. The Board first determines independence on the basis of the standards specified by the NYSE.

The NYSE standards generally provide that a director is not independent if (1) within the last three years the director is or has been an employee of, or a member of the director’s immediate family is or has been an executive of, Ryerson; (2) the director or a member of the director’s immediate family has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from Ryerson other than for service as a director or a pension or other deferred compensation for prior services (that is not contingent on continued service); (3) the director, or a member of the director’s immediate family, is a current partner of Ryerson’s independent registered public accounting firm, Ernst & Young LLP; (4) the director is a current employee of Ernst & Young; (5) an immediate family member of a director is a current employee of Ernst & Young and participates in its audit, assurance or tax compliance (but not tax planning) practice; (6) the director or an immediate family member was, within the last three years (but is no longer), a partner or employee of the Company’s independent registered public accounting firm and personally worked on Ryerson’s audit in that time; (7) the director or a member of the director’s immediate family is, or has been in the past three years, employed as an executive of a company where a Ryerson executive at the same time serves or served on the compensation committee; or (8) the director is a current employee, or a member of the director’s immediate family is a current executive, of a company that has made payments to, or received payments from, Ryerson in an amount that, in any of the past three fiscal years, exceeds the greater of $1 million or 2% of that other company’s consolidated gross revenues.

Ryerson’s Corporate Governance Guidelines also provide that a director is not independent if the director serves as an executive of a tax-exempt organization to which Ryerson has made a contribution in the past three years which in any single fiscal year exceeded the greater of $1 million or 2% of the tax-exempt organization’s consolidated gross revenues. The Corporate Governance Guidelines are available on the Company’s website, www.ryerson.com.

The Board has reviewed business, charitable and other relationships between Ryerson and each of the non-employee directors who served as a director in 2006 and each Company director nominee to determine compliance with the independence standards described above and to evaluate whether there are any other facts or circumstances that might impair a director’s independence. The review includes a review of aggregate purchases and sales and/or all contracts, arrangements or contributions between Ryerson and any entity and affiliates for which a director or nominee or an immediate family member of the director or nominee, as defined by the SEC, is an employee, director, trustee, consultant, or holds a 5% or more direct or indirect ownership interest. The Nominating and Governance Committee and Board were aware, prior to the initial election of Russell M. Flaum to the Board of Directors, that he was and continues to be an executive officer of Illinois Tools Works, which has been a customer of the Company for a number of years and which continues to purchase materials from the Company in the ordinary course of business and on usual trade terms. The Nominating and Governance Committee and the Board considered, with regard to Mr. Flaum, the aggregate value of metals purchases made by Illinois Tool Works and its subsidiaries from the Company’s subsidiaries in each of 2004, 2005, and 2006, which value was less than 2% of Illinois Tool Works consolidated gross revenues in each year. Mr. Flaum receives no remuneration or personal benefit from the transactions. Based on its review, the Board was not aware of any other business or other relationship that might bear on directors’ independence and has affirmatively determined that each director who served in 2006 and each Company director nominee, other than Neil S. Novich, who is an employee, is independent from and has no material relationship with Ryerson.

Board and Committee Meetings, Executive Sessions and Attendance

The Board met six times in 2006 and held executive sessions without management present after all meetings. The Chair of the Nominating and Governance Committee, as presiding director of the Board, presides at executive sessions of the Board of Directors.

The standing committees of the Board include the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Executive Committee. In 2006, the Audit Committee held 11 meetings, the Compensation Committee held three meetings, and the Nominating and Governance Committee held three meetings.

All incumbent directors attended at least 75% of the combined total number of meetings of the Board and committees on which they served.

Annual Meeting Attendance

We encourage each member of the Board of Directors to attend each Annual Meeting of Stockholders. All directors nominated for election to the Board at the 2006 Annual Meeting of Stockholders attended that Annual Meeting, except for James A. Henderson, who had a scheduling conflict.

Code of Ethics and Business Conduct

The Board has approved Ryerson’s Code of Ethics and Business Conduct (“Code”), which contains both the code of ethics for the principal executive officer, principal financial officer, and principal accounting officer under SEC rules, and the code of business conduct and ethics for directors, officers and employees under the NYSE listing standards. The Code is posted on the Company’s Internet website www.ryerson.com and is available in print to any stockholder who requests it. Any amendment of the Code will be promptly posted on Ryerson’s website.

The Audit Committee oversees the Company’s compliance program. It reviews any issues under the Code involving an executive or a director and reports its findings to the Board. Only the Audit Committee or the Board of Directors can approve waivers from the Code for directors, executive officers and senior financial officers of the Company. The Board does not envision that any waivers of the Code will be granted for these individuals, but if it were to approve a waiver, the waiver will be disclosed promptly on the Company’s Internet site and as otherwise required by the rules of both the SEC and the NYSE.

Director Selection

Ryerson’s Corporate Governance Guidelines describe the minimum director qualification standards that the Nominating and Governance Committee looks for in director candidates. The Nominating and Governance Committee identifies director candidates primarily through recommendations made by non-employee directors. These recommendations are developed based on the directors’ knowledge and experience in a variety of fields. The Nominating and Governance Committee also considers recommendations made by the Chief Executive Officer, other executive officers, and stockholders. The Committee evaluates all candidates on the criteria established in the Corporate Governance Guidelines. The independence standards are described above under “CORPORATE GOVERNANCE—Corporate Governance Guidelines—Director Independence” and the Corporate Governance Guidelines are available on the Company’s website, www.ryerson.com. The evaluation process includes reference checks and personal interviews with potential nominees who appear to satisfy the criteria. The Nominating and Governance Committee also considers the candidate’s judgment, experience, understanding of the Company’s business or other related industries, and other factors relevant to the needs of the Board and the Company. The Nominating and Governance Committee selects qualified candidates and makes its recommendations to the Board of Directors. The Board decides whether to invite the candidate to be a nominee for election to the Board. Neither the Nominating and Governance Committee nor the Company has retained any search firms or paid any fees to search firms or others to assist in identifying or evaluating director candidates.

On January 2, 2007, the Company received notice from Harbinger of its intention to nominate seven candidates for election at the Annual Meeting. Harbinger did not, however, recommend its seven candidates to the Nominating and Governance Committee for its consideration.

On March 3, 2007, the Board elected a new director, James R. Kackley, who was recommended by an independent director of the Company.

Stockholders may send recommendations for director candidates to the Secretary, Ryerson Inc., 2621 W. 15th Place, Chicago, Illinois 60608. The recommendations should include biographical information, information on relationships between the candidate and the stockholder recommending the candidate, and material indicating the willingness of the candidate to serve. The submission requirements, and the formal procedures provided by our By-Laws (including an advance notice requirement), are discussed below under the heading “STOCKHOLDER PROPOSALS AND NOMINATIONS.”

Communications to Directors

The Board has established procedures for stockholders or others to communicate to the Board, to the Presiding Director, to non-employee directors as a group, to individual directors, and to the Audit

Committee. Address written correspondence to your intended recipient in care of the Secretary, Ryerson Inc., 2621 W. 15th Place, Chicago, Illinois 60608. For matters related to the Company’s financial statements, accounting practices, internal controls, business ethics, or Code of Ethics and Business Conduct, address the correspondence to the Chair of the Audit Committee. To communicate to the non-management and independent directors as a group, address your correspondence to the Chair of the Nominating and Governance Committee. All correspondence to directors will be forwarded unopened to the specified party. The recipient will decide the appropriate response or action and may ask Company management to respond or perform follow-up activities.

Additional Information

The Investor Information part of the Company’s website www.ryerson.com contains additional information, including written charters for the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee of the Board of Directors. The information is available in print to any stockholder who requests it.

COMMITTEES OF THE BOARD OF DIRECTORS

Director	Audit	Compensation	Nominating & Governance
Jameson A. Baxter	✓(Chair)		✓
Richard G. Cline(1)	✓		✓
Russell M. Flaum		✓	✓
James A. Henderson		✓	✓(Chair)
Gregory P. Josefowicz	✓		✓
James R. Kackley	✓		✓
Dennis J. Keller	✓		✓
Martha Miller de Lombera		✓	✓
Jerry K. Pearlman		✓(Chair)	✓
Anré D. Williams	✓		✓

(1)	Mr. Cline will retire from Board service upon election of directors on the date of the Annual Meeting.

Audit Committee

The Board of Directors has determined that all members of the Audit Committee are independent under the NYSE listing standards, that all are financially literate under the SEC and NYSE rules and that James R. Kackley is an “audit committee financial expert” as defined in the SEC rules. None of the Committee’s members serves simultaneously on the audit committees of three or more public companies.

The Audit Committee:

•	oversees accounting and internal control matters, disclosure controls, and our compliance program;

•	retains the independent registered public accounting firm to audit our financial books and records;

•	reviews the scope and results of the annual audit;

•	pre-approves all audit-related and all permissible non-audit services performed by the independent registered public accounting firm;

•	reviews the independent registered public accounting firm’s independence;

•

meets to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including our financial reporting and accounting standards;

•	has authority to engage, at the Company’s expense, independent counsel or other advisers; and

•	has set policies for hiring employees and former employees of the independent registered public accounting firm and for rotating the lead audit partner and other audit team members.

Fees paid to the independent registered public accounting firm and the Audit Committee Report appear below under the captions “AUDITOR MATTERS’ and “AUDIT COMMITTEE REPORT.”

Compensation Committee

The Board of Directors has determined that all members of the Compensation Committee are independent under the NYSE listing standards. The Compensation Committee:

•	reviews and approves the corporate goals and objectives relevant to compensation of the Company’s Chief Executive Officer;

•

evaluates the Chief Executive Officer’s performance and, together with the Nominating and Governance Committee (which includes all other independent members of the Board of Directors), sets his compensation based on that evaluation;

•

reviews and recommends to the Board for approval executive promotions, executive compensation (other than the Company’s Chief Executive Officer), and incentive compensation and equity-based plans and amendments to those plans; and

•	administers the Company’s short-term incentive cash bonus plan, incentive stock plans, and pension and nonqualified retirement plans and trusts.

Delegation of Authority

The Compensation Committee may delegate its authority to administer the employee benefit plans identified in the preceding paragraph to the extent permitted by the relevant plan’s provisions, as described below.

Ryerson Annual Incentive Plan

The Ryerson Annual Incentive Plan, which is a short-term incentive cash bonus plan, permits the Compensation Committee to delegate plan administration for non-officer employees to one or more senior executive officers of the Company. The Committee has delegated that authority to the Vice President—Human Resources (in conjunction, in certain circumstances, with business unit supervisors). The Compensation Committee establishes the annual threshold, target and maximum performance targets for the Company and its business units for each award period and sets the methodology for calculating attainment of the performance targets. The Compensation Committee also establishes the cash bonus percentage, expressed as a percentage of base annual salary earnings, for the executive officers; the Vice President—Human Resources (in conjunction, in certain circumstances, with business unit supervisors) establishes the annual threshold, target and maximum performance targets for employees of service centers and other sub-units of the business units, designates the classes of salaried non-officer employees eligible to participate in the plan by business unit and salary level, and establishes the cash bonus percentage for each such class.

Ryerson 2002 Incentive Stock Plan

The Ryerson 2002 Incentive Stock Plan, which is a long-term incentive stock plan, permits the Compensation Committee to:

•

delegate to the Chief Executive Officer and the Vice President—Human Resources the authority to award up to a total of 50,000 shares of Company stock annually to employees who are not executive officers of the Company, which authority is exercised by them to make incentive stock awards (pursuant to agreements previously approved by the Compensation Committee) to newly hired employees or to reward and retain current employees; and

•

authorize each of the Vice President—Human Resources, the Treasurer and any Assistant Treasurer of the Company to approve and administer the transfer of awards by award holders (a) to a spouse or descendants or (b) to a trust for the benefit of an award holder, his or her spouse or descendants.

Pension Plan

The Board of Directors has given the Compensation Committee general supervisory authority over the Company’s pension plans, pension trust, and supplemental nonqualified pension plan. These plans authorize the Compensation Committee to delegate any of its responsibilities, including authority to subdelegate, to any individual, officer or committee.

The Compensation Committee has appointed:

•

a pension fund management committee, presently consisting of the Chief Financial Officer, the Treasurer, the Controller and the Director-Compensation and Benefits, which committee manages the plans’ trustees, actuaries and investments as applicable and reports to and makes recommendations to the Compensation Committee for approval of investment guidelines, contributions and actuarial assumptions, funded status, funding policy, funding methods and annual actuarial valuations of plan liabilities; and

•

the Company’s benefits manager to maintain records and accounts for management and operation of the plans, the trust and investments, to determine eligibility and payment of benefits, and provide annual and other reports of financial condition.

Role of Executive Officers

As further described below in “COMPENSATION DISCUSSION AND ANALYSIS,” the Compensation Committee meets regularly with the Chief Executive Officer and the Vice President—Human Resources to solicit input regarding the design, form and amount of executive compensation. The Chief Executive Officer and the Vice President—Human Resources:

•	attend each regularly scheduled meeting of the Compensation Committee (and are excused from the Committee’s executive sessions);

•	provide senior management’s perspective on the overall compensation program;

•

provide feedback from key management on the relative desirability of various forms of compensation and on whether specific forms of compensation and/or specific performance measures and targets provide appropriate incentives for desired management objectives and behaviors; and

•

discuss with the Compensation Committee the Company’s annual business plan and multi-year forecasts, the assumptions underlying the business plan and forecasts, the possible short-term and long-term business objectives explicit or implicit in the business plan and forecasts, the range of performance measures and performance targets that would assist in achieving the business plan and forecasts, and the relative success of prior performance measures or programs in achieving desired performance objectives.

In addition, the Chief Executive Officer discusses with the Compensation Committee the performance of each executive officer and provides his recommendations, within the guidelines set by the Compensation Committee, for merit increases, incentive awards, promotions, or other compensation adjustments for each executive officer excluding himself. The Vice President—Human Resources maintains and provides data concerning each executive’s experience, salary and promotion history, development, accounting impact or tax impact of existing or proposed compensation programs for executives and key managers, and similar materials necessary or useful to the Compensation Committee’s deliberations.

Role of the Compensation Consultant

As further described below in “COMPENSATION DISCUSSION AND ANALYSIS,” the Compensation Committee has engaged Hewitt Associates, a nationally recognized independent compensation and benefits consulting firm headquartered in the Chicago area, to advise the Committee on executive compensation issues and to prepare analyses and recommendations on special projects.

Representatives of Hewitt Associates:

•	attend all meetings of the Compensation Committee;

•	attend the Compensation Committee’s executive sessions without management present;

•	advise the Committee on:

•	compensation trends and issues,

•	the design and structure of the Company’s compensation programs, and

•	analysis of the costs or potential costs of compensation proposals or plans;

•	prepare market survey data on how comparable companies pay compensation to executives;

•	assist the Chief Executive Officer in making recommendations to the Compensation Committee for the form of and amount of executive pay;

•	provide other analyses or data compilation as directed by the Compensation Committee; and

•	prepare analyses and recommendations on special projects, as directed by the Compensation Committee.

At each meeting, the Compensation Committee members discuss with Hewitt Associates’ representatives the nature of the Committee’s information needs, the nature and scope of any projects the Committee wishes Hewitt Associates to undertake, the schedule and process for project delivery, and related matters. Between meetings, the Chair of the Compensation Committee regularly works directly with the Hewitt Associates’ representatives to review materials, modify the nature or scope of prior requests, and assign additional projects if desired by the Committee’s members. Typically, the Compensation Committee directs Hewitt Associates to prepare written summaries and to provide background materials and supporting documentation to present to the Committee. These materials accompany the Committee’s meeting agenda materials, but from time to time are distributed to Committee members by Hewitt Associates between meetings. The Chair of the Compensation Committee directs Company management to provide relevant Company-specific information to Hewitt Associates as necessary or desirable.

In recent years, the Committee has requested Hewitt Associates to perform special projects covering executive stock ownership guidelines, the relative benefits and drawbacks of using restricted stock awards and performance-based awards, analyses and reports on typical public company provisions of employment agreements and change in control agreements to assist the Committee in assessing whether amendments to the Company’s agreements were appropriate, and development of explanatory materials on tax laws and regulations affecting the form, amount or payment of executive compensation.

Nominating and Governance Committee

All of the non-employee directors on the Board of Directors are members of the Nominating and Governance Committee. The Board has determined that all members of this Committee are independent under the NYSE listing standards. The Nominating and Governance Committee:

•	develops and monitors the Company’s corporate governance guidelines;

•	develops qualification criteria for director candidates for approval by the Board;

•	identifies, interviews, researches, and selects qualified director candidates and nominees for election;

•	oversees the Board’s self-evaluation and the Board’s executive management evaluations;

•	determines and approves the Chief Executive Officer’s compensation level with the Compensation Committee and all other independent directors;

•	administers compensation plans for non-employee directors; and

•	recommends new director compensation plans or changes to existing plans for Board approval.

ITEM 1—ELECTION OF DIRECTORS

The Board of Directors has nominated the ten (10) director candidates named on the following pages, which also provide biographies of each of the nominees. Each nominee for election as a director is standing for re-election except for Mr. Kackley, who was recommended by an independent director. The Board has waived its retirement policy, which allows non-management directors to be eligible for nomination to the Board until attaining age 70, in order to nominate Mr. Henderson for election as a director for the 2007-08 Board term. Mr. Cline will retire from Board service when his successor is duly elected and qualified.

The period of service shown for each director includes the period during which he or she served as a director of our predecessor Ryerson Tull, Inc. when it was a majority-owned subsidiary of Inland Steel Industries, Inc. The ages of the directors are as of July 1, 2007.

If a director nominee becomes unavailable for election, which we do not anticipate, your proxy authorizes the persons named as proxies to vote for a replacement nominee if the Board designates one, or the Board may instead reduce its membership.

The Board Recommends That You Vote FOR Each Of The Following Nominees for Election:

JAMESON A. BAXTER	Director since 1999
Mrs. Baxter, age 63, has been President of Baxter Associates, Inc., a private investment firm, since 1986. She also was Vice President and Principal of Regency Group, Inc., an investment banking firm, from 1989 to 1992. She served as Vice President of The First Boston Corporation, an investment banking firm, from 1975 to 1986, and held various other positions at The First Boston Corporation from 1965 to 1975. She is a director of The Putnam Funds, where she is Chair of the Contract Committee and a member of its Marketing Committee, Brokerage Committee, Board Policy and Nominating Committee, and Executive Committee.

RUSSELL M. FLAUM	Director since 2004
Mr. Flaum, age 57, has been Executive Vice President of Illinois Tool Works, Inc., a manufacturer of engineered components and industrial systems, since 1992. He joined that company in 1975, holding various sales and marketing positions and executive positions.

JAMES A. HENDERSON	Director since 1978
Mr. Henderson, age 72, was the Chairman and Chief Executive Officer of Cummins Inc., a manufacturer of diesel engines, prior to his retirement in 1999. Mr. Henderson joined Cummins in 1964, was elected Executive Vice President in 1971, Executive Vice President and Chief Operating Officer in 1975, President and Chief Operating Officer in 1977, President and Chief Executive Officer in 1994, and Chairman and Chief Executive Officer in 1995. Mr. Henderson is also a director of AT&T Inc., at which he is lead director, Chair of the Human Resources Committee and a member of the Finance/Pension Committee and the Executive Committee; and Nanophase Technologies Corporation, at which he is chair of the Nominating Committee and a member of the Compensation and Governance Committee.

GREGORY P. JOSEFOWICZ	Director since 1999
Mr. Josefowicz, age 54, is the retired Chairman, President and Chief Executive Officer of Borders Group, Inc., an operator of book superstores and mall-based bookstores. He held those positions from January 2002 through July 2006 and also served as President, Chief Executive Officer and a director from November 1999 through his retirement. He was Chief Executive Officer of the Jewel-Osco division of American Stores Company, which operates food and drug stores in the greater Chicago, Illinois and Milwaukee, Wisconsin areas, from 1997 until June 1999 when American Stores merged into Albertson’s Inc., a retail food-drug chain. At that time Mr. Josefowicz became Albertson’s President, Midwest Region. Mr. Josefowicz joined Jewel in 1974, and was elected Senior Vice President of Marketing and Advertising in 1993. Mr. Josefowicz is a director of PETsMART, Inc., where he serves as a member of the Compensation Committee and of the Corporate Governance Committee, and a director of Winn-Dixie Stores, Inc., at which he serves as a member of the Audit Committee.

JAMES R. KACKLEY	Director since 2007
Mr. Kackley, age 65, is a private investor. From 1963 to 1999, Mr. Kackley practiced as a public accountant for Arthur Andersen. From 1974 to 1999, he was an audit partner for the firm, dealing with a substantial number of public and non-public companies, including companies engaged in manufacturing, distribution and retail businesses. In 1998 and 1999, he served as Chief Financial Officer for Andersen Worldwide, then a $16 billion a year professional services firm operating in more than 100 countries. From June 1999 to May 2002, Mr. Kackley served as an adjunct professor at the Kellstadt School of Management at DePaul University. Mr. Kackley serves as a director, member of the compensation and audit committees, and as the audit committee financial expert of PepsiAmericas, Inc., a Minneapolis-based bottler of soft drinks, and as director, Chairman of the audit committee, and as the audit committee financial expert of Herman Miller, Inc., a Michigan-based manufacturer of office furniture.

DENNIS J. KELLER	Director since 2005
Mr. Keller, age 65, has been non-executive Chairman of the Board of DeVry Inc., a publicly held higher education company, since 2006 and was its Executive Chairman of the Board from its 1987 inception to 2006. DeVry, through its wholly owned subsidiaries, owns DeVry University, Ross University, Deaconess College of Nursing, and Becker Professional Review. Mr. Keller co-founded Keller Graduate School of Management in 1973, and was its Chairman of the Board and Chief Executive Officer from 1973 until August 1987, when it acquired DeVry. He served as Chief Executive Officer of DeVry from 1987 until November 2002, and as Co-Chief Executive Officer of DeVry from November 2002 until July 2004. Mr. Keller also serves on the Board of Directors of Nicor Inc., at which he is Chair of the Compensation Committee.

MARTHA MILLER DE LOMBERA	Director since 2004
Sra. Miller de Lombera, age 59, retired from The Procter & Gamble Company, a manufacturer and marketer of a broad range of consumer products, in 2001, following 25 years of service in various marketing and general management positions. At the time of her retirement, she was Vice President and General Manager—Latin American North Market Development Organization. Sra. Miller de Lombera is also a director of Nationwide Financial Services, Inc., where she is a member of its Finance Committee, and of Sally Beauty Holdings, Inc., where she serves on the Compensation Committee and on the Nominating and Governance Committee.

NEIL S. NOVICH	Director since 1994
Mr. Novich, age 52, has been our Chairman, President and Chief Executive Officer since 1999. He was our Senior Vice President from 1995 to 1996. From 1994 to 1999, Mr. Novich was President, Chief Executive Officer and Chief Operating Officer of Ryerson when it was a majority-owned subsidiary of Inland Steel Industries, Inc. Prior to joining us in 1994, Mr. Novich led the Distribution and Logistics Practice at Bain & Company, an international management consulting firm. Mr. Novich is also a director of W.W. Grainger, Inc. and is a member of its Board Affairs and Nominating Committee and its Compensation Committee.

JERRY K. PEARLMAN	Director since 1996
Mr. Pearlman, age 68, was Chairman of Zenith Electronics Corporation, a manufacturer of consumer electronics and cable television products, prior to his retirement in 1995. He was also Chief Executive Officer of Zenith from 1983 through 1995. Mr. Pearlman is also a director of Nanophase Technologies Corporation, where he is Chairman of the Compensation and Governance Committee and a member of the Audit and Finance Committee, and Smurfit Stone Container Corporation, where he is Chairman of the Audit Committee and a member of the Compensation Committee.

ANRÉ D. WILLIAMS	Director since 2004
Mr. Williams, age 41, is Executive Vice President—U.S. Commercial Card, American Express Company, a travel and financial services company. He has held various executive positions with American Express: Senior Vice President—U.S. Middle Market from 2000 to 2003, Vice President/General Manager—Western Region, Corporate Services from 1999 to 2000, Vice President—Acquisition and Advertising from 1996 to 1999 and Director—New Product Development from 1994 to 1996.
If you return a signed WHITE PROXY CARD without providing voting instructions, your shares will be voted in favor of the foregoing director candidates.

The Board of Directors recommends that you vote FOR the election of each of the foregoing nominees as directors.

COMPENSATION OF DIRECTORS

Directors’ Compensation Plan

Under the Directors’ Compensation Plan, non-employee directors receive an annual base fee of $120,000, consisting of $60,000 in stock and $60,000 in cash for their term of office, which is the approximately 12-month period commencing on the first day of the month following an Annual Meeting of Stockholders through the last day of the month in which the subsequent Annual Meeting of Stockholders occurs.

The Company also pays non-employee directors $1,500 for attending a special Board meeting and $1,500 for attending a special committee meeting that is not held in connection with a regular or special Board meeting. The Chairs of the Compensation Committee and of the Nominating and Governance Committee each receive an additional annual fee of $6,000; the Audit Committee Chair receives an additional fee of $10,000 per year. No fees are paid for membership on the Executive Committee. Non-employee directors are reimbursed for actual expenses incurred for attending meetings. Because he is an employee of the Company, the Chairman of the Board is not paid any of these base fees or special fees and receives no extra pay for serving as a director.

The Company pays the cash portion of the annual fee quarterly in arrears, prorating the quarterly payment if a director serves for part of a quarter. The non-employee directors can choose to receive all or any part of the $60,000 cash portion in whole shares of Company common stock. The Company pays the stock portion as restricted stock issued at the beginning of the director’s term, with a prorata portion of those shares vesting at the end of each calendar quarter. The non-employee directors receive the same cash dividends on the restricted stock as do stockholders of Company common stock. If a director leaves the Board early, he or she forfeits any shares that are still restricted, unless the Nominating and Governance Committee approves vesting of any unvested shares.

The non-employee directors can choose to defer payment of all or any portion of their fees into Company common stock equivalents with dividend equivalents or into a deferred cash account that earns interest at the prime rate in effect from time to time at JPMorgan Chase & Co. (or its successor). The Company pays the deferred amounts in a lump sum or quarterly installments over a period not to exceed 10 years (as the director chooses) after the director leaves the Board.

Prior to the 2004-2005 director term, the Company paid a portion of the annual base fee in stock options awarded to each non-employee director. The option exercise price equaled the fair market value of Ryerson common stock on the grant date. Under the Company’s policies at that time, the deemed fair market value of the common stock was equal to the average of the high and low prices reported on the NYSE on the grant date. The options vested 50% on the six-month anniversary of the grant date and 100% one year from date of grant. They expire no later than 10 years after the date of grant.

A total of 461,000 shares of Company common stock were reserved for issuance under the Directors’ Compensation Plan, with a total of 59,911 remaining available for grant under the Plan.

The Nominating and Governance Committee of the Board of Directors, which is responsible for director compensation programs as set forth in its Charter, has from time to time retained Hewitt Associates, which as noted above is a nationally recognized independent compensation and benefits consulting firm, to provide market data on the amount and form of compensation paid to public company directors at companies comparable to those of Ryerson, to advise the Committee on trends in director compensation, to assess the accounting and tax ramifications to the Company of varying forms of director compensation, and to make recommendations for the Committee’s consideration regarding the amount and form or forms of director compensation to be paid by the Company.

Executive officers have the following roles regarding the amount or form of director compensation:

•

In connection with the Company’s renewals of its director and officer insurance and the business travel accident insurance coverage provided to the directors, the Vice President-Finance and Treasurer reports to the entire Board on insurance program renewals, coverage availability and pricing in the marketplace, the differences between various coverages, the status of insurance program renewals in progress, and premium cost and policy coverage. The independent non-management directors have the power to, and have directed executives to, investigate alternative programs and retain external advisors, including external counsel, to assist in evaluation of these insurance programs.

•

The Nominating and Governance Committee, which recommends new director compensation plans or changes to existing plans for Board approval and administers compensation plans for non-employee directors, from time to time directs management to provide Company-specific accounting or other internal information to Hewitt Associates to assist the latter in preparing materials requested by the Committee. This Committee also may solicit executive officers’ views on the appropriateness of various alternatives under consideration by the Committee, and may direct management to work with external counsel and/or the compensation consultant to review and prepare any documentation necessary to implement director compensation plans.

The following table shows the 2006 compensation of the non-employee directors.

2006 Director Compensation(1)

Name	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3)(4)(5) ($)	All Other Compensation(6) ($)	Total ($)
Jameson A. Baxter	$74,500	$60,000	$200	$134,700
Richard G. Cline	$72,000	$60,000	$200	$132,200
Russell M. Flaum	$63,000	$60,000	$200	$123,200
James A. Henderson	$69,000	$60,000	$200	$129,200
Gregory P. Josefowicz	$81,000	$60,000	$200	$141,200
Dennis J. Keller	$72,000	$60,000	$200	$132,200
Martha Miller de Lombera	$63,000	$60,000	$200	$123,200
Jerry K. Pearlman	$67,500	$60,000	$200	$127,700
Anré D. Williams	$70,500	$60,000	$200	$130,700

(1)	As Mr. Kackley did not serve as a director in 2006 or earn compensation from the Company for 2006, he is not included in the table and no amount is reported or reportable for him.
(2)	The amounts shown represent the aggregate dollar amount of fees earned or paid in cash for services as a director for the calendar year ended December 31, 2006, and include the cash portion of annual retainer fees, committee and/or chairmanship fees, and special meeting fees earned or paid in cash. Amounts shown were earned in cash, but in some instances paid in shares or deferred at the election of each director, as follows: Mrs. Baxter and Mr. Williams have elected to take stock in lieu of cash for the cash portion of their director fees; Mr. Henderson has elected to defer 50% of his cash pay and 50% of his annual stock retainer; Mr. Flaum and Mr. Keller have deferred the stock portion of the annual retainer; and Mr. Pearlman has deferred all director fees. Fees deferred are credited as Company common stock equivalents with dividend equivalents or as a deferred cash account that earns interest at the prime rate in effect from time to time at JPMorgan Chase & Co. (or its successor). The Company pays the deferred amounts in from one to ten installments (as the director chooses) after the director leaves the Board. Shares deferred by directors are reported in the footnotes to the table entitled “Security Ownership of Directors and Management” below.

(3)	The amounts shown represent the compensation cost recognized during 2006 pursuant to SFAS 123R for the ratable vesting over the requisite service period of each of (a) restricted shares issued April 29, 2005, which shares vested quarterly in arrears over a 12-month period, issued in payment of 50% of each director’s annual stock retainer for the 2005-2006 director term, and (b) restricted shares issued June 1, 2006 that vest quarterly in arrears over a 12-month period for payment of 50% of each director’s annual stock retainer for the 2006-07 director term. The amounts shown disregard estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during 2006. A description of the relevant assumptions used in the calculation of the grant date fair value of the 2006 restricted share issuance is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, in Note 6 of the Notes to the Consolidated Financial Statements.

The grant date fair value of the 2,260 restricted shares issued on June 1, 2006, to each director is $60,771, as determined under SFAS 123R, based on the $26.89 closing price per share reported for the Company’s unrestricted common stock on the NYSE on the date of issuance. The grant date fair value exceeds the $60,000 amount of the annual stock retainer because the Company has historically determined the number of restricted shares to be issued by dividing the $60,000 annual stock retainer by a fair market value per share equal to the average of the high and low prices of the Company’s shares on the NYSE on the issue date. At June 1, 2006, the reported high was $27.30 and the reported low was $25.80, so the Company utilized the average of $26.55 in its determination of the number of restricted shares to be issued.

(4)	At year-end 2006, each director had 942 shares of restricted stock outstanding and unvested, being the remainder of the 2,260 restricted shares issued on June 1, 2006 in payment of one-half the director’s annual retainer for the 2006-07 director term. Half of the 942 shares vested at March 31, 2007 and the remainder are scheduled to vest at June 30, 2007 (in each case assuming continued service).
(5)	The directors had the following aggregate number of shares held under option awards outstanding at December 31, 2006: Mrs. Baxter, 19,590 shares; Mr. Cline, 1,870 shares; Mr. Henderson, 19,540 shares; Mr. Josefowicz, 19,590 shares; Sra. Miller de Lombera, 800 shares; Mr. Pearlman, 10,750 shares; and Mr. Flaum, Mr. Keller, and Mr. Williams, none. All outstanding option awards are vested. No stock options or SARs were granted in 2006.
(6)	These amounts shown represent the individual’s allocation of the Company-paid insurance premium for business and travel insurance maintained by the Company. The methodology for determining the allocation of premium to each director is to divide the Company’s premium expense by the number of individuals covered under the applicable plan.

Directors’ Stock Ownership Guidelines

The Nominating and Governance Committee has established Stock Ownership Guidelines for independent and non-employee directors that require each director to hold an amount of Company common stock equal to the annual base retainer fee, currently $120,000. Under the Guidelines, directors are not allowed to sell any shares received as part of their directors’ fees until they achieve the required ownership level, which level they must maintain during their service as directors. All directors have met or surpassed the Guidelines’ requirements, except for Mr. Kackley, who was elected as a director in March 2007.

Insurance

The Company pays the premiums on a business accident insurance policy insuring each director (and the Chief Executive Officer and two Executive Vice Presidents of the Company) for up to $500,000. Each director’s proportionate share of the annual premium is $200 and is included in the amounts shown in the Director Compensation Table under “All Other Compensation.” The Company maintains directors’ and officers’ insurance coverage for the directors of the Company. The Company also has entered into an indemnification agreement with each director to preserve the maximum protections provided by state corporation law and the Company’s By-Laws and to provide assurance to directors regarding future rights to indemnification.

AUDITOR MATTERS

On August 3, 2006, the Audit Committee of the Board of Directors dismissed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

PricewaterhouseCoopers LLP’s reports on the Company’s financial statements for each of the years ended December 31, 2005 and December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principle.

During the years ended December 31, 2005 and December 31, 2004 and through August 3, 2006, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in its reports on the financial statements of the Company for such years.

As previously reported and as discussed in Management’s Report on Internal Control Over Financial Reporting under Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, management identified the following material weakness in the Company’s internal control over financial reporting:

The Company did not maintain effective controls over the completeness, accuracy, valuation and presentation of inventory and related cost of material sold accounts. Specifically, the Company did not have controls designed and in place over the completeness, accuracy and valuation of inventory in accordance with generally accepted accounting principles and the presentation of processing costs within the Company’s consolidated statements of operations and reinvested earnings. Certain processing costs were classified as warehousing and delivery costs that should have been classified as cost of materials sold. Additionally, the Company did not maintain a sufficient complement of personnel with the appropriate skills, training and experience to ensure complete, accurate and timely evaluation of the selection, application and implementation of generally accepted accounting principles relative to inventory and related cost of material sold. This control deficiency resulted in the restatement of the Company’s 2004 and 2003 annual consolidated financial statements, the interim consolidated financial statements for each of the 2004 quarters and for each of the first three 2005 quarters, as well as audit adjustments to the fourth quarter of 2005 consolidated financial statements. Additionally, this control deficiency could result in a misstatement of inventory and cost of sales that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management concluded that this control deficiency constitutes a material weakness.

Because of the material weakness described above, management concluded that the Company did not maintain effective control over financial reporting as of December 31, 2005. This material weakness continued to exist as of the quarter ended March 31, 2006 and as of the quarter ended June 30, 2006, as reported in the Company’s Quarterly Reports on Form 10-Q for those interim periods.

During the fourth quarter of 2005 and throughout 2006, the Company implemented a number of remediation measures to address the material weakness in its internal control over financial reporting discussed above. During the fourth quarter of 2005, the Company:

1.	augmented its accounting resources by adding an experienced accounting executive with significant SEC reporting experience and knowledge of generally accepted accounting principles (“GAAP”) to help balance the workload;

2.	completed the transition and centralization of the accounting function related to the Integris Metals acquisition to enable better communication and information flow; and

3.	continued the upgrade of its information systems capability and consolidation of its multiple information technology operating platforms onto one integrated platform.

During 2006, the Company:

1.	moved toward a more centralized system and database, reducing the workload and the strain on its accounting resources;

2.	conducted training of personnel at operating locations to ensure accuracy of inventory records;

3.	augmented GAAP accounting training for its corporate accounting staff; and

4.	put controls in place to ensure that the Company does not divert its accounting resources to support acquisition or other activities not directly related to accounting until all critical accounting matters have been handled.

Management believes that these remediation efforts have improved the Company’s internal control over financial reporting, as well as its disclosure controls and procedures, and that the material weakness has been remediated at December 31, 2006.

Except for the material weakness described above, there are no reportable events as described in Item 304(a)(1)(v) of SEC Regulation S-K that occurred during the fiscal years ended December 31, 2005 and 2004, and through August 3, 2006. An authorized officer of the Company discussed the material weakness described above with PricewaterhouseCoopers LLP, and the Company authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of its new independent registered public accounting firm concerning the subject matter of the material weakness described above.

The Company retained Ernst & Young LLP as its independent registered accounting firm on August 3, 2006. In fiscal years 2004 and 2005 and for the portion of fiscal year 2006 prior to engaging Ernst & Young, the Company did not consult Ernst & Young regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or any matter that either was the subject of a disagreement as defined in Item 304(a)(1)(iv) of SEC Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of SEC Regulation S-K.

Audit Fees

The aggregate fees billed by the Company’s independent registered public accounting firms for the 2006 and 2005 fiscal years for professional services rendered for the integrated audit of the Company’s annual financial statements, reviews of its quarterly financial statements and audit of management’s assessment of and the effectiveness of its internal control over financial reporting were as follows:

Year	Amount	Firm
2006	$2.988 million	Ernst & Young
2005	$3.55 million	PricewaterhouseCoopers

Audit-Related Fees

The aggregate fees billed by the Company’s independent registered public accounting firms for the 2006 and 2005 fiscal years for assurance and related services are presented below.

Year	Amount	Firm	Services
2006	$0.37 million	Ernst & Young	Due diligence in connection with investment in foreign joint venture

2005	$0.32 million	PricewaterhouseCoopers	Employee benefit plan audits and filings, financial compliance verification, SEC registration statement filings related to our financing transactions, review of SEC comment letters and other compliance-related matters

Tax Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by each of the Company’s independent registered public account firms related to permissible tax services are presented below:

Year	Amount	Firm	Services
2006	$0.03 million	Ernst & Young	Tax assistance with regard to the Company’s entry into a joint venture in China

2005	$0.13 million	PricewaterhouseCoopers	Tax compliance and preparation, including assistance with requests for change in tax accounting methods with the Internal Revenue Service, expediting tax refund claims, and providing support for the preparation of tax returns

All Other Fees

In 2006, there were no fees billed by Ernst & Young for services provided other than those described in the three preceding paragraphs. In 2005, there were $1,500 of aggregate fees billed by PricewaterhouseCoopers for research material.

Pre-approval Policies

The Audit Committee must pre-approve any audit or any permissible non-audit services to be provided by the independent registered public accounting firm. The Audit Committee has established pre-approval policies and procedures. Permissible non-audit services are services allowed under SEC regulations. The Audit Committee may pre-approve certain specific categories of permissible non-audit services up to an annual budgeted dollar limit. If any permissible non-audit services do not fall within a pre-approved category or exceed the approved fees or budgeted amount, the services and the additional fees have to be pre-approved by the Audit Committee on a project-by-project basis. The Committee also has delegated authority to its Chair to approve these services; the Chair reports these approvals to the Committee at the next scheduled meeting. The Audit Committee or its Chair approved all services provided by the Company’s independent registered public accounting firm described above under the headings “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees.” No required pre-approvals were waived or approved after the services commenced. Before approving the services described under “Tax Fees” and “All Other Fees” above, the Audit Committee reviewed whether the independent registered public accounting firm could provide those services and maintain its independence.

Other Policies

The Audit Committee has adopted policies to assure the independence of the Company’s independent registered public accounting firm, including policies on employment of audit firm employees and audit partner rotation.

AUDIT COMMITTEE REPORT

We review the Company’s financial reporting process on behalf of the Board of Directors. Management has the responsibility to determine whether the Company’s financial statements are complete and accurate, and to assess whether the financial statements are presented in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for planning and conducting audits to determine whether the Company’s financial statements are fairly stated in accordance with generally accepted accounting principles.

We have reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006, with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm for 2006.

We have discussed with Ernst & Young the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380) as modified or supplemented.

We have received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) as modified or supplemented, and have discussed with Ernst & Young its independence from the Company and management.

Based on the reviews and discussions referred to above, and in reliance upon the opinions, information, reports or statements presented us by management, the Company’s internal auditors and Ernst & Young, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

We have appointed Ernst & Young to audit the Company’s financial statements for 2007.

Jameson A. Baxter, Chairman

Gregory P. Josefowicz

Richard G. Cline

Dennis J. Keller

Anré D. Williams

ITEM 2—RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP to audit the Company’s financial statements for 2007. The Company is asking you to ratify that appointment.

Proxies will be voted for the ratification of appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2007, unless the proxy indicates a contrary choice. Any proxy indicating a contrary choice will be voted as directed. Ernst & Young representatives will be present at the Annual Meeting and may make a statement if Ernst & Young would like to do so. They will also be available to respond to appropriate questions.

The Audit Committee, as required by law, is directly responsible to appoint the Company’s independent registered public accounting firm. Its appointment of Ernst & Young will not be affected by the outcome of the vote. However, the Audit Committee will consider the voting results when selecting the Company’s independent registered public accounting firm for 2008.

If you return a signed WHITE PROXY CARD without providing voting instructions, your shares will be voted in favor of ratifying the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007.

The Board of Directors recommends a vote FOR ratifying the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table shows how many shares of Ryerson common stock each non-employee director, each executive named in the Summary Compensation Table, and the directors and executive officers as a group owned on June 1, 2007.

None of the directors or executives owned any Series A Preferred Stock; the Company does not have director qualifying shares. Ownership means the right to direct the voting or the sale of the shares, even if those rights are shared with someone else as indicated in the footnotes to the table.

Name of Beneficial owner	Number of Shares or Amount of Securities Owned(1)		Percent of Class
Directors
Jameson A. Baxter	68,265	(2)	*
Richard G. Cline	28,790	(3)	*
Russell M. Flaum	11,092	(4)	*
James A. Henderson	48,841	(2)	*
Gregory P. Josefowicz	51,485	(2)	*
James R. Kackley	1,945	(5)	*
Dennis J. Keller	5,892	(4)	*
Martha Miller de Lombera	14,568	(6)	*
Neil S. Novich	655,201	(7)	2.1%
Jerry K. Pearlman	68,819	(8)	*
Anré D. Williams	18,605	(4)	*

Named Executives
Jay M. Gratz	261,165	(9)	*
Gary J. Niederpruem	236,029	(10)	*
James M. Delaney	73,762	(11)	*
Stephen E. Makarewicz	88,794	(12)	*
All Directors and Executives as a Group	1,867,832	(13)	6.5%

*	Less than 1.0%
(1)	Shares reported as “subject to option” are subject to stock options exercisable on or prior to July 30, 2007.
(2)	Includes 19,590 shares subject to option and 1,898 shares payable or deferred under the Ryerson Directors’ Compensation Plan and subject to forfeiture.
(3)	Includes 1,870 shares subject to option and 1,898 shares payable under the Ryerson Directors’ Compensation Plan and subject to forfeiture.
(4)	Includes 1,898 shares payable or deferred under the Ryerson Directors’ Compensation Plan and subject to forfeiture.
(5)	Includes 1,804 shares payable under the Ryerson Directors’ Compensation Plan and subject to forfeiture.
(6)	Includes 800 shares subject to option and 1,898 shares payable under the Ryerson Directors’ Compensation Plan and subject to forfeiture.
(7)	Includes 655,201 shares subject to option, 15,000 shares subject to forfeiture under the Ryerson 2002 Incentive Stock Plan, and 25 shares held by family members.
(8)	Includes 10,750 shares subject to option and 1,898 shares payable or deferred under the Ryerson Directors’ Compensation Plan and subject to forfeiture.
(9)	Includes 226,498 shares subject to option, 8,490 shares held in trust for family members, and 16,700 shares subject to forfeiture under the Ryerson 2002 Incentive Stock Plan.
(10)	Includes 211,065 shares subject to option and 5,000 shares subject to forfeiture under the Ryerson 2002 Incentive Stock Plan.

(11)	Includes 60,193 shares subject to option and 3,000 shares subject to forfeiture under the Ryerson 2002 Incentive Stock Plan.
(12)	Includes 75,000 shares subject to option and 5,000 shares subject to forfeiture under the Ryerson 2002 Incentive Stock Plan.
(13)	Includes 1,342,689 shares subject to option, 8,765 shares held by members of executives’ families and 64,540 shares subject to forfeiture.

In addition to the stock owned by the executive officers and reported above, the executive officers own phantom stock units in the Ryerson Nonqualified Savings Plan. The table below shows how many phantom stock units the executives named in the Summary Compensation Table and executive officers as a group owned in their accounts in that Plan on June 1, 2007.

Participant	Number of Phantom Stock Units Held for Participant’s Account
Neil S. Novich	36,798.38
Jay M. Gratz	24,103.76
Gary J. Niederpruem	11,804.40
James M. Delaney	2,992.34
Stephen E. Makarewicz	5,004.43
All Executives as a Group	87,397.21

The Ryerson Supplemental Savings Plan is an unfunded nonqualified supplemental benefit plan. Employees who make the maximum annual 401(k) contributions to the Ryerson Savings Plan allowed by the Internal Revenue Code can choose to make additional contributions of their base salary to this supplemental plan, and to receive the same level of Company contributions and allocations for those salary deferrals that they would have received in the Ryerson Savings Plan if the IRS limits did not exist. The participants in the Ryerson Supplemental Savings Plan choose whether to have their deferral accounts credited with interest at the rate earned by a specific investment fund in the Company’s Savings Plan (a 401(k)/profit-sharing plan), or to have all or a portion of this deferred compensation accounted for as phantom stock units, adjusted to reflect gains, losses and dividend equivalents on an equivalent number of shares of the Company’s common stock. The accounts are payable only after termination of employment and only in cash. The plan is not funded and has no Company or employee assets set aside for it, so employees’ accounts are subject to the claims of the Company’s creditors if the Company becomes insolvent or files for bankruptcy. Additional information on this plan is presented above in “COMPENSATION DISCUSSION AND ANALYSIS—Retirement Benefits—Retirement Plans,” “EXECUTIVE COMPENSATION” “—2006 Summary Compensation Table,” “—2006 Grants of Plan-Based Awards Table,” and “—2006 Nonqualified Deferred Compensation—Supplemental Savings Plan.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that Ryerson’s directors, executives, and 10% stockholders file with the SEC reports concerning their ownership and changes in their ownership of Ryerson’s equity securities. Based solely on a review of copies of these reports filed in 2006 and the representations of the reporting individuals, the Company believes that these filing requirements were met on a timely basis during the year.

ADDITIONAL INFORMATION RELATING TO VOTING SECURITIES

This table shows how much Company common stock is owned by holders known to the Company to beneficially own more than 5% of our common stock, as of June 15, 2007. For this table, beneficial ownership means the right to direct the voting or sale of shares, even if those rights are shared with others.

Name and Address of Beneficial Owner	Number of Shares or Amount of Securities Owned		Percent of Class
Bank of America Corporation	1,662,926	(1)	6.24%
100 North Tryon Street, Floor 25
Bank of America Corporate Center
Charlotte, NC 28255

Barclays Global Investors Japan Limited	1,386,797	(2)	5.21%
Ebisu Prime Square Tower 8th Floor
1-1-39 Hiroo Shibuya-Ku
Tokyo 150-8402 Japan

Dimensional Fund Advisors LP	2,404,461	(3)	9.02%
1299 Ocean Avenue
Santa Monica, CA 90401

GLG Partners LP	1,575,553	(4)	5.91%
1 Curzon Street
London W1J 5HB
United Kingdom

Harbinger Capital Partners Master Fund I, Ltd.	2,550,000	(5)	9.57%
c/o International Fund Services (Ireland) Limited
Third Floor, Bishop’s Square
Redmond’s Hill
Dublin 2, Ireland

Mellon Financial Corporation	1,399,553	(6)	5.24%
c/o Mellon Financial Corporation
One Mellon Center
Pittsburgh, Pennsylvania 15258

Joseph H. Moss	1,400,000	(7)	5.25%
3350 Riverwood Parkway
Suite 1900
Atlanta, GA 30339

Jeffrey A. Altman	1,389,125	(8)	5.21%
Owl Creek Asset Management, L.P.
640 Fifth Avenue, 20th Floor
New York, NY 10019

Royal Capital Management, L.L.C.	2,375,000	(9)	8.91%
Yale M. Fergang
Robert W. Medway
623 Fifth Avenue, 24th Floor
New York, NY 10022

Name and Address of Beneficial Owner	Number of Shares or Amount of Securities Owned		Percent of Class
Craig Effron	1,593,300	(10)	5.98%
Curtis Schenker
Scoggin Capital Management, L.P. II
660 Madison Avenue
New York, NY 10021

Daniel S. Loeb	1,975,000	(11)	7.41%
Third Point LLC
390 Park Avenue
New York, NY 10022

(1)	Bank of America Corporation reported shared voting power as to 1,064,916 shares and shared dispositive power as to 1,662,926 shares; NB Holdings Corporation reported shared voting power as to 1,064,916 shares and shared dispositive power as to 1,062,926 shares; Bank of America, NA reported sole voting power as to 24,295 shares, shared voting power as to 238,289 shares, sole dispositive power as to 23,675 shares and shared dispositive power as to 236,919 shares; Banc of America Securities Holding Corporation reported shared voting and shared dispositive power as to 802,332 shares; Banc of America Securities LLC reported sole voting and sole dispositive power as to 802,332 shares; NMS Services Inc. reported shared dispositive power as to 600,000 shares; Columbia Management Group, LLC reported shared voting and shared dispositive power as to 236,299 shares; Columbia Management Advisors, LLC reported sole voting and sole dispositive power as to 236,299 shares.
(2)	Reported sole voting power as to 1,250,460 shares and sole dispositive power as to 1,386,797 shares. Barclays Global Investors, NA, reported sole voting power as to 399,279 shares and sole dispositive power as to 535,616 shares; Barclays Global Fund Advisors reported sole voting and dispositive power as to 834,459 shares; and Barclays Global Investors, Ltd. reported sole voting and dispositive power as to 16,722 shares.
(3)	Reported sole voting and dispositive power as to these shares; disclaimed beneficial ownership.
(4)	Reported shared voting and shared dispositive power of the shares with GLG Partners Limited, Noam Gottesman, Pierre Lagrange and Emmanuel Roman.
(5)	Reported shared voting and shared dispositive power with Harbinger Capital Partners Offshore Manager, LLC, HMC Investors, LLC, and Harbert Management Corporation as to 2,500,000 shares; Philip Falcone, Raymond J. Harbert, and Michael D. Luce reported shared ownership and dispositive power as to 2,550,000 shares; and Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Capital Partners Special Situations Fund GP, LLC, and HMC—New York, Inc. reported shared voting and dispositive power as to 50,000 shares. Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund GP, LLC reported entering into total return swap agreements (cash settlement) relating to the Company’s common stock. These swap agreements have the effect of increasing or decreasing the reporting persons’ economic exposure to the Company’s common stock without conferring voting or dispositive power over the notional number of shares referred to in such agreements. Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund GP, LLC reported they have changed, and may from time to time change, the notional number of shares referred to in such agreements.
(6)	Reported sole voting power as to 1,359,297 shares and shared voting power as to 16,390 shares, and sole dispositive power as to 1,379,963 shares and shared dispositive power as to 13,390 shares; reported beneficial ownership with its direct or indirect subsidiaries Mellon Bank N.A., Mellon Trust of Delaware, N.A., the Dreyfus Corporation, Mellon Capital Management Corporation and Mellon Equity Associates, LLP, and with MMIP, LLC, the parent holding company to Mellon Equity Associates, LLP, and with MBC Investments Corporation, parent holding company of Mellon Capital Management Corporation.

(7)	Reported sole voting and dispositive power.
(8)	Jeffrey A. Altman reported shared voting and dispositive power as to 1,389,125 shares; Owl Creek Asset Management, L.P. reported shared voting and dispositive power as to 886,625 shares; Owl Creek Advisors, LLC reported shared voting and dispositive power as to 502,500 shares; Owl Creek I, L.P. reported shared voting and dispositive power as to 54,600 shares; and Owl Creek II, L.P. reported shared voting and dispositive power as to 447,900 shares.
(9)	Reported sole voting and dispositive power.
(10)	Craig Effron and Curtis Schenker reported shared voting and dispositive power as to 1,593,300 shares; Scoggin Capital Management, L.P. II reported sole voting and dispositive power as to 625,000 shares; Scoggin International Fund, Ltd. reported sole voting and dispositive power as to 675,000 shares; Scoggin Worldwide Fund, Ltd. reported sole voting and dispositive power as to 100,800 shares; and Scoggin LLC reported sole voting and dispositive power as to 775,800 shares and shared voting and dispositive power as to 192,500 shares.
(11)	Daniel S. Loeb and Third Point LLC reported shared voting and dispositive power.

Certain persons were also known to us to have beneficial ownership of more than 5% of the outstanding shares of Series A $2.40 Cumulative Convertible Preferred Stock. These shares vote together with our common stock without regard to class on the matters expected to be voted upon at the Annual Meeting. None of the owners of Series A Preferred Stock own shares of Series A Preferred Stock having more than 1% of the combined voting power of our outstanding voting stock.

RELATED PARTY TRANSACTIONS

The Company is not aware of any transaction required to be reported as a related party transaction since January 1, 2006, for which the Company’s policies and procedures did not require review, approval or ratification or for which such policies and procedures were not followed. The Company’s policies and procedures are discussed below.

Review, Approval or Ratification of Transactions with Related Parties

The Company has several written policies covering review and approval of transactions that are reportable as related party transactions, primarily its policies regarding approval of capital appropriations, approval of capital dispositions, conflicts of interest, corporate opportunities and insider trading. The policies are available to employees on the Company’s intranet and also are summarized in the Company’s Code of Ethics and Business Conduct on the Company’s website www.ryerson.com. The Company also performs certain procedures at least annually to identify possible related party transactions in connection with each of the Nominating and Governance Committee’s review of directors’ and director-nominees’ independence and required related party disclosure in this Proxy Statement.

Capital Appropriations and Capital Dispositions Policies

Any capital transaction that involves a related party must be reviewed by the Company’s Compliance Officer and the Law Department prior to any approval authorization by management, by a subsidiary’s board of directors, or by the Company’s Board of Directors. The Compliance Officer must report any transaction that involves a director or officer of the Company to the Board of Directors prior to any approval authorization. Covered capital transactions include all sales or exchanges, donations, abandonment by transfer of ownership, and grants of a license, lease or easement, regardless of the value of the transaction.

The capital policies apply to the Company, all of its subsidiaries, all employees and all non-employee members of the Company’s Board of Directors, “immediate family members” of directors and employees, and “related parties.” “Immediate family members” are spouses, parents, step-parents, children, step-children, siblings, mothers- and fathers-in-law, sons- and daughters-in law, brothers- and sisters-in-law, and any other person (other than a tenant or employee) sharing the household of a person subject to the policies. “Related parties” are members of a Director’s or employee’s immediate family or any corporation, partnership or entity of which any such person is an officer or a principal or in which the person has a 5% or greater interest.

Conflicts Of Interest Policy

The conflicts of interest policy requires that any situation that may present a conflict of interest must be immediately reported to the General Counsel and Compliance Officer or to the Company’s compliance hotline. The policy also prohibits all directors, officers and employees from being involved in situations that present or appear to present a conflict of interest.

The Compliance Officer, who is the Company’s General Counsel, is authorized to make determinations, after full disclosure of all the facts, that the personal business or financial interest reported does not conflict with the interest of the Company and its subsidiaries. The Compliance Officer may waive the conflict of interest, except for conflicts involving any director, executive officer or senior financial officer of the Company. Determinations involving any of the latter individuals can be made only by the Board of Directors or by the Audit Committee of the Board of Directors and must be disclosed to the public as required by the rules of the SEC and the NYSE. Senior financial officers include the controller and principal accounting officer, the treasurer, and the director of internal audit.

The conflicts of interest policy applies to all directors of the Company, all officers of the Company, and all employees of the Company and each of its subsidiaries, whether such persons act directly or indirectly, including through immediate family members, friends or associates. The policy requires:

•

annual written certification of compliance from all executive officers, senior financial officers, designated categories of employees, employees first promoted to an officer position or to designated employee categories, and all newly hired officers and employees in these categories; and

•

disclosure at the time of occurrence of any situations that reasonably would be expected to give rise to a conflict of interest or that might reasonably be perceived as a conflict of interest, for employees, to their immediate superior and to the General Counsel, or to the Company’s compliance hotline, and for directors, to the Company’s General Counsel, or to the Chairman of the Audit Committee, or to the Board of Directors.

The conflicts of interest policy applies to any fact situation, including but not limited to, personal business or financial interests with or in any business enterprise involving Company customers, suppliers and competitors, involving:

•	investments and ownership interests in non-publicly held customers, suppliers or vendors, or 1% ownership interest in public corporations with which the Company does business or competes;

•	business transactions with oneself, relatives or friends;

•	using non-public Company, customer or supplier information for personal gain or benefit to oneself, relatives or friends;

•

offering, soliciting or accepting payments, loans, guarantees of personal obligations, gifts, services, travel, entertainment or favors that go beyond common courtesy usually associated with business practices or which, in any case, are of more than nominal value from the Company, or arranged by the Company with a third party, or entering into any other personal formal transaction with a customer, supplier or competitors as a result of the director’s, officer’s or employee’s position with the Company (but this guideline does not prohibit arm’s-length transactions with banks, brokerage firms or other financial institutions);

•

competing or preparing to compete with the Company or holding a position with a competitor, customer or supplier, or providing services to any outside business enterprise that adversely affects the proper performance of work for the Company;

•	personal gains or benefits from opportunities discovered through or from the use of Company property, information or position;

•	using, leasing or purchasing real or personal property from the Company or any affiliated entity;

•	subcontracting work from the Company; and

•

serving as a director, officer, employee or consultant of any business enterprise that is a customer, supplier or competitor of the Company or any of its affiliates, or serving on a board of directors or trustees or on a committee of any entity whose interests reasonably would be anticipated to conflict with those of the Company.

Corporate Opportunities Policy

The corporate opportunities policy prohibits directors, officers and employees from taking personal advantage of opportunities that are discovered through the use of corporate property,

information or position; from using Company property, information or position for personal gain; and from competing with the Company.

Individuals must report any business opportunity that falls within the Company’s business to the Compliance Officer, who will work with appropriate persons to determine whether the Company will pursue the business opportunity. If the Company waives its right to pursue the business opportunity, the individual would be able to pursue the business opportunity on the same terms and conditions as originally proposed and consistent with all other provisions and ethical guidelines described in the Company’s Code of Ethics and Business Conduct and policies. The Company did not make any such waivers in 2006.

Insider Trading Policy

The Company’s Law Department must review and give prior approval to any transaction by a director or an executive officer that involves Company stock. The policy also prohibits trading during retirement fund blackout periods if plan participants are temporarily prevented in trading in company securities in their retirement plan accounts and prohibits short sales of Company securities. The Law Department review assesses whether the proposed transaction complies with applicable statutory and regulatory provisions of the law and with the Company’s policies and procedures.

Transaction Reviews

At least annually, the Company’s Law Department reviews accounts payable and accounts receivable reports to identify any Company and subsidiary transactions with directors and their associates. The Law Department also reviews all charitable donations made by the Company to determine whether the Company has donated to any charitable organization with which a director or executive officer is involved as an executive or board member. Associates include all entities with which any directors are associated as an employee, officer, director, owner, trustee or other capacity, and subsidiaries and affiliates of those entities. Every director and every executive officer of the Company also must complete an annual written Directors’ and Officers’ Questionnaire, prepared in connection with the Annual Meeting of Stockholders, which requires disclosure of all transactions, including those involving “immediate family members,” associates and charitable organizations. The Corporate Secretary reports the results of these reviews to the Nominating and Governance Committee for its assessment of the independence of directors.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview and Objectives

The Company views executive compensation as a platform to instill and maintain a “pay for performance” culture and focus, to achieve the Company’s business goals, strategic objectives and strong business performance over long-term business cycles to create long-term value for stockholders. Each major element of executive compensation contributes to the “pay for performance” goal:

•	Base salary enables the Company to recruit and retain executives and managers with the talent and experience to lead and manage the Company’s operations and growth objectives.

•

Short- and long-term incentives, consisting of cash bonuses tied to the Company’s annual financial performance and profitability and equity awards tied to the Company’s financial performance and profitability over multi-year periods, motivate and reward executives for profitable operations and growth initiatives over short- and long-term business cycles. Incentive pay generally increases as a proportion of total compensation opportunity at more senior levels within the Company.

The Company also provides its executive officers with a limited number of perquisites, employment/severance agreements, change in control agreements, pension and 401(k)/profit-sharing plans and related supplemental plan, and health and welfare benefits, discussed below.

The Compensation Committee of the Board of Directors establishes the forms of compensation, sets performance measures for incentive compensation, evaluates the performance of the executive officers, and sets the amount and value of each pay component for the Company’s executive officers (except for the Chief Executive Officer, whose compensation is set by the Compensation Committee in conjunction with the Nominating and Governance Committee).

The Compensation Committee reviews a variety of competitive market and internal information to design and implement the Company’s executive compensation program. It uses competitive market data on executive compensation to obtain pay data and to compare the Company’s executive compensation practices against practices and pay at the types of companies with which the Company competes for executive talent.

The Compensation Committee’s primary source of market data is a private database of company-specific compensation data maintained by Hewitt Associates, a nationally recognized independent compensation and benefits consulting firm headquartered in the Chicago area that advises the Compensation Committee on executive compensation issues and prepares analyses and recommendations on special projects. The Compensation Committee reviews a group of approximately 80 general industrial companies from the database (excluding utilities and financial companies), with input from Hewitt. Prior to the Company’s January 2005 acquisition of Integris Metals, Inc., which acquisition roughly doubled the Company’s size, the comparison group of general and industrial companies selected had annual revenues of $1 billion to $4 billion, comparable to the Company’s 2004 annual revenues of $3.3 billion. For the January 2005 compensation review, the Hewitt comparison group consisted of the same type of companies but with annual 2004 revenues of $3 billion to $7 billion to approximate the Company’s estimated post-acquisition annual revenues of $5 billion. For the January 2006 compensation review, the Hewitt comparison group of general industrial companies (excluding utilities and financial companies) had annual 2005 revenues of $2 billion to $8 billion. The Compensation Committee uses this information to determine comparable compensation statistics of companies with approximately $5 billion in annual sales. Although the Company’s actual annual revenues since the Integris Metals’ acquisition have exceeded the $5 billion level, the Company uses the lower annual revenue figure to exclude the effect of fluctuating commodity metal prices from its annual revenues for the purpose of setting executive compensation.

The Compensation Committee also reviews data assembled by Hewitt Associates on executive pay at the Company’s direct public company competitors in the metals distribution business and a 20-company group of industrial distributors. Because most of the Company’s publicly traded competitors are substantially smaller in sales and scope of operations than the Company, those competitors are not used for direct compensation comparisons with the Company. Also, the small sample size of these two groups limits their usefulness for compensation comparisons; including a broader range of companies and a larger sample size provides a more representative view of the competitive market for executive talent. For purposes of setting targets as part of long-term incentives, the Committee utilizes data compiled by Hewitt on the relative financial performance based on return on net assets of 600 cyclical companies over a business cycle.

The competitive market survey data covers each element of executive compensation, including forms of compensation, base salary, short-term and long-term incentives, compensation targets, compensation paid relative to targets, compensation averages and medians by executive position, and emerging compensation trends. Hewitt prepares summary data comparing the Company’s pay for specific positions for each compensation element relative to the median, average and/or other measures of the comparison companies.

The Committee also considers the Company’s executive officers’ historical targeted and realized compensation for incentive pay; methodologies for setting Company performance targets; methodologies for establishing targets, minimums and maximums payable for incentive-based compensation; projected compensation realizable; and cost to the Company for various forms and amount of specific compensation.

At the time the Company acquired Integris Metals, Inc. in 2005, its executive compensation pay structure was not generally market-competitive relative to the median for similar compensation elements in the Hewitt comparison group of general industrial companies utilized for 2005 and 2006 executive compensation decisions. Compensation decisions in 2005 and 2006 reflected the Company’s objective to improve the market-competitiveness of base salaries, target total cash compensation and long-term incentive pay opportunity for the named executive officers (the officers identified in the 2006 Summary Compensation Table below) to approximately market median levels for similar executive positions in the current comparison group, as discussed below.

Base Salaries

Base salary is a fixed element of compensation and is important in recruiting and retaining employees, including executive officers. The Compensation Committee adjusts executive base salary annually to maintain a competitive posture relative to salary changes in the market for executives. Other factors, such as specific job responsibilities, experience, leadership potential, individual performance, and internal equity, are also significant considerations in base salary determinations for executive officers.

As noted above, when performing the January 2005 compensation review, the Company found its 2004 base salary levels for the named executive officers to be substantially below market median in the comparison group of companies. Base salary for the chief executive officer position prior to January 2005 compensation decisions was approximately 34% below median pay relative to the comparison group and for the executive vice presidents, it was in a range of 13%-23% below market median. For all named executive officers except for the Chief Executive Officer, the Compensation Committee approved increases in base salary levels over the two-year period 2005-06 to bring base salary levels for these positions to within 5% of the median base salary in the comparison group of companies and to recognize the Company’s successful completion of the Integris Metals acquisition in January 2005, the substantially increased size and complexity of Ryerson post-acquisition, and the progress in integrating Integris Metals in 2005 and 2006. These factors were also considerations in the review of and compensation decisions regarding the Chief Executive Officer made by the Compensation Committee and the Nominating and Governance Committee for 2006, which brought the Chief Executive Officer’s base salary to 13% below market median. The latter review and evaluation also considered the following specific goals and objectives that had been previously established for the Chief Executive Officer: to enhance the Company’s organizational structure, improve succession planning, hire executives from outside of the Company in certain functions, expand the business internationally and continue the integration of Integris Metals. In January 2006, the named executive officers’ base salaries were increased to the amounts shown in the 2006 Summary Compensation Table.

Short-Term Incentive Compensation—Cash Bonuses

The Company’s short-term incentive plan, the Ryerson Annual Incentive Plan, is a performance-based cash bonus plan that requires the Company’s business units to achieve specified financial performance levels before any annual cash bonuses are paid to plan participants. Key managers, including the named executive officers, participate in this plan.

This program rewards executives for achieving immediate and short-term business objectives, because it ties a substantial portion of each executive’s potential annual cash compensation directly to the Company’s financial results and profitability. It also encourages executives and managers to improve business unit and overall Company financial performance and profitability, because the dollar amount of annual cash bonuses payable increases as business unit and Company financial performance improve beyond the threshold performance target to the maximum target.

Each year, the Compensation Committee establishes threshold, target and maximum performance measures. No cash bonuses are payable unless the Company or business unit achieves the threshold set for it. At threshold performance, an executive earns 30% of his or her target cash bonus; at target, the executive earns 100% of his or her target cash bonus; and at maximum, an executive can earn up to 200% of his or her target cash bonus.

Cash bonuses are calculated by multiplying (1) the individual employee’s annualized base salary, by (2) a specified percentage of that individual’s base salary, by (3) the extent to which the applicable corporate and (or) business unit performance measures are met for the year.

The Company typically uses performance measures that are quantitative and mathematically calculated rather than subjective or discretionary and has generally used adjusted operating profit (operating profit as adjusted to reflect certain unusual or one-time expenses) divided by operating assets (total assets plus LIFO reserve less current liabilities, cash, deferred income taxes, the current portion of long-term debt, the current portion of deferred employee benefits, and certain other assets and liabilities, including investments in joint ventures and prepaid amounts), or “OROOA,” as the performance measure for Company and business unit financial performance. OROOA measures revenue growth as balanced by profitability, expense management and asset management. A discussion of the calculation methodology used to establish adjusted operating profit appears below under the caption “Certain Policies regarding Incentive Pay—Calculation Methodology.”

To establish target bonus percentages for each named executive officer, the Compensation Committee benchmarks “target total cash compensation,” consisting of each executive’s base annual salary plus an annual cash bonus if earned at 100% target, to such “target total cash compensation” in the comparison group of 80 industrial companies discussed above under “Compensation Overview and Objectives.” In the January 2005 compensation review, year-end 2004 “target total cash compensation” for the Chief Executive Officer was approximately 20% below the competitive market median, and for the other named executive officers ranged from 16%-25% below market median. Over the two-year period 2005-2006, the Compensation Committee increased the bonus percentage, that is, the specified percentage of base salary payable as a bonus at 100% attainment of target, of each named executive officer to bring target total cash compensation closer to the median values for similar positions in the comparison group of companies, resulting in the Chief Executive Officer’s target total cash compensation being 14% below market median and, for the other named executive officers, ranging from 1%-5% below market median.

In the first quarter of each calendar year, the Compensation Committee of the Board of Directors establishes the threshold, target and maximum OROOA (or other performance measure) for the Company’s divisions and consolidated Company and sets the calculation methodology for that year.

For 2006, the Compensation Committee set the following bonus percentages, threshold, target and maximums for the named executive officers:

Name	Business Unit(s)	Target Bonus as a Percentage of Base Salary		2006 OROOA Threshold (30% Attainment)		2006 OROOA Target (100% Attainment)		2006 OROOA Maximum (200% Attainment)
Neil S. Novich Chairman, Director, President and Chief Executive Officer	consolidated Company	100%		5.9%		8.9%		12.6%

Jay. M. Gratz Executive Vice President and Chief Financial Officer; and	80%—consolidated Company	75%		5.9%		8.9%		12.6%
President—Ryerson Coil Processing Division	20%—Ryerson Coil Processing division and International division blended			5.9%		8.9%		12.6%

Gary J. Niederpruem Executive Vice President	20%—consolidated Company	75%		5.9%		8.9%		12.6%
	80%— General Line Division					9.0%		12.7%

Stephen E. Makarewicz President—Ryerson South Division	Ryerson South Division	55%		6.9%		10.4%		14.7%

James M. Delaney President—Global Accounts	20%—consolidated Company	55	%(1)	5.9	%(1)	8.9	%(1)	12.6	%(1)
	80%—Global Accounts

(1)

Global Accounts is a sales division serving large original equipment manufacturers with multiple national and international locations. Its performance measures relate 20% to consolidated Company OROOA and 80% to revenue growth and profit growth, measured by matrices of operating profit, gross profit or price margin, each of these measures weighted depending on the type of customer, products purchased and, in some instances, geographical location of the customer. For purposes of setting targets, this business unit has segregated its customers into three groups. For the first group, which represented 4% of cash bonus opportunity, target was set at achieving the 2006 profit plan for the customers and measured by operating profit dollars, with threshold set at achieving 65% of the 2006 operating profit plan and maximum at achieving 143% of the 2006 operating profit plan. For the second group of customers, which represented 4% of cash bonus opportunity, target was set at achieving the 2006 profit plan for those customers measured by gross profit dollars, with threshold set at achieving 85% of the 2006 gross profit plan and maximum target at achieving 140% of the 2006 gross profit plan. For the third set of customers, representing 72% of cash bonus opportunity, target was set at achieving a 6% growth in price margin dollars and $5/ton increase in price margin per item over 2005 actual price margin dollars achieved for those customers, with threshold set at approximately 96% of target and maximum set at approximately 112% of target.

The estimated threshold, target and maximum payouts are reported in the “2006 Grants of Plan-Based Awards” table below under the column heading “Estimated Possible Payouts under Non-Equity Incentive Plan Awards.”

In 2006, the consolidated Company and the business units referenced above each attained approximately 90% of the established OROOA targets, except for Mr. Makarewicz’s business unit, which achieved 131% of target, and Global Accounts, which achieved 200%, 113% and 200% of its respective business targets for the first, second and third groups of customers discussed in the footnote to the above table. The resulting actual cash bonuses paid for 2006 to the named executive officers are shown in the 2006 Summary Compensation Table below in the column “Non-Equity Incentive Plan Compensation.”

Long-Term Incentive Compensation

The Company uses its incentive stock plans as the basis for its long-term incentive program. Starting in 2004, the Company granted four-year performance stock unit awards to executive officers, including the named executive officers, under the Company’s incentive stock plan. These awards are earned and payable to the extent the Company meets or exceeds specified four-year financial performance targets, although earlier payment may be made in the event of a change in control of the Company. The number of performance shares actually earned is directly dependent on the profitability of the Company over the four-year performance period, so if profitability is low, the number of shares earned decreases. The performance awards also increase or decrease in value in tandem with the market price of the Company common stock, subject to an economic value decrement as described below.

These long-term incentive stock awards reward executives if and to the extent the Company achieves strong financial performance over four-year business cycles. Because many programs to improve Company profitability require more than one year to implement and the Company is in a cyclical industry, long-term stock incentives are an important factor in focusing executives on setting and attaining strategic business goals. The long-term objectives of the four-year performance stock unit awards program balance the short-term goals of the cash bonus program, which focuses on more immediate business objectives.

The Company uses average adjusted return on net assets, or “RONA,” for the four-year award period as the performance measure for these awards. For this purpose, return generally means adjusted net earnings, excluding interest and other expenses net of tax, and net assets means total assets less current liabilities exclusive of the current portion of long-term debt, the current portion of defined employee benefits and the accrued interest on debt. The Compensation Committee selected RONA because it is a metric that assesses corporate performance and profitability. In the first quarter of each year, the Committee develops the threshold, target and maximum RONA targets based on its review of the Hewitt comparison group of 600 cyclical companies’ median RONA performance over a business cycle and the outlook for general business conditions, with adjustments to the Company’s RONA targets for known non-recurring costs, such as those for the Company’s ongoing installation of the SAP information technology platform and the Integris Metals acquisition. A discussion of the calculation methodology used to establish adjusted return appears below under the caption “Certain Policies regarding Incentive Pay—Calculation Methodology.”

To set the award size, the Compensation Committee considers the median value at target of long-term incentives in the comparison group of companies, discussed above under “Compensation Overview and Objectives,” as a significant indicator of market-competitive long-term incentive compensation opportunity, and uses that target dollar value, plus the trailing 12-month average daily stock price of Company shares (excluding the highest and lowest daily price). In the January 2005 compensation review, the long-term incentive opportunity for the named executive officers was approximately 50% below market median in the comparison group of companies. The Committee implemented a plan to move the awards, if earned at target level, toward but still below median long-term target opportunity in the comparison group over the 2005 and 2006 award cycles.

The cost of the performance stock unit award program from an accounting standpoint correlates both to estimated achievement of the performance measures and the Company’s stock price, as the Company’s compensation expense under SFAS No. 123R, “Share-Based Payment” (“SFAS 123R”) initially is equal to the target number of stock units underlying each award at grant date fair market value (based on the closing price for the Company’s common stock reported on the NYSE) and is adjusted quarterly to reflect both fluctuations in the per-share value of the Company’s common stock and changes in estimates of RONA achieved to the measurement date.

The Company commenced its program of granting four-year performance stock unit awards to executive officers in 2004; to date, all outstanding awards are still within the four-year performance period and as a consequence no awards have been earned or paid.

The chart below summarizes RONA thresholds, targets and maximums for the 2006-2009 awards made in January 2006 and for the 2007-2010 grants made in January 2007.

Award	Threshold RONA; Pay 30% of Stock Units Initially Awarded	Target RONA; Pay 100% of Stock Units Initially Awarded	Maximum RONA; Pay up to 200% of Stock Units Initially Awarded (subject to economic value decrement*)
2006 – 2009 awards	3.6%	5.6%	7.6%
2007 – 2010 awards	4.1%	6.2%	8.2%

*	If the Company exceeds target RONA for the 2006-2009 four-year performance period, and the value of these awards at the end of the period exceeds a value cap set at: for Mr. Novich, $5,205,000; for Mr. Gratz and Mr. Niederpruem, $1,873,800; for Mr. Makarewicz, $624,600, and for Mr. Delaney, $555,200, an economic value decrement will reduce the number of shares payable under the award to the greater of (a) the number of shares equal to the value cap divided by the closing price of the Company’s common stock on the NYSE on December 31, 2009, or (b) the target number of stock units initially awarded.

The target number of shares awarded as 2006-09 performance stock unit awards to the named executive officers are reported under the column heading “Estimated Future Payouts Under Equity Incentive Plan Awards—Target” in the 2006 Grants Of Plan-Based Awards table below and are respectively, for Mr. Novich, 150,000 shares, Mr. Gratz and Mr. Niederpruem, 54,000 shares, Mr. Makarewicz, 18,000 shares, and Mr. Delaney, 16,000 shares. The referenced table also shows the number of shares estimated to be payable if the Company achieves threshold RONA and maximum RONA. No stock units are paid unless the Company achieves the threshold RONA. At threshold RONA, 30% of the stock units become payable if the Company. At target RONA, 100% of the stock units become payable. If RONA exceeds target, additional stock units are payable up to a maximum of two times the number of stock units underlying the initial award, subject to the economic value decrement described above.

In January 2007, the Compensation Committee made 2007-2010 performance stock unit awards to the named executive officers for the four-year performance period 2007-2010 totaling 202,000 shares at target levels, as follows: Mr. Novich, 102,000 shares; Mr. Gratz and Mr. Niederpruem, 37,000 shares each; Mr. Makarewicz, 15,000 shares; and Mr. Delaney, 11,000 shares. The economic value and value cap of the 2007-2010 awards is equivalent to those of the 2006-2009 awards, using the trailing 12-month stock price in valuing the Company’s shares; the higher average price in January 2007 reduced the number of shares awarded relative to the 2006-2009 period.

The performance stock unit awards, if earned, will be payable after the end of the relevant four-year performance period, that is, after December 31, 2009 for the 2006-09 awards and after December 31, 2010 for the 2007-20l0 awards. To the extent earned, the 2006-09 awards will be payable up to 50% in shares and the remainder in cash. Executives who earn performance awards can choose between receiving payment in shares or cash for the 2006-09 awards.

Special Awards

The Compensation Committee from time to time has utilized restricted stock or cash awards to encourage retention of executives and to reward outstanding achievement by delivery of value. The Compensation Committee made a special award of 3,000 shares of restricted stock to Mr. Delaney in 2006 to recognize his outstanding work in integrating certain business functions in 2005. The shares vest after three years (subject to forfeiture if employment terminates prior to the end of the restriction period). Mr. Delaney has the right to vote the restricted shares and to receive dividends on these shares, at the same rate and same time as dividends are paid on the Company’s outstanding common stock, unless the shares are forfeited.

Certain Policies regarding Incentive Pay

Calculation Methodology

The performance measures used by the Company both in its short-term cash incentive Annual Incentive Plan, in which most non-sales salaried employees participate, and its long-term incentive stock-based program, for which key management is eligible, are quantitative measures verifiable and calculated from the Company’s financial statements prepared on the basis of GAAP.

The OROOA, revenue growth in conjunction with account profitability and RONA performance measures, used respectively for the short-term cash incentive Annual Incentive Plan and the long-term incentive stock-based plan, are calculated in part based on adjusted operating profit. Adjusted operating profit is calculated in the same manner for both programs and applies to all compensation payable under either incentive program.

The Compensation Committee also approves a calculation methodology each year when it reviews and approves the performance measures for awards under these programs. The Committee has authority, in setting that methodology, to include and exclude specific costs or gains, with the objective of assuring that management has the appropriate incentives to take difficult or costly management actions. For 2006, the gain on the sale of the Company’s U.S. oil and gas, tubular alloy and bar alloy business was excluded from the calculation.

Restatement

In 2006, the Company restated its 2004 and 2003 annual consolidated financial statements, the interim consolidated financial statements for each of the 2004 quarters and for each of the first three 2005 quarters, and also made audit adjustments to the fourth quarter of 2005 consolidated financial statements, as more fully described in its Annual Report on Form 10-K for the year ended December 31, 2005 under the caption “Item 9A. Management’s Report on Internal Control Over Financial Reporting.” The Compensation Committee reviewed and incorporated all adjustments identified at the time it calculated adjusted operating profit and OROOA in January 2006 in determining cash bonuses awarded for 2005 under the short-term incentive plan. The Committee determined that actual bonuses paid with respect to 2004 and 2003 were lower than the amounts calculated under the restated 2004 and 2003 financial statements and determined that no further action or payment was required.

Discretionary Authority

The Compensation Committee may in its discretion, for any reason, including individual performance factors, decrease awards from the award amounts calculated under the OROOA formula, the Global Accounts targets and the RONA formula, consistent with the Internal Revenue Code and regulations thereunder, as described below under the caption “Tax Considerations.” The Committee has not exercised this authority with respect to the executive officers for whom it makes compensation decisions. However, the Committee has exercised discretion in recent years in making restricted stock and cash awards not subject to performance criteria to individual executive officers to reward individual outstanding performance, as described under “Special Awards” above.

Dividend Policy for Long-Term Incentives

No dividend equivalents accrue or are paid on stock options, stock appreciation rights or performance stock unit awards. Holders of restricted stock awards have the right to vote the restricted shares and to receive dividends on the shares unless and until they are forfeited, unless the Compensation Committee provides otherwise at the time of the awards.

Timing of Equity Awards

The Compensation Committee traditionally grants long-term incentive equity awards at its January meeting. The Company does not have a policy regarding timing of option grants or long-term incentive awards vis-à-vis the release of material non-public information, and it has not timed option grants and equity awards for the purpose of affecting or maximizing the value of executive compensation.

Tax Considerations

Federal income tax law generally limits the amount the Company can deduct for compensation paid to the Chief Executive Officer and the three other most other highly paid executives (other than the Chief Financial Officer) to $1 million per year, but allows performance-based compensation that meets Internal Revenue Service requirements to be deducted regardless of this limit. One critical IRS requirement for deductibility is that the Compensation Committee cannot increase the size of any award or payout, though it may use negative discretion to decrease the size of an award or payout.

Generally, the Compensation Committee intends to structure executive compensation so that the Company can deduct compensation payments for income tax purposes. The Company’s annual cash bonus program and its long-term performance stock unit awards satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code.

From time to time, the Compensation Committee may approve non-deductible compensation payments to achieve specific corporate objectives, after considering the financial effects on the

Company and what it believes to be the best interests of the Company and its stockholders. For example, in 2006 the Compensation Committee made a special award of restricted shares to Mr. Delaney, as described above under “Special Awards.” Restricted stock awards that have time-based vesting are not “performance-based compensation” under the IRS rules for purposes of the Section 162(m) deduction limit. The Company presently expects that it will be able to deduct this award from its federal income tax, when the award vests in 2009, as the Company does not anticipate that Mr. Delaney’s base salary plus the dollar value of the vested shares will exceed the $1,000,000 deductibility limit imposed by Section 162(m) at the time the award is payable.

Employment/Severance, Non-compete and Non-solicitation Agreements

The Company has instituted a practice of including confidentiality, non-compete and non-solicitation provisions in executive employment/severance agreements, including agreements with each of the named executive officers. The Compensation Committee reviews and approves in advance the provisions of (or amendments to) all employment/severance, noncompete or similar arrangements to be offered to all executive officers and named executive officers.

The agreements generally establish, at the time of hire, an executive’s title, base annual salary, cash bonus percentage and other compensation elements, and impose a post-termination confidentiality, non-compete and non-solicitation period on an executive who leaves for any reason. In circumstances where the executive is discharged for reasons other than cause or who resigns for “good reason” (which includes the failure to provide bonus opportunities or stock awards based on historical practice in the case of Mr. Novich), the agreements provide for salary, bonus and benefit continuation during the post-termination confidentiality, non-compete and non-solicitation period for 24 months (36 months in the case of Mr. Novich). The bonus for Mr. Novich would equal three payments of the average annual amount of the cash bonus awards paid to him in the three years before the year his employment terminates but excludes any years in which no bonus was paid. For other executives, the bonus would equal two payments of the average annual amount of the cash bonus award paid to the executive for the three years before the year in which the executive’s employment terminates, including any years in which no bonus was paid. Executives also would receive a lump sum cash payment equal to two years of additional accrued benefits (three years for Mr. Novich) calculated under the methodology in the Company’s pension and supplemental pension plan for those executives having certain age and service criteria at the date of termination of employment.

If an executive is discharged for cause (or resigns without “good reason”), the executive will not receive any payments or benefits from this agreement. If the executive becomes disabled, the executive will receive payment of base salary through the last day of the month in which the executive terminates employment under this agreement and may be eligible for benefits under other Company insurance programs available to all salaried employees. If the executive violates the agreement’s post-termination confidentiality, non-compete or non-solicitation provisions, any post-termination benefit and salary benefits cease to be paid (if any are being paid) and the executive is not entitled to any remaining payments or benefits during the remainder of the applicable 24-month (or 36-month) salary and benefit continuation period. The noncompete provisions prohibit the executive, directly and indirectly, from owning, operating, consulting for or providing services to a competitor of the Company, although the executive can own up to 1% of the outstanding stock of a public company. The nonsolicitation provisions prohibit the executive from soliciting business from or providing services similar to Company services to Company customers during the continuation period and from encouraging Company employees to terminate employment with the Company.

Mr. Novich’s agreement vests all existing unvested options, if any, as of his termination date and provides him with 36 months rather than 30 days (but not beyond the options’ original termination date) from his termination date to exercise the options. All of Mr. Novich options are currently already vested. He also would receive credit for three additional years of age and service for purposes of determining eligibility for retiree heath and life insurance benefits and would receive certain indemnification, financial services counseling, and executive outplacement and office services following his termination.

The estimated value of these agreements to the named executive officers is presented under the caption “EXECUTIVE COMPENSATION—Change in Control, Employment/Severance Agreements and Other Benefits—Estimated Value of Employment/Severance Agreement Benefits” below.

Change in Control Agreements

The Compensation Committee approves the provisions of all change in control agreements to be made with any employee, including all executive officers. The provisions of these agreements, and estimates of the value of the benefits potentially payable under these agreements, are set out below under the caption “EXECUTIVE COMPENSATION—Change in Control, Employment/Severance Agreements and Other Benefits—Estimated Value of Change in Control Benefits.”

Retirement Benefits

Pension plans

Effective December 31, 1997, the Company froze the pension plan and supplemental pension plan in which Ryerson Inc. and Joseph T. Ryerson & Son, Inc. salaried employees (including the named executive officers) participated. A description of the frozen plans and the present value of accumulated benefits are presented under the caption “EXECUTIVE COMPENSATION—Pension Benefits” below.

Retirement savings plans

The Company maintains a tax-qualified 401(k)/profit-sharing plan, the Ryerson Savings Plan, under which participants are eligible to receive three forms of Company-paid contributions: Company-paid matching contributions, Company-paid annual contributions and Company-paid annual profit-sharing contributions. The Company matches employee contributions up to 4% of their base salary. The Company also makes an annual contribution equal to 2% of base salary and bonus. In addition, the Company may make an annual profit-sharing contribution from 0% up to 10% of base salary and bonus in the event the Company achieves threshold or greater than threshold financial performance for the year. In January of each year, the Compensation Committee approves the threshold, target and maximum adjusted OROOA performance targets and related percentage of pay contribution to be made if the targets are achieved. For 2006, adjusted OROOA would have had to exceed 8.0% in order for any of this profit-sharing contribution to be payable; the Company did not achieve that target, so the Company did not pay any profit-sharing contribution for 2006. The named executive officers participate in this plan on the same terms as other eligible employees (except that the named executive officers have more limited access to loans under the plan than other participants). Contributions made for 2006 by the named executive officers and by the Company to this plan are included in the 2006 Summary Compensation Table respectively under the column headings “Salary” and “All Other Compensation.”

The Company also has a Supplemental Savings Plan, which is an unfunded, nonqualified plan that allows highly compensated employees who make the maximum annual 401(k) contributions allowed by the Internal Revenue Service to the Ryerson Savings Plan to make additional contributions in excess of the

IRS limits via salary deferral to the Supplemental Savings Plan and to receive the same level of Company contributions and allocations for those additional contributions as they would have received in the Ryerson Savings Plan if the IRS limits did not apply. Each of the named executive officers participates in this plan on the same terms as other eligible employees. Employees who are eligible to participate in the Supplemental Savings Plan must make an annual election as to the amount of salary they wish to defer to the Supplemental Savings Plan; the percentage of salary deferred to this plan can differ from the deferral percentage an employee elects under the tax-qualified Ryerson Savings Plan. The Supplemental Savings Plan allows deferred amounts to be credited with interest at the rate paid by the Ryerson Savings Plan’s most restrictive investment fund, the Managed Income Portfolio Fund II (or any successor fund), or to be accounted for as phantom stock units, adjusted to reflect gains, losses and dividend equivalents on an equivalent number of shares of the Company’s common stock. Phantom stock units are not actual stock but are obligations of the Company to make subsequent payments to participants in an amount determined by the fair market value of the Company’s stock at the time of payment. For those individuals choosing to invest in the Company’s phantom stock units in the Supplemental Savings Plan, the participants’ cash deferrals are treated as converted to phantom stock units four times each year, on February 1, May 1, August 1 and November 1, using a fair market value equal to the average of the high and low price reported for the Company’s common stock on those dates on the NYSE.

The 2006 Summary Compensation Table below includes (1) amounts deferred into the Supplemental Savings Plan by the named executive officers in the “Salary” column, (2) the SFAS 123R compensation cost of the phantom units credited to each officer’s account in the “Stock Awards” column, and (3) amounts contributed by the Company as matching contributions in the “All Other Compensation” column. Additional information on the operation of the Supplemental Savings Plan, including contributions made by the named executive officers and by the Company, and interest or other earnings, are included in connection with the 2006 Grants of Plan-Based Awards Table and the 2006 Nonqualified Deferred Compensation table below.

Perquisites and Other Benefits

The value of the perquisites discussed below is reported for the named executive officers in the 2006 Summary Compensation Table under the column heading “All Other Compensation.”

Automobiles and Club Memberships

The Company provides each of the named executive officers with a company-leased automobile. Business use of the leased automobile is a business expense and not a perquisite. Any personal use of the leased automobiles constitutes a perquisite and results in the officer having supplemental taxable income equal to the percentage of the annual lease payments that is proportionate to the ratio of miles driven for personal use to total miles driven. This is the value included for this perquisite in the 2006 Summary Compensation Table.

The Company also pays dues and business-related expenses for the following executive officer club memberships: Mr. Novich and Mr. Gratz each has a dining club membership, Mr. Makarewicz and Mr. Delaney each has a golf club membership, and Mr. Niederpruem has both a dining club and a golf club membership. Business use of the club memberships is a business expense, and not a perquisite. While any personal use of the club memberships constitutes a perquisite if not reimbursed, the named executive officers have each reimbursed the Company for the incremental cost of their personal use of their respective clubs. A portion of the club dues paid by the Company (proportionate to the ratio of personal use to total use) is imputed to each named executive officer as taxable income and is reported as a perquisite in the column “All Other Compensation” in the 2006 Summary Compensation Table below.

Financial Planning

The Company pays fees for financial planning and tax preparation services for those of the executive officers who avail themselves of the services; these services constitute a perquisite. Each of the named executive officers has supplemental taxable income equal to 50% of the amount of the fees paid by the Company; the perquisite is valued at the full amount of the fee paid by the Company and is included in the “All Other Compensation” column of the 2006 Summary Compensation Table below.

Life Insurance

The Company provides basic group-term life insurance benefits to the majority of its employees equal to 2.5 times annual base salary. All Company employees, including the named executive officers have supplemental taxable income in the amount of the life insurance premium attributable to the life insurance coverage that exceeds $50,000. For income tax purposes, the first $50,000 of employer-provided group life insurance is not taxable. The amount of supplemental taxable income for the coverage exceeding $50,000 is determined based on Internal Revenue Service tables that set, by age groups, a monthly premium cost per $1,000 of the coverage that exceeds $50,000. Because the coverage is available to all salaried employees on a basis that does not discriminate in favor of executive officers, the value of the coverage is not included in the 2006 Summary Compensation Table below.

Company employees who are eligible for the basic group-life term insurance benefits under the Company’s policy are able to purchase additional optional group-life term insurance (including optional accidental death and dismemberment insurance) under that policy as well. Because employees pay the premiums related to such additional coverage, the benefit does not constitute a perquisite.

Other Benefits

Health and welfare and other benefits provided to the Company’s executives include medical/dental/vision benefits and short- and long-term disability insurance, and are provided under plans in which all salaried Company employees also participate. None of these benefits is a perquisite.

The Company provides relocation services under a plan available for key managers. None of the named executive officers utilized relocation services in 2006.

The Company maintains directors’ and officers’ insurance coverage for its executive officers, including the named executive officers, and has entered into an indemnification agreement with each of its executive officers (including the named executive officers) to preserve the maximum indemnification protections provided by state corporation law and its By-Laws and to provide assurance to executive officers regarding future rights to indemnification.

The Company pays premiums on a business accident insurance policy insuring Mr. Novich, Mr. Gratz and Mr. Niederpruem, as well as the Company’s directors, for up to $500,000. Each officer has imputed income equal to his proportionate share of the policy’s annual premium; this imputed income is used to value this coverage as a perquisite in the “All Other Compensation” column in the 2006 Summary Compensation Table.

Stock Ownership Guidelines

The Board of Directors encourages executive ownership of Company stock through incentive stock plan awards. The Compensation Committee of the Board has established target stock ownership levels for named executive officers and other senior executives of the Company. The stock ownership guidelines require these executives to own shares valued at a specified multiple of annual base salary, as follows:

•	Chief Executive Officer, 300%;

•	Executive Vice Presidents and Chief Financial Officer, 150%;

•	Business Unit Presidents (which include Mr. Makarewicz and Mr. Delaney), 100%;

•	Vice Presidents for Human Resources, Information Technology and Legal, 75%; and

•	other corporate staff Vice Presidents, 50%.

Shares that count toward the guidelines include:

•

shares owned directly by the officer, including shares held by family members residing in the same house or held in a trust for the benefit of a family member (whether or not residing in the same house), provided the shares also count for purposes of Section 16(a) stock ownership reports filed with the SEC;

•	restricted stock held by the officer; and

•	phantom stock units credited to an officer’s account in the Ryerson Supplemental Savings Plan.

Options and performance stock units (in the case of performance stock units, to the extent not yet earned and payable, which includes all outstanding performance stock units) do not count towards meeting the ownership guidelines.

Until the applicable ownership levels are achieved, these executives must retain a specified percentage of earned performance shares and restricted shares netted after applicable required tax withholding, and of options equal to the difference between the stock option exercise price and the stock price at time of exercise, less applicable withholding taxes, as follows:

Current Ryerson Stock Ownership as a Percent of the Target Ryerson Stock Ownership Guidelines	Required Retention Ratio
0% – 33%	75%
34% – 66%	50%
67% – 100%	25%

In late 2005, after discussion with the Compensation Committee and members of the Board of Directors, a number of senior executives established program trading plans under SEC Rule 10b5-1, to allow orderly exercise of stock options and open-market transactions to assist in achieving the required levels of stock ownership. As of the date of this proxy, all named executive officers have met or exceeded the stock ownership guideline.

Under the Company’s insider trading policy, all directors and executive officers must pre-clear all transactions involving Company stock through the Company’s Law Department, to assure compliance with all applicable statutory and regulatory provisions. The pre-clearance procedure is intended to prohibit the occurrence of hedging transactions and to prevent any activities involving a pledge of Company common stock that would potentially result in a transfer of ownership from the individual director or executive officer to any other person or entity, which generally are not allowed, depending on all facts and circumstances.

THE COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Ryerson Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Jerry K. Pearlman, Chairman

James A. Henderson

Russell M. Flaum

Martha Miller de Lombera

EXECUTIVE COMPENSATION

The following table shows compensation of the Company’s principal executive officer, principal financial officer and the other three most highly paid executives. The table includes compensation paid by the Company and its subsidiaries.

2006 Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(3)	Non- Equity Incentive Plan Compen- sation(4)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings(5)	All Other Compen- sation(6)	Total
Neil S. Novich Chairman, Director, President and Chief Executive Officer	2006	$816,971	$1,195,299	$72,859	$730,620	$1,265	$92,402	$2,909,416

Jay M. Gratz Executive Vice President and Chief Financial Officer; and President—Ryerson Coil Processing	2006	$505,917	$498,563	$11,758	$337,365	$6,508	$59,356	$1,419,467

Gary J. Niederpruem Executive Vice President	2006	$505,917	$427,074	$11,758	$340,119	$13,033	$60,191	$1,358,092

Stephen E. Makarewicz President—Ryerson South	2006	$293,043	$124,892	$3,972	$212,658	$16,293	$39,261	$690,119

James M. Delaney President—Global Accounts	2006	$270,563	$140,801	$3,972	$260,630	$0	$39,537	$715,503

1)

(a)	Excludes imputed income attributable to perquisites; the value of perquisites is shown in the column captioned “All Other Compensation” and is valued as described in footnote (6) of this table and above in “COMPENSATION DISCUSSION AND ANALYSIS—Perquisites and Other Benefits.”
(b)	Includes amounts deferred by the employee to the Company’s Savings Plan (which is a 401(k)/profit-sharing plan available to the majority of the Company’s employees) and to the Supplemental Savings Plan, which is an unfunded nonqualified supplemental savings plan that allows employees who make the maximum 40l(k) contributions allowed by the Internal Revenue Service to the Savings Plan to make additional contributions of base salary exceeding the Internal Revenue Service limits to the Supplemental Savings Plan.

2)	Shows the compensation cost recognized during 2006 pursuant to SFAS 123R for financial statement reporting purposes with respect to:

(a)	restricted stock awards made to Mr. Novich, Mr. Gratz and Mr. Niederpruem in January 2005 that will vest 100% three years from the date of grant,
(b)	a restricted stock award made to Mr. Delaney in January 2006 that will vest 100% three years from the date of grant,
(c)	four-year performance stock unit awards granted in each of 2004, 2005 and 2006, and
(d)	gains, losses and dividend equivalents credited to each officer’s phantom stock unit account in the Company’s Supplemental Savings Plan.

The compensation cost does not include:

(y)	the acquisition price of the phantom stock units acquired by these officers, as each officer acquires phantom units through salary deferral and the amounts deferred are included in the “Salary” column of this table, and

(z)	any estimate of forfeitures related to service-based vesting conditions and assumes that the named executive officer will perform the requisite service to vest the award. No forfeitures occurred during 2006.

Assumptions made in the valuation are presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, in Note 6 of the Notes to the Consolidated Financial Statements. Additional information regarding the restricted stock awards and the performance stock unit awards is presented above in the “COMPENSATION DISCUSSION AND ANALYSIS—Long-Term Incentive Compensation” and in the 2006 Grants of Plan-Based Awards table and the Outstanding Equity Awards at Fiscal Year-End 2006 table below.

Additional information on the phantom stock units is presented below in the 2006 Grants of Plan-Based Awards table and under the caption “2006 Nonqualified Deferred Compensation.”

3)	Shows the compensation cost recognized during 2006 pursuant to SFAS 123R for financial statement reporting purposes with respect to:

(a)	stock option awards to each named executive officer made in January 2003, one third of which vested in January 2006,
(b)	stock appreciation rights granted to Mr. Novich in January 1998 that will expire in January 2008.

Assumptions made in the valuation are presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, in Note 6 of the Notes to the Consolidated Financial Statements.

4)	Non-equity incentive compensation consists of the dollar value of all earnings for services performed during the fiscal year pursuant to awards under non-equity incentive plans.

The Company’s only non-equity incentive plan applicable to executive officers is its Annual Incentive Plan, under which executives may receive cash compensation to the extent that specified performance criteria are attained during the relevant fiscal year. Payment of the awards cannot be deferred; the Company does not pay or accrue earnings on outstanding awards under this plan. Additional information about these cash bonuses is presented above in “COMPENSATION DISCUSSION AND ANALYSIS—Short-Term Incentive Compensation—Cash Bonuses” and below in the 2006 Grants Of Plan-Based Awards table.

5)	Shows the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under the Company’s pension plan and supplemental pension plan, from September 30, 2005 (the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for 2005) to September 30, 2006 (the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for 2006.) The Company does not pay above-market or preferential earnings on compensation deferred under its nonqualified defined contribution plan, the Supplemental Savings Plan, so earnings on that deferred compensation are not included in this column but are included in the “Stock Awards” column and are discussed below under the heading “2006 Nonqualified Deferred Compensation.”

6)	All other compensation includes:

(a)	for all named executive officers, Company contributions for 2006 to the named executive officers’ accounts in the Company Savings Plan, a 401(k)/profit-sharing plan, in the amounts of: Mr. Novich, $13,202; Mr. Gratz, $13,196; Mr. Niederpruem, $13,196; Mr. Makarewicz, $13,208; and Mr. Delaney, $13,195; and Company contributions exceeding $10,000 for 2006 to the named executives’ accounts in the Supplemental Savings Plan, an unfunded, nonqualified supplemental plan, in the amounts of: Mr. Novich, $58,473; Mr. Gratz, $28,284; Mr. Niederpruem, $27,296; and Mr. Makarewicz, $10,083;
(b)	for each of Mr. Novich, Mr. Gratz and Mr. Niederpruem, their proportional share of the Company-paid premium for business and travel insurance covering the Company’s directors and these executives, in the amount of $200 each, and
(c)	the value of perquisites and other personal benefits. The perquisites and personal benefits for each of the named executives exceeds $10,000 in value but is less than $25,000 and, for each, includes (x) any personal use of a company-leased automobile, valued at an amount equal to the percentage of the annual lease payments made by the Company that is proportionate to the ratio of miles driven for personal use to total miles driven, (y) financial counseling fees valued at the amount of the fees paid by the Company, and (z) the value of annual club membership dues and general membership expenses paid by the Company for the named executive officer, except Mr. Novich, proportionate to the officer’s ratio of personal use of the club to the officer’s total use of the club. Each individual who made personal use of a club membership paid the costs and expenses (exclusive of dues and general membership expenses) associated with his personal use of club facilities.

2006 GRANTS OF PLAN-BASED AWARDS

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards(3)(4) ($)
Name	Plan*	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Neil S. Novich	AIP	1-25-06	$247,500	$825,000	$1,650,000
	2002 ISP	1-25-06				45,000	150,000	300,000		$4,402,50
	SSP	2-1-06							529.16	$16,325
	SSP	5-1-06							2,037.60	$60,007

Jay M. Gratz	AIP	1-24-06	$153,000	$510,000	$1,020,000
	2002 ISP	1-24-06				16,200	54,000	108,000		$1,606,500
									0

Gary J.	AIP	1-24-06	$153,000	$510,000	$1,020,000
Niederpruem	2002 ISP	1-24-06				16,200	54,000	108,000		$1,606,500
	SSP	2-1-06							335.14	$10,339

Stephen E.	AIP	1-24-06	$88,500	$295,000	$590,000
Makarewicz	2002 ISP	1-24-06				5,400	18,000	36,000		$535,000
	SSP	2-1-06							308.57	$9,519
	SSP	5-1-06							374.36	$11,025
	SSP	8-1-06							2.73	$73
	SSP	11-1-06							0.02	0

James M. Delaney	AIP	1-24-06	$81,600	$272,000	$544,000
	2002 ISP	1-24-06				4,800	16,000	32,000		$476,000
	2002 ISP	1-24-06							3,000	$89,250

*	AIP = Ryerson Annual Incentive Plan; 2002 ISP = Ryerson 2002 Incentive Stock Plan; SSP = Ryerson Supplemental Savings Plan.
(1)	Shows estimated possible future payouts of these awards when made under the Company’s Annual Incentive Plan. The amounts actually paid out after year-end 2006 for these short-term awards is shown in the 2006 Summary Compensation Table above under the column heading “Non-Equity Incentive Plan Compensation.” There will be no further or future payouts under these awards. If the threshold had not been achieved, no money would have been paid under these awards. The performance targets are discussed in “COMPENSATION DISCUSSION AND ANALYSIS—Short-Term Incentive Compensation—Cash Bonuses” above.
(2)	Shows the estimated payouts (denominated in shares of the Company’s common stock) under the four-year 2006-09 performance stock unit awards granted in January 2006 pursuant to the Company’s 2002 Incentive Stock Plan. The 2006 awards are payable after December 31, 2009 only if the specified targets for adjusted return on net assets over a four-year performance period are achieved at threshold, target or maximum targets. Earned awards can be paid, at the plan participant’s election, up to half in shares of Company common stock with the remainder in cash, or the participant can elect to defer payment until termination of employment.

No awards have been earned or paid. The performance targets for these awards are discussed in “COMPENSATION DISCUSSION AND ANALYSIS—Long-Term Incentive Compensation” above.

If the Company exceeds target RONA for the four-year period, and the value of these awards exceeds a value cap set at: for Mr. Novich, $5,205,000; for Mr. Gratz and Mr. Niederpruem, $1,873,800; for Mr. Makarewicz, $624,600; and for Mr. Delaney, $555,200, an economic value decrement will reduce the number of shares payable under the award to the greater of (a) the number of shares equal to the value cap divided by the closing price of the Company’s common stock on the NYSE on December 31, 2009, or (b) the target number of stock initially awarded.

(3)	Shows:

(a)	for Mr. Delaney, a grant of restricted shares that vest 100% after 3 years from the January 24, 2006 date of grant; Mr. Delaney has the right to vote the restricted shares and to receive dividends on his restricted shares, at the same rate and same time as dividends are paid on the Company’s outstanding common stock, until the shares are forfeited; and
(b)	phantom stock units acquired in 2006 by named executive officers through salary deferrals into the Ryerson Supplemental Savings Plan. Participants’ cash deferrals credited to the Supplemental Savings Plan are treated as converted to phantom stock units four times each year, on February 1, May 1, August 1 and November 1, using a fair market value equal to the average of the high and low prices reported for the Company’s common stock on those dates (for 2006, $30.72, $29.56, $26.45 and $24.43 respectively) on the NYSE. Phantom stock units are not actual stock but are obligations of the Company to make subsequent payments to participants in an amount determined by the fair market value of the Company’s common stock at the time of payment. The phantom stock units are adjusted to reflect gains, losses and dividend equivalents on each date that the Company pays a cash dividend on its common stock; the SFAS 123R compensation cost of those dividend equivalents and adjustments are included in the 2006 Summary Compensation Table above in the column “Stock Awards.”

(4)	Includes:

(a)	the aggregate grant date fair value of performance stock unit awards to all executives named in this table (assuming a target level of performance),

(b)	the aggregate grant date fair value of phantom stock units acquired by the executive in the Supplemental Savings Plan, and

(c)	the aggregate grant date fair value of a restricted stock grant made to Mr. Delaney,

all computed in accordance with SFAS 123R.

Each officer who acquired phantom stock units during 2006 was credited for salary deferrals to the Supplemental Savings Plan, which deferrals were treated as converted to phantom stock units four times each year, using a fair market value equal to the average of the high and low prices reported for the Company’s common stock. (See footnote (3) above) As a result, the consideration paid by each executive for the phantom stock units varies from the grant date fair value of the units. The consideration paid for each of the February 1, May 1, August 1 and November 1 acquisitions was respectively: Mr. Novich, $16,256 and $60,221; Mr. Niederpruem, $10,296; and Mr. Makarewicz, $9,479, $11,064, $72.28 and $0.49.

Assumptions made in the valuations are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, in Note 6 of the Notes to the Consolidated Financial Statements. Additional information regarding these grants is provided in “COMPENSATION DISCUSSION AND ANALYSIS—Long-Term Incentive Compensation” above and in “2006 Nonqualified Deferred Compensation” below.

Outstanding Equity Awards at Fiscal Year-End 2006

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (# in shares) Exercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (# in shares)(2)	Market Value of Shares or Units of Stock that Have Not Vested($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Neil S. Novich	36,600	$21.9262	1-27-08	15,000	$376,350	120,000	(3)	$1,505,400	(3)
	54,900	$21.9262	1-27-08			296,000	(4)	$4,200,240	(4)
	113,281	$16.0313	3-08-09			300,000	(5)	$5,205,000	(5)
	115,000	$19.5625	1-12-10
	260,000	$8.8750	1-23-11
	4,152	$6.6300	1-21-13
			Total for Mr. Novich:			716,000		$10,907,640

Jay M. Gratz	50,000	$18.1563	9-02-08	16,700	$419,003	42,000	(3)	$526,890	(3)
	43,500	$16.0313	3-08-09			106,000	(4)	$1,504,140	(4)
	44,000	$19.5625	1-12-10			108,000	(5)	$1,873,800	(5)
	88,998	$8.8750	1-23-11
			Total for Mr. Gratz:			256,000		$3,904,830

Gary J. Niederpruem	18,300	$21.9262	1-27-08	5,000	$125,400	42,000	(3)	$526,890	(3)
	43,500	$16.0313	3-08-09			106,000	(4)	$1,504,140	(4)
	44,000	$19.5625	1-12-10			108,000	(5)	$1,873,800	(5)
	100,000	$8.8750	1-23-11
	5,265	$6.6300	1-21-13
			Total for Mr. Niederpruem:			256,000		$3,904,830

Stephen E. Makarewicz	16,470	$21.9262	1-27-08	0	0	11,000	(3)	$137,995	(3)
	15,000	$16.0313	3-08-09			34,000	(4)	$482,460	(4)
	15,000	$19.5625	1-12-10			36,000	(5)	$624,600	(5)
	34,000	$8.8750	1-23-11
	19,000	$6.6300	1-21-13
			Total for Mr. Makarewicz:			81,000		$1,244,155

James M. Delaney	17,500	$16.0313	3-08-09	3,000	$75,270	11,000	(3)	$137,995	(3)
	17,500	$19.5625	1-12-10			30,000	(4)	$425,700	(4)
	29,693	$8.8750	1-23-11			32,000	(5)	$555,200	(5)
			Total for Mr. Delaney:			73,000		$1,118,895

(1)	All option awards held by the named executive officers have vested. The Company ceased granting options in 2003 and, commencing in 2004, implemented a program of making performance stock unit awards. Mr. Novich’s option grant for 54,900 shares has a tandem SAR attached and is reported as a single award because the option exercise price and SAR price are identical and both have the same expiration date.

(2)	Restricted shares that vest 100% after three years from the date of grant. The vesting date for the restricted shares held by Mr. Novich, Mr. Gratz and Mr. Niederpruem is January 24, 2008; the vesting date for the restricted shares held by Mr. Delaney is January 23, 2009. The dollar value of these awards is calculated using the closing market price of $25.09 per share of the Company’s unrestricted common stock on December 29, 2006, as reported on the NYSE.
(3)	Because 2006 RONA exceeded both the threshold and target performance measures established for these awards, amounts reported for performance stock unit awards are computed at the maximum number of shares issuable for the performance period from January 1, 2004 to December 31, 2007 (as adjusted to reflect the value decrement described below) and which, if earned, will pay out after December 31, 2007 to the extent earned. The dollar value of these awards is calculated based on (a) the closing market price of $25.09 per share of the Company’s unrestricted common stock on December 29, 2006, as reported on the NYSE, (b) achievement of maximum performance and (c) application of an economic decrement formula contained in the awards (but substituting December 29, 2006 for the measurement date in the award formula) that requires, when the Company exceeds target RONA for the four-year performance period, and the value of these awards exceeds a value cap set at: for Mr. Novich, $1,040,760; for Mr. Gratz and Mr. Niederpruem, $364,266; and for Mr. Makarewicz and Mr. Delaney, $95,403, a reduction of the number of shares payable under the award to the greater of (y) the number of shares equal to the value cap divided by the closing price per share of the Company’s common stock on the NYSE on December 31, 2007, or (z) the target number of shares initially awarded. If this value decrement were applied to the number of units that would become payable (substituting December 29, 2006 for the measurement date in the award formula), the number of units that would become payable would be as follows: Mr. Novich, 60,000; Mr. Gratz, 21,000; Mr. Niederpruem, 21,000; Mr. Makarewicz, 5,500; and Mr. Delaney, 5,500.
(4)	Because 2006 RONA exceeded both the threshold and target performance measures established for these awards, amounts reported for performance stock unit awards are computed at the maximum number of shares issuable for the performance period from January 1, 2005 to December 31, 2008 (as adjusted to reflect the value decrement described below) and which, if earned, will pay out after December 31, 2008 to the extent earned. The dollar value of these awards is calculated based on (a) the closing market price of $25.09 per share of the Company’s unrestricted common stock on December 29, 2006, as reported on the NYSE, (b) achievement of maximum performance because 2006 RONA exceeded both the threshold and target performance measures established for these awards, and (c) application of an economic decrement formula contained in the awards (but substituting December 29, 2006 for the measurement date in the award formula) that requires, when the Company exceeds target RONA for the four-year performance period, and the value of these awards exceeds a value cap set at: for Mr. Novich, $4,200,000; for Mr. Gratz and Mr. Niederpruem, $1,504,140; for Mr. Makarewicz, $482,460; and Mr. Delaney, $425,700, a reduction of the number of shares payable under the award to the greater of (y) the number of shares equal to the value cap divided by the closing price of the Company’s common stock on the NYSE on December 31, 2008, or (z) the target number of shares initially awarded. If this value decrement were applied to the number of units that would become payable (substituting December 29, 2006 for the measurement date in the award formula), the number of units that would become payable would be as follows: Mr. Novich, 167,406; Mr. Gratz, 59,949; Mr. Niederpruem, 59,949; Mr. Makarewicz, 19,229; and Mr. Delaney, 16,966.
(5)

Because 2006 RONA exceeded both the threshold and target performance measures established for these awards, amounts reported for performance stock unit awards are computed at the maximum number of shares issuable for the performance period from January 1, 2006 to December 31, 2009 (as adjusted to reflect the value decrement described below) and which, if earned, will pay out after December 31, 2009 to the extent earned. The dollar value of these awards is calculated based on (a) the closing market price of $25.09 per share of the Company’s unrestricted common stock on December 29, 2006, as reported on the NYSE, (b) achievement of maximum performance because 2006 RONA exceeded both the threshold and target performance measures established for these awards, and (c) application of an economic decrement formula contained in the awards (but substituting December 29, 2006 for the measurement date in the award formula) that requires, when the Company exceeds target RONA for the four-year performance period, and the value of these awards exceeds a value cap set at: for Mr. Novich, $5,205,000; for Mr. Gratz and Mr. Niederpruem, $1,873,800; for

Mr. Makarewicz, $624,600; and Mr. Delaney, $555,200, a reduction of the number of shares payable under the award to the greater of (y) the number of shares equal to the value cap divided by the closing price of the Company’s common stock on the NYSE on December 31, 2009, or (z) the target number of shares initially awarded. If this value decrement were applied to the number of units that would become payable (substituting December 29, 2006 for the measurement date in the award formula), the number of units that would become payable would be as follows: Mr. Novich, 207,453; Mr. Gratz, 74,683; Mr. Niederpruem, 74,683; Mr. Makarewicz, 24,894; and Mr. Delaney, 22,128.

2006 Option Exercises and Stock Vested

The following table presents option exercises during 2006 and the aggregate dollar amount realized by the named executive officers upon the exercise of the options. None of the named executive officers had any shares vest under any equity awards.

2006 Option Exercises

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Neil S. Novich	282,826	$4,477,351
Jay M. Gratz	114,002	$1,999,594
Gary J. Niederpruem	105,349	$1,688,398
Stephen E. Makarewicz	47,470	$561,294
James M. Delaney	38,037	$642,454

Pension Benefits

Pension benefits are paid under the Company’s pension plans. Certain pension benefits in excess of the limitations imposed by the Internal Revenue Code are paid by the Company under an unfunded, non-contributory supplemental pension plan. The Company froze both its pension plan and its supplemental pension plan for the named executive officers and the salaried employees employed by the Company and its subsidiary Joseph T. Ryerson and Son, Inc. effective December 31, 1997, except for salaried employees who met specific transition rules for age and service. The individuals in the transition group continued to accrue pension benefits until the earlier of their retirement or December 31, 2002 but did not receive a portion of Company-paid contributions to employee accounts in the Ryerson Savings Plan, which is a 401(k)/profit-sharing plan, and in the nonqualified supplemental savings plan. Salaried employees who were not participants as of December 31, 1997 are not eligible for pension benefits.

The Company froze pension benefits for certain salaried and non-bargaining hourly paid employees of its other subsidiaries on similar terms at various times between 2000 and 2006. None of the Company’s executive officers participated in the programs frozen between 2000 and 2006.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
Neil S. Novich	Pension Plan Supplemental Pension Plan	3.50 3.50	$53,407 147,559

Jay M. Gratz	Pension Plan Supplemental Pension Plan	27.33 2.00	465,928 105,901

Gary J. Niederpruem	Pension Plan Supplemental Pension Plan	29.58 29.58	520,188 519,407

Stephen E. Makarewicz	Pension Plan Supplemental Pension Plan	19.25 19.25	452,430 233,353

James M. Delaney	Pension Plan Supplemental Pension Plan	18.33 18.33	185,269 0

(1)	Computed as of September 30, 2006, the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for the last completed fiscal year. Under the supplemental pension plan, Mr. Gratz, who met the pension plan freeze transition rules for age and service that allowed accrual of additional benefits through December 31, 2002, is credited with only two of the possible five years of additional service because, for the other years, his benefits accrued under the supplemental pension plan of the Company’s predecessor, Inland Steel Industries, Inc. Those benefits were paid to him in connection with Inland Steel Industries’ 1998 sale of its subsidiary Inland Steel Company to Ispat International N.A.
(2)	The actuarial present value of the named executive officer’s accumulated benefit under the relevant plan, assuming retirement at age 65 with at least 5 years of credited service, computed as of September 30, 2006, the same pension plan measurement date used for financial planning statement reporting purposes with respect to the Company’s audited financial statements for the last completed fiscal year. The valuation method and material assumptions applied in quantifying the present value of the current accrued benefits under each of the pension plan and the supplemental pension plan are set forth in Note 9 of the Notes to the Consolidated Financial Statements presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The discount rate used to value the present value of accumulated benefits is 5.95%.

Pension Plan

Eligibility: Prior to January 1, 1998, salaried employees of the Company and its subsidiary Joseph T. Ryerson who were at least 21 years of age and had at least one year of vesting service were eligible to participate in the salaried employee component of the Company’s pension plan. Because the plan was frozen on December 31, 1997, no additional salaried employees became eligible to participate in the Company’s pension plan after that date.

Eligibility for a retirement benefit is determined by the total years and months of vesting service. Vesting service is earned from date of hire until retirement or other termination of employment from the Company and its affiliates. Service with the Company’s predecessors Inland Steel Industries, Inc. and its subsidiary Inland Steel Company prior to January 1, 1998 count as vesting service. Vesting service is used only to determine eligibility and is not used to calculate the amount of benefits under the plan.

Benefit Service: Benefit service, which is used to calculate the amount of the retirement pension, is generally earned in the same way as vesting service, but does differ for those participants whose benefits were frozen at December 31, 1997, and those who were grandfathered. Grandfathered participants were those who were eligible to participate in the pension plan at December 31, 1997, and whose age and years of vesting service at that date equaled at least 65; they received additional benefit service until December 31, 2002. Mr. Novich’s benefit was frozen at December 31, 1997; he is a “frozen participant” for purposes of the discussion below and has accrued 3.5 years of benefit service. Mr. Delaney is also a frozen participant, with 18.33 years of credited benefit service. Mr. Gratz, Mr. Niederpruem and Mr. Makarewicz, whose age and service met the transition requirements, continued to accrue pension benefits until December 31, 2002 at which time they became frozen participants. They are credited with the following years of benefit service: Mr. Gratz, 27.33 years; Mr. Niederpruem, 29.58 years; and Mr. Makarewicz, 19.25 years.

The Company has provided for additional age and service credits for the pension and supplemental pension plans under employment/severance agreements and change in control agreements held by a limited group of senior executives. For the named executive officers, those additional credits are 36 months for Mr. Novich, Mr. Gratz and Mr. Niederpruem, and 24 months for the other named executive officers. Mr. Novich’s benefit from these credits is shown in the tables under the caption “Change in Control, Employment/Severance Agreements and Other Benefits” below; the additional age and service credits did not provide any benefits to the other named executive officers as of December 31, 2006.

Qualifying for a Plan Benefit: Retirement pensions are payable to eligible employees who meet certain requirements as of the date of separation from employment, as described below:

Age 65 or older with at least five years of vesting service,

Age 55 or older with at least 10 years of vesting service, and

Any age with at least 30 years of vesting service.

Retirement pensions also may be payable to eligible employees in event of permanent incapacity, position elimination, or permanent shutdown of a facility or department or division, provided that specified age, years of service and other requirements are met.

Eligible participants with five or more years of vesting service who leave the Company and do not qualify for any other type of retirement pension are eligible for a deferred vested retirement pension. Benefits may be reduced, depending on age and service at the date of termination of employment and the date when payments begin.

Amount of retirement benefit: In general, benefits for salaried employees are based on two factors: (1) years of benefit service prior to the freeze date of the pension benefit, and (2) average monthly earnings, based on the highest 36 months of earnings during the participant’s last ten years of service prior to the freeze date of the participant’s pension benefit. Earnings include base salary (including amounts deferred), cash bonuses, short-term disability payments under a Company-provided plan, and incentive payments, but excludes the value of performance and/or restricted stock awards, income from option exercises, imputed income, and moving allowances.

Reduction in benefits: Full pension benefits are paid to pension plan participants who (1) retire at age 65 with at least 5 years of vesting service, (2) have at least 30 years of vesting service, or (3) retire at age 62 with at least 15 years of vesting service. Benefits may be reduced depending on age and service when an individual retires and/or chooses to have benefit payments begin. Benefits are also reduced for participants who are married at the date of retirement and who provide for automatic spousal benefits to their surviving spouses, and for participants who choose to have a co-pensioner pension benefit paid after the participant’s death to a named beneficiary other than a spouse. At present, all of the named executive officers except Mr. Novich are eligible for full pension benefits under the percent formula and minimum formula (described below) at age 62; however, the 1.7% formula (described below), which provides a larger pension benefit to all participants, including the named executive officers, if they retire at or after age 65, would be reduced for early retirement at age 62.

Benefit formulas: There are four benefit formulas under which pension benefits under the qualified pension plan are paid that apply to named executive officers:

•

Percent formula—(a) 1.3% of average monthly earnings, multiplied by years and months of benefit service prior to January 1, 1994, plus (b) 1.155% of average monthly earnings, multiplied by years and months of benefit service that are both earned on or after January 1, 1994, but not in excess of 30 years, plus (c) 1.26% of average monthly earnings, multiplied by years and months of benefit service that are both earned on or after January 1, 1994 and in excess of 30 years.

•

Minimum formula—This formula applies only to benefit service completed on or before May 1, 1990 and equals (a) $18.50 multiplied by years and months of benefit service up to and including 15 years, plus (b) $20.00 multiplied by years and months of benefit service in excess of 15 years and up to and including 30 years, plus (c) $21.50 multiplied by years and months of benefit service in excess of 30 years.

•

1.55% formula—Because this formula was frozen on December 31, 1993, it applies to benefit service and earnings prior to January 1, 1994. It equals (a) 1.55% of average monthly earnings multiplied by years and months of benefit service up to and including 35 years, less (b) 0.5% of the individual’s final average monthly Social Security earnings, multiplied by years and months of benefit service up to 35 years, plus (c) 1.0% of average monthly earnings multiplied by years and months of benefit service exceeding 35 years.

•	1.7% formula—This formula is calculated like the 1.55% formula, but substituting 1.7% in subclause (a).

The choice of benefit formula depends upon the type of retirement:

•

Normal or 65/5 retirement: For retirement at age 65 with at least 5 years of vesting service, the monthly pension benefit is the largest of the percent formula, the 1.55% formula, the 1.7% formula and the minimum formula, calculated as of the freeze date applicable to that formula.

•

30-year retirement: Individuals eligible for a 30-year retirement pension are entitled to a full unreduced monthly pension at the time of commencing pension payments. For individuals retiring before age 65, the monthly pension benefit prior to age 65 is the larger of the amounts determined under the percent formula and the minimum formula. Once the individual reaches age 65, the monthly benefit is recalculated as the larger of the amounts determined under the 1.55% formula frozen at December 31 1993, and the 1.7% formula (subject to early retirement reduction) if either of those formulas result in a larger monthly pension benefit than that calculated under the percent formula or the minimum formula.

•	55/10 retirement: Individuals who are at least age 55 and have 10 or more but less than 30 years of vesting service are eligible for a monthly pension benefit reduced for early retirement if any part of their retirement benefits begin prior to age 65 (age 62, if the individual has at least 15 years of service), based on the larger of the amounts calculated under the percent formula and the minimum formula. At age 65, the monthly benefit is recalculated using the largest of the amounts calculated under the percent formula, the minimum formula, the 1.55% formula frozen as of December 31, 1993, and the 1.7% formula, less the early retirement reduction. If these individuals delay receiving their pension until age 65, they will receive full unreduced benefits based on the largest amount calculated under any of the four formulas.

For both of the 1.55% formula and the 1.7% formula, final average monthly Social Security earnings is the lesser of (a) the individual’s average monthly pension earnings, up to the Social Security taxable wage base during the last 36 months immediately prior to the individual’s termination of employment, and (b) the individual’s average Social Security taxable wage bases over the 35-year period ending with the year the individual reaches Social Security’s normal retirement age.

Supplemental Pension Plan

The Internal Revenue Code imposes annual limits on contributions to and benefits payable from the Company’s pension plan. The Company’s unfunded, non-contributory supplemental pension plan provides benefits to highly compensated employees in excess of those limits; that is, it pays the difference between the amount the employee actually receives from the qualified pension plan and the amounts the employee would receive if the Internal Revenue Code contribution and benefits limits did not apply. The participants in the supplemental pension plan stopped accruing pension benefits in the supplemental pension plan at the same time their pension benefit service was frozen under the pension plan discussed above.

The supplemental pension plan payments are normally paid on a monthly basis, along with the qualified plan monthly payments, however, the supplemental pension plan does allow payment of the benefits under the supplemental plan in a lump sum at retirement, in installments, or by purchase of an annuity if the plan participant is age 55 or older, has at least five years of service, and earned annual compensation exceeding $200,000. No annuities were established in 2006, and no annuities have been established for any Company executive officers, including the named executive officers.

Impact of Change in Control under Pension Plan and Supplemental Pension Plan

If a change in control occurs (as defined in the pension plan and/or supplemental pension plan, as the case may be), all benefits accrued under the pension plan and the supplemental pension plan are fully and irrevocably vested and distributable to participants as specified in the applicable plan. If the pension plan is terminated or accruals under it substantially reduced within three years following a change in control, the pension plan’s assets will be used: first, to provide retiree medical benefits; and then, to increase retirement benefits to affected participants on a pro rata basis. Special rules also apply if, after a change in control, the pension plan is merged with another plan or if its assets are transferred to another plan. There are also limits on amendments to the pension plan during this three-year period.

2006 Nonqualified Deferred Compensation

The Ryerson Supplemental Savings Plan (“Supplemental Savings Plan”) is an unfunded, nonqualified plan that allows highly compensated employees who make the maximum annual 401(k) contributions allowed by the Internal Revenue Service to the Ryerson Savings Plan (“Savings Plan”), a tax-qualified 401(k)/profit-sharing plan, to make additional employee contributions in excess of the IRS limits to the Supplemental Savings Plan and to receive the same level of Company contributions and allocations for those additional contributions as they would have received in the Savings Plan if the IRS limits did not exist. Employees who are eligible to participate in the Supplemental Savings Plan must make an annual election as to the amount of base salary they wish to defer to the Supplemental Savings Plan; the percentage of base salary deferred to this plan can differ from the deferral percentage an employee makes to the Savings Plan.

The Supplemental Savings Plan allows deferred amounts to be credited with interest at the rate paid by the Savings Plan’s most restrictive investment fund, the Managed Income Portfolio Fund II (or any successor fund), or to be accounted for as phantom stock units, adjusted to reflect gains, losses and dividend equivalents on an equivalent number of shares of the Company’s common stock. Phantom stock units are not actual stock but are obligations of the Company to make subsequent payments to participants in an amount determined by the fair market value of the Company’s common stock at the time of payment. For those individuals choosing to invest in the Company’s phantom stock units in the Supplemental Savings Plan, the participants’ cash deferrals credited to the plan are treated as converted to phantom stock units four times each year, on February 1, May 1, August 1 and November 1, using a fair market value equal to the average of the high and low price reported for the Company’s common stock on those dates on the NYSE.

Participants in the Supplemental Savings Plan are restricted from withdrawing money from their account in the plan. Named executive officers have more limited access to loans under this plan than other participants. Subject to the requirements of Internal Revenue Code Section 409A, hardship withdrawals of amounts credited to the plan are allowed under certain circumstances. None of the named executive officers has made such a withdrawal from his account in the plan.

Generally, a participant will be entitled to the vested balance of his or her account in the Supplemental Savings Plan when the participant retires or otherwise terminates employment with the Company. A retiree may choose payment in a lump sum or installments with all amounts to be paid by the end of the calendar year in which the employee reaches age 75. For participants terminating employment for reasons other than retirement, the account balance is payable in a lump sum by no later than 60 days after the one-year anniversary of the termination of employment. IRS rules generally delay payment of deferred compensation accounts until at least six months after termination of employment (to the extent the account was not vested before 2005).

The table below shows 2006 employee and Company contributions to the Supplemental Savings Plan for the named executive officers (employee contributions are also included in the “Salary” column of the 2006 Summary Compensation Table above and Company contributions are also included in the “All Other Compensation” column of that Table), earnings credited for those contributions, and the aggregate balance of each officer’s account at December 31, 2006. No withdrawals or distributions have been made from these accounts (in 2006 or otherwise).

2006 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4)(5)
Neil S. Novich	$23,884	$38,989	$8,383	$968,297
Jay M. Gratz	$11,430	$21,254	$6,205	$660,297
Gary J. Niederpruem	$11,430	$20,266	$3,502	$345,253
Steven E. Makarewicz	$7,307	$11,559	$1,033	$122,743
James M. Delaney	$0	$9,780	$1,177	$91,331

(1)	All amounts shown in this column are also included in the amount reported for each individual in the “Salary” column of the 2006 Summary Compensation Table above.
(2)	All Company contributions shown in this column are included in the amount shown for each individual in the “All Other Compensation” column of the 2006 Summary Compensation Table above. The amounts reported represent the value of vested and unvested Company contributions to the Supplemental Savings Plan; each of the named executive officers is fully vested in all Company contributions.
(3)	The portion of each executive’s account balance deferred to a cash account is credited with interest at the rate paid by the Savings Plan’s Managed Income Portfolio Fund II fund, which in 2006 ranged from 0.29% to 0.37%, compounded monthly. Interest earned on deferred cash accounts was, for Mr. Novich, $1,308, Mr. Gratz, $1,420, Mr. Niederpruem, $1,176, Mr. Makarewicz, $194, and Mr. Delaney, $583.

The portion of each executive’s account balance deferred to the phantom stock unit account earns dividend equivalents paid at the same time and in the same amount as dividends paid to the holders of the Company’s common stock. In 2006, each outstanding share of common stock and each phantom stock unit earned dividends at the rate of $0.05 per share paid quarterly, or $0.20 for the year. The dollar value of dividends credited to each named executive officer’s deferred phantom stock unit account for 2006 is Mr. Novich, $7,075; Mr. Gratz, $4,785, Mr. Niederpruem, $2,326. Mr. Makarewicz, $839; and Mr. Delaney, $594. For purposes of determining the dollar value of the dividend equivalents credited in this column, the value of the dividend equivalents at the date of the dividend payment is used. The amounts of cash and phantom stock units credited to each officer’s account are described in footnote (4) to this table.

(4)	The amount of cash and of phantom stock units credited to each officer’s account at December 31, 2006 are as follows: Mr. Novich, $48,785 and 36,694.13 units; Mr. Gratz, $57,247 and 24,035.47 units; Mr. Niederpruem, $49,919 and 11,770.99 units; Mr. Makarewicz, $10,259 and 4,483.23 units; and Mr. Delaney, $16,466 and 2,983.86 units (including all earnings (both cash and dividend equivalents) reported in the column entitled “Aggregate Earnings in Last Fiscal Year” in this table). The value of the phantom stock units credited to each officer’s account is based on the December 29, 2006, closing price of the Company’s common stock of $25.09 as reported on the NYSE. The value of phantom stock units fluctuates, because the value adjusts to reflect gains, losses and dividends on an equivalent number of shares of the Company’s common stock. Certain of these amounts were included in the “Salary” and the “All Other Compensation” columns of the 2006 Summary Compensation Table. See footnotes (1) and (2) above.

Change in Control, Employment/Severance Agreements and Other Benefits

Change in Control—Incentive Stock Plan Provisions

If a change in control of the Company occurs, its incentive stock plans specify that the value of all outstanding stock options, stock appreciation rights, and restricted stock awards (whether or not these stock awards are fully exercisable or vested) will be settled on the basis of the “change in control price” on the date of the change in control (generally the trading price of Company common stock at the time of the change in control but, in some circumstances, the highest trading price during the 60-day period preceding the change in control). All outstanding performance stock unit awards will be cashed out on the basis of the change in control price in the manner and amounts determined by the Compensation Committee (provided that, for executives party to the change in control agreements described below, the change in control price for all awards will in some circumstances be determined by reference to the average trading price during the 60-day period preceding the change in control, and it will not be determined by reference to the highest trading price during such period). The Compensation Committee can choose to immediately vest restricted stock awards instead of cashing them out. The Committee has determined that if a change in control occurs, the currently outstanding performance awards will be paid in cash at the change in control price for the greater of 100% of the target number of stock units awarded or the number of units that would be payable based on actual performance to date, prorated to reflect the number of months completed in the performance period at the date of the change in control (rounded up in the case of current employees to the next highest multiple of 12, if not already such a multiple, except for individuals who terminated employment due to normal retirement or death prior to the change in control, for whom the actual number of months completed in the performance period, through the normal retirement or death, would be rounded to the nearest whole number). If the Company’s market capitalization is less than $250 million at the date of the change in control, awards will be paid at the change in control price for 30% of the target number of stock units.

As previously noted, the Company received notice from Harbinger of its intention to nominate seven (7) candidates for election at the Annual Meeting. Election of Harbinger candidates at the Annual Meeting to replace a majority of the Board of Directors will constitute a change in control under the incentive stock plans.

Change in Control Agreements

The Company’s change in control agreements are “double-trigger” agreements; each of the named executive officers and a limited group of other senior executives have such agreements. These agreements for the named executive officers provide specified compensation and benefits to the executives if the “double-trigger” conditions are met; that is, both (1) a change in control or a potential change in control occurs (each as defined in the agreements), and (2) the Company terminates the executive’s employment or the executive resigns for “good reason” within 36 months (24 months in the case of Mr. Makarewicz and Mr. Delaney) after the month in which a change in control or potential change in control occurs (or the executive is terminated at the request of a potential acquirer and a change in control or potential change in control occurs within the 12 months following the termination).

These change in control agreements impose a post-termination confidentiality, non-compete and non-solicitation period on the executive. If an executive becomes entitled to benefits under these change in control agreements, the agreements limit or reduce any benefits that the executive may be entitled to receive under other Company plans and the executive’s other agreements with the Company. If a termination occurs under the change in control agreement, the non-compete provisions of the change in control agreement supersede non-compete provisions in any other severance plan, employment/severance agreement or other agreement with the Company. The non-compete and non-solicitation provisions are substantially similar to those described below under “Employment/Severance, Non-Compete and Non-Solicitation Agreements.” The Company can terminate these change in control agreements prior to a change in control or potential change in control, as of the first anniversary of the date on which the Company gives the executive a written notice of termination of the agreement.

Benefits are payable under these change in control agreements only if the Company terminates the executive’s employment or the executive resigns for “good reason” (diminution of responsibilities, compensation or benefits or a significant relocation of the executive’s principal place of business; and for Mr. Novich only, ceasing to be the chief executive officer of a public company) within 36 months (24 months in the case of Mr. Makarewicz and Mr. Delaney) after the month in which a change in control or potential change in control occurs (or the executive is terminated at the request of a potential acquirer and a change in control or potential change in control occurs within 12 months of the termination) and the executive complies with the non-compete provisions of the agreement, with the following exceptions:

(1)	if the executive is terminated for cause, the executive receives his or her base salary to the date his or her employment terminates, plus amounts to which he or she is entitled under any Company compensation plan;

(2)	if the executive dies or retires, the executive receives benefits consistent with the Company’s general policies applicable to its salaried employees, but no additional benefits are payable under the change in control agreement; and

(3)	if the executive becomes disabled after a change in control, the executive receives no additional benefits under the change in control agreements but receives salary and benefit continuation under the Company’s benefit and compensation plans applicable to salaried employees until employment terminates, at which time the executive receives benefits consistent with the Company’s general retirement, insurance and other compensation programs.

Benefits payable to the named executive officers under these agreements are:

•

Severance payments equal to three times (two times in the case of Mr. Makarewicz and Mr. Delaney) the sum of (1) current annual base salary, plus (2) the higher of (a) the average annual cash incentive bonus paid for the five years before terminating employment (excluding any years in which the bonus was zero), or (b) the executive’s target award under the annual incentive plan for the year in which employment terminates, payable in a lump sum payment six months after the date of termination of employment (or sooner if permitted under applicable Internal Revenue Code rules).

•

Cash payments of any allocations, unpaid awards, or rights under the Company’s annual incentive or other incentive compensation plans, including a cash bonus for the year in which the change in control event occurs, paid at target times base salary at the date of termination, prorated to the date of termination.

•	Shares or cash equal to the value of outstanding stock options granted under the Company’s stock option plans.

•

For performance awards, cash payment equal to the value of any outstanding awards at the greater of target or actual performance, prorated for the months elapsed in the performance period (rounded up to the next multiple of twelve if not already such a multiple), unless the Company’s market capitalization at the change in control date is less than $250 million, in which case a cash payment based on target performance is reduced to 30% of the amount otherwise payable at target.

•	Life, disability, accident, and health insurance as provided in the Company’s general insurance programs for 36 months (24 months in the case of Mr. Makarewicz and Mr. Delaney).

•

A lump sum cash payment equal to three years of additional accrued benefits (two years for Mr. Makarewicz and Mr. Delaney) calculated under the methodology in the Company’s pension and supplemental pension plan for those executives having certain age and service criteria at the date of termination of employment. Mr. Novich is the only one of the named executive officers who benefits from this provision as of December 31, 2006.

•

Credit for three additional years (two years in the case of Mr. Makarewicz and Mr. Delaney) of age and service for purposes of determining eligibility for retiree health and life insurance benefits. Mr. Novich is the only named executive officer who benefits from the additional age and service credit as of December 31, 2006; the additional age and service credit would make Mr. Novich eligible for those benefits.

•	Legal fees and expenses incurred by the executive as result of the employment termination.

•	Financial advisory services similar to those provided currently to Company executives for three years (two years in the case of Mr. Makarewicz and Mr. Delaney).

•	Outplacement services.

•

If the aggregate present value of change in control benefits (calculated under Section 280G of the Internal Revenue Code) exceeds by 15% or more an amount equal to three times the executive’s “base amount” under Code Section 280G, an additional gross-up amount that, after payment of all taxes, is equal to any federal excise tax imposed under Section 4999 of the Internal Revenue Code by reason of the benefits. If the executive’s benefits exceed three times the executive’s “base amount” by less than 15%, the executive’s benefits are reduced by the amount necessary to fall below the three times “base amount” threshold; the executive is then not subject to excise tax. The Company is not entitled to a federal income tax deduction for any benefits subject to the excise tax or for any additional gross-up payments.

As noted above, the agreements also generally provide benefits if there occurs a qualifying termination of employment, before a potential change in control or a change in control, at the request of a person with whom a potential transaction, if consummated, would constitute a change in control or potential change in control of the Company, provided that a change in control or potential change in control occurs within 12 months of termination.

As previously noted, the Company received notice from Harbinger of its intention to nominate seven (7) candidates for election at the Annual Meeting. Election of Harbinger candidates at the Annual Meeting to replace a majority of the Board of Directors will constitute a change in control under the change in control agreements.

Estimated Value of Change in Control Benefits

The table below reflects benefits to which the named executive officers would have been entitled under their change in control agreements had a change in control occurred on December 31, 2006 and the executive’s employment was terminated at that time by the Company other than for cause or by the executive for good reason. The calculations assume that certain changes to the change in control agreements and performance awards that were first adopted in March 2007 (relating to Mr. Novich’s eligibility for certain additional retiree health and life insurance age and service credits and the payment of performance share units at the greater of target or actual performance) were in effect at December 31, 2006.

These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the executive following a change in control, or the actual costs of or value of health and welfare benefits or perquisites following a change of control, which would only be known at the time the individual became eligible for payment due to job termination. Factors that affect the calculation of amounts payable under these agreements include the price of the Company’s common stock at the time of a change in control; the amount and terms of long-term incentive stock awards, stock options, SARs or other stock-based incentive held by the individual at the time of the change in control; annual base salary; amounts of short-term incentive bonuses paid in years prior to the change in control; Internal Revenue Service regulations, including excise taxes imposed by Section 4999 of the Internal Revenue Code; and the Company’s costs of providing health care, insurance, financial counseling and outplacement services to terminated executives.

Termination by the Company Other than for Cause, Retirement or Disability,

Termination by the Executive for Good Reason

(assuming December 31, 2006 termination date)

Name	Severance and Noncompete Amount(1)	Prorata Target Bonus Payment(2)	Early Vesting of Stock Options	Early Vesting of Restricted Stock(3)	Performance Stock Unit Awards(4)	Additional Retirement Benefit(5)	Welfare and Other Benefits(6)	Out- placement	Excise Tax & Tax Gross-Up	Aggregate Payments
Novich	$4,952,499	$825,000	—	$376,350	$4,302,935	$131,155	$135,855	$25,000	$0	$10,748,794
Niederpruem	2,677,500	382,500	—	125,450	1,530,490	—	53,700	25,000	0	4,794,640
Gratz	2,677,500	382,500	—	419,003	1,530,490	—	49,950	25,000	0	5,084,443
Delaney	843,200	149,600	—	75,270	426,530	—	31,700	25,000	0	1,551,300
Makarewicz	914,500	162,250	—	—	464,165	—	36,500	25,000	0	1,602,415
Total	$12,065,199	$1,901,850	$0	$996,073	$8,254,610	$131,155	$307,705	$125,000	$0	$23,781,592

(1)	This amount represents severance and noncompete payments equal to three times (two times for Mr. Delaney and Mr. Makarewicz) the sum of (a) the executive’s annual base salary, and (b) the greater of (i) the executive’s target award under the annual incentive plan, or (ii) the average annual amount of the annual incentive award paid to the executive in the five years immediately preceding the year in which the date of termination occurs, such average annual amount calculated by aggregating all annual incentive awards paid with respect to the five years and dividing the aggregate amount by the number of years for which such an award was actually paid to the executive.
(2)	This amount represents the payment of the annual cash incentive for the year in which the termination of employment would occur based on each executive’s target award percentage and annual base salary then in effect.
(3)	These awards would become vested. The amount shown represents the value of all of the unvested shares.
(4)	This amount represents the payout of all outstanding performance stock unit awards, on a prorated basis (to reflect the number of months completed in the performance period at the date of the change in control rounded up to the next highest multiple of 12, if not already such a multiple), at the greater of the 100% target or actual performance attainment payout level based on the Company’s $25.09 closing stock price on December 29, 2006 as reported on the NYSE.
(5)	The change in control agreements generally provide for a lump-sum payment based on additional age and service credits under the supplemental pension plans of 36 months for Mr. Novich, Mr. Gratz and Mr. Niederpruem and 24 months for the other named executive officers. By reason of the age of the executives and the service already credited to them under the plans, Mr. Novich is the only named executive officer who was eligible for this cash payment as of December 31, 2006.
(6)	The amount for Mr. Novich includes $18,000 for three years of post-termination financial counseling and the present value of retiree medical benefits and life insurance benefits. The amount is estimated based on historical usage levels.

Employment/ Severance, Non-compete and Non-solicitation Agreements

The Company has instituted a practice of including confidentiality, non-compete and non-solicitation provisions in executive employment/severance agreements, including the employment/severance agreements of each of the named executive officers. The Compensation Committee of the Board of Directors reviews and approves in advance the provisions of and any amendments of all executive/severance, non-compete and non-solicitation agreements to be offered to any executive or prospective executive employee.

These agreements generally establish the executive’s title, base annual salary, cash bonus percentage and other elements of compensation, and provide for continuation of compensation and benefits for a limited period of time if the executive’s employment is terminated for reasons other than cause or if the executive resigns for “good reason.”

If the executive is discharged for reasons other than cause or resigns for “good reason” (which includes the failure to provide bonus opportunities or stock awards based on historical practice in the case of Mr. Novich), these employment agreements impose a post-termination confidentiality, non-compete and non-solicitation period on the executive and provide for salary and benefit continuation during that time period. The payments are made monthly on an installment basis, except in some cases for those executives subject to certain special provisions of Internal Revenue Code Section 409A, who are subject to a six-month post-termination delay in receiving payments under these agreements. Those individuals will receive an initial payment six months after termination of employment that equals six months’ worth of monthly payments plus the seventh installment; remaining installments are paid monthly thereafter.

If a named executive officer’s severance rights are triggered, his salary, bonus, and benefits in effect on the date employment terminates will be continued for 24 months (36 months in the case of Mr. Novich). The bonus for Mr. Novich would equal three payments of the average annual amount of the cash bonus awards paid to him for the three years before the year his employment terminates but excludes any years in which the bonus was zero. For the other named executive officers, the bonus would equal two payments of the average annual amount of the cash bonus award paid to the executive for the three years before the year in which the executive’s employment terminates, including any years in which no bonus was paid. Executives also would receive a lump sum cash payment equal to two years of additional accrued benefits (three years for Mr. Novich) calculated under the methodology in the Company’s pension and supplemental pension plan for those executives having certain age and service criteria at the date of termination of employment. Mr. Novich is the only named executive officer who benefits from this provision as of December 31, 2006.

If an executive is discharged for cause (or resigns without “good reason”), the executive will not receive any payments or benefits from the agreement. If the executive becomes disabled, the executive will receive payment of base salary through the last day of the month in which the executive terminates employment under his or her agreement and may be eligible for benefits under other Company insurance programs available to salaried employees.

If the executive violates the agreement’s post-termination confidentiality, non-compete and non-solicitation provisions, the post-termination benefit and salary benefits cease to be paid and the executive is not entitled to any additional payments or benefits during the remainder of the applicable 24-month (or 36-month) salary and benefit continuation period. The non-compete provisions prohibit the executive, directly and indirectly, from owning, operating, consulting for or providing services to a competitor of the Company during the salary and benefit continuation period, although the executive can own up to 1% of the outstanding stock of a public company competitor. The non-solicitation provisions prohibit the executive from soliciting business from or providing services similar to Company services to Company customers during the continuation period and from encouraging Company employees to terminate employment with the Company.

Mr. Novich’s agreement vests all existing unvested options as of his termination date (although all of his options currently are already fully vested) and provides him with 36 months (but not beyond the options’ original termination date) from his termination date to exercise the options. He also receives credit for three additional years of age and service for purposes of determining eligibility for retiree health and life insurance benefits and certain indemnification, financial services counseling, and executive outplacement and office services following his termination.

Estimated Value of Employment/Severance Agreement Benefits

The table below reflects benefits to which the named executive officers would have been entitled under their employment/severance, confidentiality, non-compete and non-solicitation agreements had the executives been terminated by the Company effective December 31, 2006 for reasons other than cause, or if the executive terminated employment for good reason, at that time. These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the executive, which would only be known at the time the individual became eligible for payment. Factors that affect the calculation of the amounts payable under the agreement include the amount and terms of long-term stock awards, stock options, SARs or other stock-based incentives held by the individual at the time of the employment termination; the market price of the Company’s common stock at the time of termination; annual base salary; and amounts of short-term incentive bonuses paid in years prior to the termination of employment.

Termination by the Company for Reasons Other than Cause;

Termination by the Executive for Good Reason

(assuming a December 31, 2006 termination date)

Name	Severance Amount(1)	Pension Enhancement(2)	Early Vesting of Restricted Stock(3)	Performance Stock Units at Target(4)	Other(5)	Total
Mr. Novich	$6,048,750	$131,155	$—	$4,302,935	$160,855	$10,643,695
Mr. Niederpruem	$1,698,888	—	—	$1,530,490	$35,800	$3,265,178
Mr. Gratz	$1,761,187	—	—	$1,530,490	$33,300	$3,324,977
Mr. Delaney	$865,475	—	—	$426,530	$31,700	$1,323,705
Mr. Makarewicz	$987,507	—	—	$464,165	$36,500	$1,488,172

Total	$11,361,807	$131,155	$—	$8,254,610	$298,155	$20,045,727

(1)	Represents the cumulative amount that the executive would receive through continued bi-weekly base salary payments and an annual bonus award payment. The payments would end on the earliest to occur of (a) the 24th month (36th month for Mr. Novich) after the executive’s termination; (b) the date on which the executive violates restrictive covenants (confidentiality, non-competition and non-solicitation) in the agreements, or (c) the date of the executive’s death.
(2)	The agreements generally provide for a lump-sum payment based on additional age and service credits for the pension and supplemental pension plans of 36 months for Mr. Novich and 24 months for the other executives. By reason of the age of the executives and the service already credited to them under the plans, Mr. Novich is the only named executive officer who was eligible for this cash payment at December 31, 2006. The additional age and service credits do not provide any benefits to the other named executive officers. Mr. Novich also receives credit for three additional years of age and service for purposes of determining eligibility for retiree health and life insurance benefits.
(3)	The terms of the restricted stock award agreement provide that each executive would forfeit all unvested restricted shares.
(4)	Assumes a termination for other than cause only and represents the value of the payout of all outstanding performance stock unit awards on a prorated basis (based on the ratio of the months employed in the performance period over the number of months in the performance period) based on the $25.09 closing price of the Company’s common stock on December 29, 2006 as reported on the NYSE. This example assumes achievement of 100% of the performance target for the awards; under the performance award agreements, for a final calculation of an actual payment amount, the actual percentage of attainment of the performance target would be utilized and payment would be made after the end of the applicable performance cycle. If an executive terminates for good reason, the outstanding performance stock units awards would be forfeited, and the executive would not receive any cash amount or other value for the forfeited awards.
(5)	Represents the estimated cumulative cost to the Company of providing continued benefit coverage for medical, dental, basic life insurance, optional life insurance (if any), and optional accidental death and dismemberment insurance (if any). The amount shown for Mr. Novich also includes $25,000 for outplacement services and $18,000 for three years of post-termination financial counseling, but does not include the value of directors and officers liability insurance coverage and office services that he is eligible to receive under his agreement, as at this time an estimated cost of these benefits is not determinable. Benefits cease in the time period and for the reasons described in footnote (1) of this table.

If any of the named executive officers were to terminate his employment with the Company for cause, voluntary resignation, resignation by mutual agreement or for other reasons (excluding death or disability), the executive would have no right to payments, future payments or benefits under the employment and non-compete agreements (but the executive would remain subject to the agreement’s non-compete and non-solicitation restrictions). Also, the executive would forfeit any unexercisable, unvested or unearned stock options, restricted stock awards, performance stock unit awards or other awards under the Company’s incentive stock plans.

The table below reflects benefits to which the named executive officers would have been entitled under their employment/severance, non-compete and non-solicitation agreements had the executives died or become disabled effective December 31, 2006. These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the executive or his estate or beneficiary, which would only become known at the time of termination of employment. Factors that affect the calculation of amounts payable under the employment and non-compete agreement include the amount and terms of stock awards, stock options, SARS or other stock-based incentives held by the individual at the time of employment termination; the market price of the Company’s common stock at the time of termination; and annual base salary at the time of termination.

Termination due to Death or Disability

(assuming termination on December 31, 2006)

Name	Severance Amount(1)	Pension Enhancement(2)	Early Vesting of Restricted Stock(3)	Performance Stock Units at Target(4)	Other(5)	Total
Mr. Novich	$0	$—	$240,446	$4,302,935	$—	$4,543,381
Mr. Niederpruem	$0	—	80,149	1,530,490	—	$1,610,639
Mr. Gratz	$0	—	267,696	1,530,490	—	$1,798,186
Mr. Delaney	$0	—	22,999	426,530	—	$449,529
Mr. Makarewicz	$0	—	—	464,135	—	$464,165

Total	$0	$—	$611,290	$8,524,610	$—	$8,865,900

(1)	The executive or his estate or beneficiary are entitled to continued base salary payments until the earliest to occur of (a) the last day of the month in which the executive terminates employment and (b) the date on which the executive violates restrictive covenants regarding confidentiality, non-competition and non-solicitation in the agreements.
(2)	None of the executives would receive additional age or service credits under the pension plan and the supplemental pension plan in the event of termination due to death or disability.
(3)	The restricted stock award agreements provide that all unvested restricted shares become vested on a prorated basis based upon the number of whole calendar months for which the executive was employed during the vesting period. Mr. Novich, Mr. Niederpruem and Mr. Gratz received restricted stock awards of 15,000, 5,000, and 16,700 shares respectively on January 25, 2005 that are scheduled to vest on January 24, 2008. Mr. Delaney received a restricted stock award of 3,000 shares on January 24, 2006 that is scheduled to vest on January 23, 2009. The amounts above represent the number of restricted shares multiplied by the $25.09 closing price of the Company’s common stock on December 29, 2006 as reported on the NYSE multiplied by the number of whole calendar months elapsed in the vesting period over the number of months in the entire vesting period for the awards for each executive officer except Mr. Makarewicz, who had no outstanding restricted stock awards as of December 31, 2006.

(4)	Represents the payout of all outstanding performance stock unit awards on a prorated basis (based on a ratio of the months employed in the performance period over the number of months in the performance period), based on the $25.09 closing price of the Company’s common stock on December 29, 2006 as reported on the NYSE. This example assumes 100% of the performance target had been achieved at that date. Under the performance award agreements, for a final calculation of an actual payment amount, the actual percentage of attainment of the performance target would be utilized and payment would be made after the end of the applicable performance cycle.
(5)	None of the executives has the right to additional benefits, including health and welfare benefits, under the employment agreements in event of termination due to death or disability.

Equity Compensation Plan Information

The following table gives information about the Company’s common stock that is authorized for issuance under all of the Company’s equity compensation plans as of December 31, 2006. No equity securities other than the Company’s common stock are authorized for issuance under such plans.

Plan Category	(a) Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans, Excluding Shares Reflected in Column(a)
Equity compensation plans approved by security holders	1,597,324	$13.86	659,549
Equity compensation plans not approved by security holders(1)	74,060	$11.79	61,892

Total	1,671,384	$13.77	721,441	(2)

(1)	The former Ryerson Directors’ 1999 Stock Option Plan was not approved by stockholders. Under that plan, now part of the Ryerson Directors’ Compensation Plan (which was approved by stockholders), at the close of each annual meeting prior to 2005, each non-employee director received a stock option with a value of $20,000 (based on the Black-Scholes option pricing model).
(2)	All of these shares may be issued as restricted shares or units as follows: under the Ryerson 2002 Incentive Stock Plan, 659,549 shares may be issued as restricted shares, and in the Directors’ Compensation Plan, which includes the Ryerson Directors’ 1999 Stock Option Plan, 61,892 shares may be issued as restricted shares.

ITEM 3—PROPOSAL TO APPROVE THE RYERSON ANNUAL INCENTIVE PLAN

IN ORDER TO QUALIFY PERFORMANCE-BASED COMPENSATION UNDER THE PLAN

AS TAX-DEDUCTIBLE BY THE COMPANY

Proposal

The Compensation Committee of the Board of Directors administers the Ryerson Annual Incentive Plan (the “Plan”), a short-term incentive compensation plan. The Company is asking you to approve the Plan’s performance measures in order to qualify incentive payments made under the Plan as deductible for Federal income tax purposes for tax years commencing January 1, 2008.

The Plan retains the performance measures and annual limits on performance-based awards previously approved by stockholders.

The role of short-term incentives in the Company’s compensation system

The Company has used its short-term incentive plan, which is a cash bonus plan, as an integral part of its compensation plan for salaried employees. The Board of Directors has determined that there is a continuing need for a Company cash bonus plan to maintain a competitive executive incentive program that supports the Company’s business and business strategies. Accordingly, the Board of Directors is submitting the Plan to stockholders for their approval, to enable the Company to qualify payments made under the Plan as deductible for Federal income tax purposes for tax years commencing January 1, 2008. The summary of the Plan which follows is qualified in its entirety by reference to the complete text of the Plan as set forth in Exhibit A hereto.

Section 162(m) of the Internal Revenue Code generally limits the amount companies can deduct for compensation paid to the Chief Executive Officer and the three other most highly paid executives (other than the Chief Financial Officer) to $1 million per year unless the compensation is performance-based. Section 162(m) allows a company to deduct performance-based compensation regardless of the $1 million annual limit if, among other things, the company’s stockholders approve the plan’s performance measures. With some exceptions, the Internal Revenue Service requires stockholders to re-approve plan performance measures every five years to maintain the Company’s ability to claim deductions for performance-based compensation for Federal income tax purposes. Stockholders approved the Plan’s performance features in 2003 for the five-year period January 1, 2003 through year-end 2007.

General Description

Eligibility for Awards

As of January 1, 2007, approximately 1,200 employees were eligible to participate in the Plan. All full-time salaried employees of the Company, its subsidiaries and its affiliates are eligible to be designated as participants in the Plan for the applicable award period, provided that (a) for annual award periods, the participant is an employee at August 1 and at December 31 of the year, and (b) for quarterly award periods, the participant is an employee on both the first day and last day of the award period. In cases of death, disability, retirement or change in control, a participant will be eligible to receive an award even if the participant is not an employee on the last day of an award period.

Administration

The Compensation Committee of the Board of Directors administers the Plan pursuant to the Plan’s provisions. Under the terms of the Plan, no member of the Committee is eligible to receive an award while serving on such Committee (and no member would receive an award in any event because awards are limited to employees and no Committee member is or has been an employee of the Company or any of its subsidiaries).

The Committee has authority to interpret the Plan, to establish, amend and rescind rules and regulations for the administration of the Plan, and to delegate to one or more senior executive officers of the Company the right to administer the Plan as it pertains to employees who are not officers of the Company. The Committee has delegated certain authority to the Vice President-Human Resources, as described below. The Board of Directors of the Company may amend, suspend or terminate the Plan at any time.

The Committee establishes the annual threshold, target and maximum performance targets for the Company, its subsidiaries, affiliates (if any) and major divisions (each, a “Corporate Unit”) by which plan participants are grouped for each award period and sets the methodology for calculating attainment of the performance targets. The Committee also establishes the cash bonus percentage, expressed as a percentage of base annual salary earnings, for the executive officers. The Vice President—Human Resources establishes the annual threshold, target and maximum performance targets for service centers and other sub-units of the business units, designates the classes of salaried non-officer employees eligible to participate in the Plan by business unit and salary level, and establishes the cash bonus percentage for each class.

The Committee also sets the specific award period for each Corporate Unit or salary classification or grade, or combination of those factors. The award period may be a calendar quarter, a calendar year or a longer period. The Committee generally has set annual award periods consisting of a calendar year, to conform to the Company’s fiscal year, for all designated Corporate Units.

The Compensation Committee sets the performance goals and the methodology used to measure attainment. The Compensation Committee has discretion to adjust awards or to make changes, as long as these do not increase the awards or make them nondeductible under the Internal Revenue Code rules discussed above. If those rules change, the Compensation Committee can amend or replace performance measures applicable to the named executive officers. The Committee also has discretion to grant awards to these executive officers that are not deductible under the regulations and to use any performance measures it deems appropriate. The Committee has authority to impose conditions on participation in and awards made under the Plan, including conditions applicable to one or more Plan participants that are intended to cause awards to be deductible under Section 162(m) of the Internal Revenue Code. These conditions may include, but are not limited to, conditions that may subject payment of awards to further stockholder approval of the Plan.

No awards are paid under the Plan to any participant in a Corporate Unit which did not achieve the threshold performance target established for that Corporate Unit. Subject to Plan provisions limiting discretion of the Committee, the Committee may adjust awards on the basis of quantitative and qualitative performance measures and evaluations as it deems appropriate and may make adjustments as it deems appropriate in the case of participants whose salary grade classifications have changed during the relevant award period or who have been employed in more than one Corporate Unit during the relevant award period.

Awards

Cash bonuses are calculated by multiplying (1) the individual employee’s annualized base salary, by (2) a specified percentage of that individual’s base salary, by (3) the extent to which the applicable corporate and (or) business unit performance measures are met for the year.

In the first quarter of each year (or at the beginning of the relevant award period), the Compensation Committee of the Board of Directors establishes the threshold, target and maximum targets against the performance measure it sets for the Company, its subsidiaries and divisions and other designated Corporate Units and sets the calculation methodology for that year (or relevant award period), except to the extent delegated to the Vice President—Human Resources as described above. For the Company’s executive officers, the Committee also establishes the percentage of base salary that constitutes the target award.

Awards are paid in cash as soon as practicable after the end of the applicable period for which the award is made. If the participant to whom an award has been made dies prior to the payment of the award, the award is paid to the legal representative or to such other person as determined by the Chief Executive Officer, President or Vice President-Human Resources of the Company. The Company or applicable Corporate Unit has the right to deduct any taxes required by law to be withheld from any award. To the extent provided by the Committee, any payment under the Plan may be deferred, and to the extent deferred, may be credited with an interest or earnings factor as determined by the Committee. The Committee has not provided for any deferral of payments.

Performance-Based Provisions

As noted above, Section 162(m) of the Internal Revenue Code generally limits federal income tax deductions for compensation paid to certain executive officers to $1 million per year unless the compensation is “performance-based.” The Plan contains limitations intended to qualify awards paid under the Plan to be deductible as performance-based compensation for Federal income tax purposes.

The Plan specifies performance measures to be used. It also limits the maximum award payable to any one participant in any calendar year to $2,000,000.

Performance Measures

For the Company to deduct performance awards paid to those executive officers for whom a federal income tax deduction would otherwise be denied, the Internal Revenue Code and regulations thereunder require that stockholders approve the performance measures stated in the Plan. The Plan permits the performance measures to be based upon return on operating assets, operating profit, return on equity, net income, stock price, revenue growth, expense management, inventory management, quality management, customer service performance, shareholder return, gross margin management, and market share improvement. The Committee has established the threshold performance for 2007 for each Corporate Unit based on adjusted return on operating assets and, for the Global Accounts division, has established additional targets for sales revenues and price margin targets.

Annual Incentive Plan Benefits

The following table shows the potential awards that may be paid under the Plan for 2007:

	2007 Awards Dollar Value*
Name and Position	Threshold	Target	Maximum
Neil S. Novich Chairman, Director, Chief Executive Officer and President	$255,000	$850,000	$1,700,000

Jay M. Gratz Executive Vice President and Chief Financial Officer, President—Ryerson Coil Processing	$118,193	$393,975	$787,950

Gary J. Niederpruem Executive Vice President	$118,193	$393,975	$787,950

James M. Delaney President—Global Accounts	$46,225	$154,084	$308,167

Stephen E. Makarewicz President—Ryerson South	$60,300	$201,000	$402,000

All Executive Officers As A Group	$873,208	$2,910,692	$5,821,385

All Employees, Including All Current Officers Who Are Not Executive Officers, As A Group	$4,065,458	$13,551,530	$27,103,059

*	The dollar values of the potential awards are subject to fluctuation based on the number of employees eligible for the Annual Incentive Plan, salary increases and changes to the U.S. Dollar / Canadian Dollar exchange rate.

Change in Control

The Plan provides that it will remain in effect for the remainder of any calendar year in which a change in control of the Company occurs (as defined in the Plan), and that each participant employed immediately prior to such change in control of the Company whose separation from employment is due to a Release (as defined in the Plan) on the date of such change in control or within the remainder of such calendar year will receive an award for all award periods occurring in such calendar year equal to the target award (pro-rated to the date of the participant’s termination of employment before the end of the award period, if applicable) whether or not awards would otherwise have been payable under the Plan for such award periods occurring in such calendar year and whether or not the participant was an employee at the end of any award period occurring in such calendar year.

Federal Tax Consequences

An award constitutes ordinary income taxable to a participant in the year in which the award is paid. Subject to the provisions of Section 162(m) of the Internal Revenue Code and regulations promulgated thereunder, the Company generally will be entitled to a corresponding deduction for the year in respect of which awards under the Plan are paid (or, to the extent deferred, for the year in which paid).

Vote Required; Effect of Vote

Approval of the Plan to qualify performance-based compensation under the Plan as deductible for Federal income tax purposes under Internal Revenue Code Section 162(m) requires the affirmative vote of the holders of shares of the Company representing more than 50% of the voting power of shares represented in person or by proxy and entitled to vote at the Annual Meeting.

If you hold your shares in street name through a broker, your broker is permitted to vote your shares on this matter only if you give your broker specific instructions as to how to vote. If you do not provide instructions to your broker on this matter, your broker cannot vote your shares; such broker non-votes are not counted in determining the number of shares necessary for approval but are counted in determining whether there is a quorum at the meeting.

If you return a signed WHITE PROXY CARD without providing voting instructions, your shares will be voted in favor of the performance measures in the Ryerson Annual Incentive Plan in order to qualify performance-based compensation under the Plan as tax-deductible by the Company.

The Board of Directors recommends a vote FOR approval of the Ryerson Annual Incentive Plan to qualify performance-based compensation under the Plan as tax-deductible by the Company.

ITEM 4—PROPOSAL TO REPEAL ANY PROVISION OR AMENDMENT TO THE COMPANY’S

BY-LAWS ADOPTED WITHOUT STOCKHOLDER APPROVAL AFTER JANUARY 1, 2006

AND PRIOR TO THE ANNUAL MEETING

On January 2, 2007, the Company received notice from Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together, “Harbinger”), the beneficial owner of 2,550,000 shares of the Company’s common stock of its intention to present the following proposal to the Company’s stockholders at the Annual Meeting:

RESOLVED, that each provision or amendment of the By-laws of Ryerson Inc. (the “Company”) adopted by the Board of Directors of the Company without the approval of the Company’s stockholders subsequent to January 1, 2006 (purportedly the last date of reported changes) and prior to the approval of this resolution be, and they hereby are, repealed, effective as of the time this resolution is approved by the Company’s stockholders.

No provisions of or amendments to the Company’s By-Laws have been adopted by the Board of Directors without the approval of the Company’s stockholders subsequent to January 1, 2006. The Company does not plan to adopt any provisions of or amendments to the Company’s By-Laws on or prior to the Annual Meeting without the approval of the Company’s stockholders.

If you return a signed WHITE PROXY CARD without providing voting instructions, your shares will be voted against the stockholder proposal to repeal any provision or amendment to the Company’s By-Laws adopted without stockholder approval after January 1, 2006 and prior to the Annual Meeting, if presented at the Annual Meeting.

The Company’s Board of Directors recommends that you vote AGAINST the proposal to repeal any provision or amendment to the Company’s By-Laws adopted without stockholder approval after January 1, 2006 and prior to the Annual Meeting.

ITEM 5—PROPOSAL TO AMEND THE COMPANY’S BY-LAWS TO REDUCE THE MAXIMUM

NUMBER OF DIRECTORS

On January 2, 2007, the Company received notice from Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together, “Harbinger”), the beneficial owner of 2,550,000 shares of the Company’s common stock of its intention to present the following proposal to the Company’s stockholders at the Annual Meeting:

RESOLVED, that Section 2 of Article III of the By-laws of the Company be amended to provide that the Board of Directors of the Company shall consist of not fewer than six (6) nor more than ten (10) Directors.

The Company’s current By-Laws provide that the Board of Directors will consist of not fewer than six (6) nor more than twelve (12) directors.

As discussed above in “ITEM 1—ELECTION OF DIRECTORS,” the Board of Directors has nominated the following ten (10) director candidates for election at the Annual Meeting: Jameson A. Baxter, Russell M. Flaum, James A. Henderson, Gregory P. Josefowicz, James R. Kackley, Dennis J. Keller, Martha Miller de Lombera, Neil S. Novich, Jerry K. Pearlman and Anré D. Williams. The Board of Directors believes that the foregoing ten (10) director candidates possess the breadth and depth of general business and financial experience necessary for proper oversight of the Company’s affairs and to contribute to the short and long term success of the Company.

Under the current By-Laws of the Company, the Board of Directors also has the flexibility to add up to two more directors if the Board of Directors determines that such additional directors would be in the best interests of the Company and its stockholders. The Board of Directors has no present intention to increase the size of the Board or to appoint any particular person to the Board, but believes that retaining the ability to add up to two additional directors to the Board, if appropriate, is in the best interests of the Company and its stockholders.

If you return a signed WHITE PROXY CARD without providing voting instructions, your shares will be voted against the stockholder proposal to reduce the maximum number of directors from twelve (12) to ten (10).

The Company’s Board of Directors recommends that you vote AGAINST the proposal to amend the Company’s By-Laws to reduce the maximum number of directors.

MISCELLANEOUS

A copy of our Annual Report on Form 10-K as filed with the SEC for our last fiscal year, including any financial statements and financial statement schedules and exhibits thereto, will be made available to stockholders without charge upon written request to Secretary, Ryerson Inc., 2621 W. 15th Place, Chicago, Illinois 60608. Stockholders may also obtain a copy of our Form 10-K through the SEC’s website at www.sec.gov.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Any stockholder proposal for the Annual Meeting in 2008 must be sent to the Secretary, Ryerson Inc., 2621 W. 15th Place, Chicago, Illinois 60608. The deadline for receipt of a stockholder proposal intended to be included in the proxy statement for the 2008 Annual Meeting is [            ]. These proposals must comply with SEC Rule 14a-8 to be included in the proxy statement for the 2008 Annual Meeting.

Notice of director nominations by stockholders and any business a stockholder intends to present at the 2008 Annual Meeting (excluding business presented under SEC Rule 14a-8, which has the deadline described in the paragraph above) must be received by us no sooner than [            ] and no later than [            ]. In order for a notice of a stockholder proposal to be considered “timely” for the purposes of SEC Rule 14a-4(c), such notice must be received by [            ].

Stockholders making a director nomination must provide the information about the nominee and proposing stockholder required by the Company’s By-Laws and the NYSE listing standards regarding director independence.

PARTICIPANTS IN THE SOLICITATION

Opposing Solicitation

On January 2, 2007, the Company received notice from Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together, “Harbinger”) of its intention:

•

to nominate the following seven (7) candidates for election at the Annual Meeting, to replace the majority of our existing board of directors: Keith E. Butler, Eugene I. Davis, Daniel W. Dienst, Richard Kochersperger, Larry J. Liebovich, Gerald Morris and Allen Ritchie;

•

to present a proposal to the Company’s stockholders at the Annual Meeting to repeal any provision or amendment to the Company’s By-Laws adopted without stockholder approval after January 1, 2006 and prior to the Annual Meeting; and

•

to present a proposal to the Company’s stockholders at the Annual Meeting to amend the Company’s By-Laws to provide that the Board of Directors will consist of not fewer than six (6) nor more than ten (10) directors.

As of May 31, 2007, Harbinger and its affiliates were the beneficial owners of 2,550,000 shares, or 9.57%, of the Company’s common stock.

Cost of Solicitation

The cost of the Company’s proxy solicitation will be borne by the Company. The Company has retained MacKenzie Partners, Inc., a professional proxy solicitation firm, at an estimated cost of

$[            ], plus reimbursement of expenses, to assist it in soliciting proxies from brokers, nominees, institutions and individuals. MacKenzie expects that approximately [            ] of its employees will assist in the solicitation. The Company may also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company’s expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. Solicitation of proxies by mail may be supplemented by telephone, facsimile, e-mail or personal solicitation by the persons identified as participants under the heading “Participants.” No additional compensation will be paid to directors, officers or other regular employees for such services. Although no precise estimate can be made at the present time, the Company currently estimates that the total expenditures relating to the proxy solicitation incurred by the Company will be approximately $[            ], of which approximately $[            ] has been incurred to date.

Participants

Under applicable SEC regulations, members of the Company’s Board of Directors and certain executive officers and employees may be deemed to be “participants” in the Company’s solicitation of proxies in connection with the Annual Meeting.

Directors

Set forth below is the name, principal occupation and principal business address of the organization of employment for each member of the Board of Directors. For additional information concerning each of the directors, see “ELECTION OF DIRECTORS” in this Proxy Statement.

Name and Principal Occupation	Business Address
Jameson A. Baxter President, Baxter Associates, Inc.	Baxter Associates, Inc. 1250 West Northwest Highway Palatine, Illinois 60067

Richard G. Cline(1) Chairman, Hawthorne Investors, Inc.	Hawthorne Investors, Inc. 4200 Commerce Court Suite 300 Lisle, Illinois 60532

Russell M. Flaum Executive Vice President, Illinois Tool Works, Inc.	c/o Ryerson Inc. 2621 West 15th Place Chicago, Illinois 60608

James A. Henderson Retired	c/o Ryerson Inc. 2621 West 15th Place Chicago, Illinois 60608

Gregory P. Josefowicz Retired	c/o Ryerson Inc. 2621 West 15th Place Chicago, Illinois 60608

James R. Kackley Private Investor	c/o Ryerson Inc. 2621 West 15th Place Chicago, Illinois 60608

Dennis J. Keller Chairman of the Board, DeVry Inc.	DeVry Inc. One Tower Lane Suite 1000 Oakbrook Terrace, Illinois 60181

Name and Principal Occupation	Business Address
Martha Miller De Lombera Retired	c/o Ryerson Inc. 2621 West 15th Place Chicago, Illinois 60608

Neil S. Novich Chairman, President and Chief Executive Officer, Ryerson Inc.	Ryerson Inc. 2621 West 15th Place Chicago, Illinois 60608

Jerry K. Pearlman Retired	c/o Ryerson Inc. 2621 West 15th Place Chicago, Illinois 60608

Anré D. Williams Executive Vice President, U.S. Commercial Card, American Express Company	c/o Ryerson Inc. 2621 West 15th Place Chicago, Illinois 60608

(1)	Mr. Cline will retire from Board service upon election of directors at the Annual Meeting.

Executive Officers and Certain Employees

The principal occupations of the Company’s executive officers and employees (in addition to Mr. Novich) who may be deemed “participants” in the solicitation are set forth below. The principal business address of each such person is that of Ryerson Inc., 2621 West 15th Place, Chicago, Illinois, 60608.

Name	Principal Occupation
Patricia L. Buckland	Vice President, Marketing

James M. Delaney	President, Global Accounts

Virginia M. Dowling	Vice President, Deputy General Counsel and Secretary

Jay M. Gratz	Executive Vice President and Chief Financial Officer

William Korda	Vice President, Human Resources

Stephen E. Makarewicz	President, Ryerson South and Chicago Division

Lily L. May	Vice President, Controller and Chief Accounting Officer

Gary J. Niederpruem	Executive Vice President

Anita J. Pickens	Executive Vice President

Terence R. Rogers	Vice President—Finance and Treasurer

M. Louise Turilli	Vice President and General Counsel

Darrell R. Zerbe	Vice President, Information Technology and Chief Information Officer

Information Regarding Ownership of the Company’s Securities by Participants

The number of shares of Ryerson common stock owned by each director and named executive officer at June 1, 2007, is set forth in “SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT”

in this Proxy Statement. The number of shares of Ryerson common stock owned by each other employee participant in the solicitation at June 1, 2007 is listed below. None of the participants owns any Series A Preferred Stock. Ownership means the right to direct the voting or the sale of the shares, even if those rights are shared with someone else as indicated in the footnotes to the table.

Employee Participant	Number of Shares or Amount of Securities Owned(1)
Patricia L. Buckland	1,650	(2)
Virginia M. Dowling	13,223	(3)
William Korda	49,389	(4)
Lily L. May	59,438	(5)
Anita J. Pickens	1,002
Terence R. Rogers	62,002	(6)
M. Louise Turilli	10,000	(7)
Darrell R. Zerbe	41,683	(8)

(1)	Includes shares credited to individual accounts in the Ryerson Savings Plan. Shares reported as “subject to option” are subject to stock options exercisable on or prior to April 30, 2007.
(2)	Includes 1,650 shares subject to option.
(3)	Includes 8,170 shares subject to forfeiture under the Ryerson 2002 Incentive Stock Plan.
(4)	Includes 42,000 shares subject to option.
(5)	Includes 55,000 shares subject to option.
(6)	Includes 55,000 shares subject to option and 1,670 shares subject to forfeiture under the Ryerson 2002 Incentive Stock Plan.
(7)	Includes 10,000 shares subject to forfeiture under the Ryerson 2002 Incentive Stock Plan.
(8)	Includes 34,000 shares subject to option and 250 shares held for family members in trust.

Except as disclosed in this Proxy Statement, neither any participant in the solicitation nor any of their respective associates or affiliates directly or indirectly beneficially own any securities of the Company.

Information Regarding Transactions in the Company’s Stock by Participants

The following table sets forth all transactions that may be deemed purchases or sales of the Company’s common stock by the participants during the past two years. No purchases or sales of the Company’s common stock were made by Mr. Flaum, Mr. Henderson, Mr. Kackley, Ms. Turilli or Mr. Williams during the past two years. Unless otherwise indicated below, all of the following transactions were conducted in open market or privately negotiated transactions, and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Participant	Date	Type	# of Shares
Jameson A. Baxter	Various	Purchase(1)	476

Patricia L. Buckland	5/11/06 5/11/06	Purchase(4) Sale(8)	3,350 3,350

Richard G. Cline	3/1/06	Purchase(2)	3,740
	3/1/06	Purchase(2)	4,570
	3/1/06	Purchase(2)	4,310
	3/1/06	Sale(3)	12,620
	11/11/05	Purchase(2)	5,100
	11/11/05	Sale(3)	5,100

Participant	Date	Type	# of Shares
James M. Delaney	3/12/07	Purchase(4)	4,500
	3/12/07	Sale(5)	3,841
	3/12/07	Sale(6)	659
	11/9/06	Purchase(4)	54
	11/9/06	Purchase(4)	307
	11/9/06	Sale(5)	305
	11/9/06	Sale(6)	56
	11/8/06	Purchase(4)	4,139
	11/8/06	Sale(5)	3,395
	11/8/06	Sale(6)	744
	8/8/06	Purchase(4)	4,500
	8/8/06	Sale(5)	3,708
	8/8/06	Sale(6)	792
	3/15/06	Purchase(4)	721
	3/15/06	Sale(5)	571
	3/15/06	Sale(6)	150
	3/14/06	Purchase(4)	7,138
	3/14/06	Sale(5)	4,021
	3/14/06	Sale(6)	1,537
	3/13/06	Purchase(4)	6,076
	3/13/06	Sale(5)	3,415
	3/13/06	Sale(6)	1,312
	3/10/06	Purchase(4)	3,335
	3/10/06	Sale(5)	1,884
	3/10/06	Sale(6)	715
	3/9/06	Purchase(4)	4,730
	3/9/06	Sale(5)	2,675
	3/9/06	Sale(6)	1,013
	1/9/06	Purchase(4)	4,597
	1/9/06	Sale(5)	2,628
	1/9/06	Sale(6)	1,025
	1/4/06	Purchase(4)	1,220
	1/4/06	Sale(5)	1,116
	1/4/06	Sale(6)	54
	1/3/06	Purchase(4)	1,220
	1/3/06	Sale(5)	1,164
	1/3/06	Sale(6)	30
	11/28/05	Purchase(4)	14,710
	11/28/05	Sale(5)	7,557
	11/28/05	Sale(6)	2,997

Virginia M. Dowling	2/22/06	Purchase(4)	2,158
	2/22/06	Sale(8)	2,158
	11/3/05	Purchase(4)	32,000
	11/3/05	Sale(8)	27,501

Jay M. Gratz	11/9/06	Purchase(4)	1,612
	11/9/06	Sale(5)	1,362
	11/9/06	Sale(6)	250
	11/8/06	Purchase(4)	9,390
	11/8/06	Purchase(4)	8,798
	11/8/06	Sale(5)	15,141

Participant	Date	Type	# of Shares
	11/8/06	Sale(6)	3,047
	8/8/06	Purchase(4)	19,800
	8/8/06	Sale(5)	16,312
	8/8/06	Sale(6)	3,488
	3/15/06	Purchase(4)	1,924
	3/15/06	Sale(5)	1,522
	3/15/06	Sale(6)	402
	3/14/06	Purchase(4)	19,342
	3/14/06	Sale(5)	15,177
	3/14/06	Sale(6)	4,165
	3/13/06	Purchase(4)	16,358
	3/13/06	Sale(5)	12,826
	3/13/06	Sale(6)	3,532
	3/10/06	Purchase(4)	9,004
	3/10/06	Sale(5)	7,073
	3/10/06	Sale(6)	1,931
	3/9/06	Purchase(4)	12,774
	3/9/06	Sale(5)	10,037
	3/9/06	Sale(6)	2,737
	1/9/06	Purchase(4)	15,000
	1/9/06	Sale(5)	11,658
	1/9/06	Sale(6)	3,342
	11/16/05	Purchase(4)	6,435
	11/16/05	Sale(5)	5,200
	11/16/05	Sale(6)	1,235
	11/15/05	Purchase(4)	18,841
	11/15/05	Sale(5)	15,187
	11/15/05	Sale(6)	3,654
	11/14/05	Purchase(4)	19,724
	11/14/05	Sale(5)	15,864
	11/14/05	Sale(6)	3,860

Gregory P. Josefowicz	Various	Purchase(1)	42

Dennis J. Keller	3/6/06	Purchase(7)	1,000

William Korda	11/9/06	Purchase(4)	485
	11/9/06	Sale(5)	408
	11/9/06	Sale(6)	74
	11/8/06	Purchase(4)	5,518
	11/8/06	Sale(5)	4,657
	11/8/06	Sale(6)	861
	10/6/06	Purchase(4)	1,000
	10/6/06	Purchase(4)	4,000
	10/6/06	Sale(5)	4,139
	10/6/06	Sale(6)	861
	9/12/06	Purchase(4)	5,000
	9/12/06	Sale(5)	4,165
	9/12/06	Sale(6)	835
	8/8/06	Purchase(4)	5,000
	8/8/06	Sale(5)	4,119
	8/8/06	Sale(6)	881

Participant	Date	Type	# of Shares
	7/10/06	Purchase(4)	5,000
	7/10/06	Sale(5)	3,307
	7/10/06	Sale(6)	1,118
	6/8/06	Purchase(4)	5,000
	6/8/06	Sale(5)	3,358
	6/8/06	Sale(6)	1,084
	5/5/06	Purchase(4)	5,000
	5/5/06	Sale(5)	2,682
	5/5/06	Sale(6)	1,143
	4/24/06	Purchase(4)	3,600
	4/24/06	Purchase(4)	6,100
	4/24/06	Sale(5)	8,271
	4/24/06	Sale(6)	734
	4/7/06	Purchase(4)	5,000
	4/7/06	Sale(5)	2,131
	4/7/06	Sale(6)	1,128
	3/15/06	Purchase(4)	166
	3/15/06	Sale(5)	77
	3/15/06	Sale(6)	35
	3/14/06	Purchase(4)	1,618
	3/14/06	Sale(5)	733
	3/14/06	Sale(6)	348
	3/13/06	Purchase(4)	1,386
	3/13/06	Sale(5)	625
	3/13/06	Sale(6)	299
	3/10/06	Purchase(4)	755
	3/10/06	Sale(5)	344
	3/10/06	Sale(6)	161
	3/9/06	Purchase(4)	1,075
	3/9/06	Sale(5)	490
	3/9/06	Sale(6)	230

Stephen E. Makarewicz	3/12/07	Purchase(4)	8,000
	3/12/07	Sale(5)	6,829
	3/12/07	Sale(6)	1,171
	3/1/07	Purchase(4)	16,470
	3/1/07	Sale(5)	15,050
	3/1/07	Sale(6)	1,420
	11/9/06	Purchase(4)	659
	11/9/06	Sale(5)	541
	11/9/06	Sale(6)	118
	11/8/06	Purchase(4)	7,341
	11/8/06	Sale(5)	6,021
	11/8/06	Sale(6)	1,320
	8/8/06	Purchase(4)	8,000
	8/8/06	Sale(5)	6,591
	8/8/06	Sale(6)	1,409
	3/16/06	Purchase(4)	3,140
	3/16/06	Sale(5)	2,993
	3/16/06	Sale(6)	76
	3/15/06	Purchase(4)	606

Participant	Date	Type	# of Shares
	3/15/06	Purchase(4)	12,911
	3/15/06	Sale(5)	344
	3/15/06	Sale(6)	130
	3/15/06	Sale(5)	12,305
	3/15/06	Sale(6)	298
	3/14/06	Purchase(4)	6,220
	3/14/06	Purchase(4)	419
	3/14/06	Sale(5)	3,504
	3/14/06	Sale(6)	1,339
	3/14/06	Sale(5)	400
	3/14/06	Sale(6)	9
	3/13/06	Purchase(4)	5,278
	3/13/06	Sale(5)	2,967
	3/13/06	Sale(6)	1,139
	3/10/06	Purchase(4)	2,896
	3/10/06	Sale(5)	1,636
	3/10/06	Sale(6)	621

Lily L. May	5/10/06	Purchase(4)	8,000
	5/10/06	Purchase(4)	8,000
	5/10/06	Sale(8)	16,000
	2/23/06	Purchase(4)	3,660
	2/23/06	Purchase(4)	6,100
	2/23/06	Purchase(4)	10,000
	2/23/06	Sale(5)	15,598
	2/23/06	Sale(6)	2,703
	Various	Purchase(1)	20

Martha Miller de Lombera	Various	Purchase(1)	74

Gary J. Niederpruem	11/9/06	Purchase(4)	1,255
	11/9/06	Sale(5)	1,030
	11/9/06	Sale(6)	225
	11/8/06	Purchase(4)	14,020
	11/8/06	Sale(5)	11,499
	11/8/06	Sale(6)	2,521
	8/8/06	Purchase(4)	15,275
	8/8/06	Sale(5)	12,584
	8/8/06	Sale(6)	2,691
	3/15/06	Purchase(4)	1,494
	3/15/06	Sale(5)	1,014
	3/15/06	Sale(6)	322
	3/14/06	Purchase(4)	14,896
	3/14/06	Sale(5)	10,040
	3/14/06	Sale(6)	3,207
	3/13/06	Purchase(4)	12,635
	3/13/06	Sale(5)	8,504
	3/13/06	Sale(6)	2,728
	3/10/06	Purchase(4)	6,946
	3/10/06	Sale(5)	4,690
	3/10/06	Sale(6)	1,490
	3/9/06	Purchase(4)	9,854

Participant	Date	Type	# of Shares
	3/9/06	Sale(5)	6,657
	3/9/06	Sale(6)	2,111
	1/9/06	Purchase(4)	16,713
	1/9/06	Sale(5)	11,074
	1/9/06	Sale(6)	3,726
	1/3/06	Purchase(4)	12,261
	1/3/06	Sale(5)	11,812
	1/3/06	Sale(6)	310
	11/16/05	Purchase(4)	7,100
	11/16/05	Sale(5)	4,479
	11/16/05	Sale(6)	1,363
	11/15/05	Purchase(4)	20,787
	11/15/05	Sale(5)	13,034
	11/15/05	Sale(6)	4,032
	11/14/05	Purchase(4)	21,760
	11/14/05	Sale(5)	13,572
	11/14/05	Sale(6)	4,258
	Various	Purchase(1)	34

Neil S. Novich	11/9/06	Purchase(4)	2,019
	11/9/06	Sale(5)	1,657
	11/9/06	Sale(6)	362
	11/8/06	Purchase(4)	37,929
	11/8/06	Sale(5)	31,108
	11/8/06	Sale(6)	6,821
	11/7/06	Purchase(4)	219
	11/7/06	Sale(5)	200
	11/7/06	Sale(6)	19
	8/8/06	Purchase(4)	40,167
	8/8/06	Sale(5)	33,090
	8/8/06	Sale(6)	7,077
	3/15/06	Purchase(4)	3,927
	3/15/06	Sale(5)	2,665
	3/15/06	Sale(6)	848
	3/14/06	Purchase(4)	39,169
	3/14/06	Sale(5)	26,399
	3/14/06	Sale(6)	8,434
	3/13/06	Purchase(4)	33,222
	3/13/06	Sale(5)	22,360
	3/13/06	Sale(6)	7,174
	3/10/06	Purchase(4)	18,267
	3/10/06	Sale(5)	12,333
	3/10/06	Sale(6)	3,919
	3/9/06	Purchase(4)	25,915
	3/9/06	Sale(5)	17,506
	3/9/06	Sale(6)	5,554
	1/9/06	Purchase(4)	45,392
	1/9/06	Sale(5)	27,373
	1/9/06	Sale(6)	10,122
	1/3/06	Purchase(4)	36,600
	1/3/06	Sale(5)	35,024

Participant	Date	Type	# of Shares
	1/3/06	Sale(6)	927
	11/17/05	Purchase(4)	360
	11/17/05	Sale(5)	226
	11/17/05	Sale(6)	69
	11/16/05	Purchase(4)	19,231
	11/16/05	Sale(5)	12,081
	11/16/05	Sale(6)	3,692
	11/15/05	Purchase(4)	56,307
	11/15/05	Sale(5)	35,307
	11/15/05	Sale(6)	10,921
	11/14/05	Purchase(4)	58,943
	11/14/05	Sale(5)	36,764
	11/14/05	Sale(6)	11,535
	Various	Purchase(1)	102

Jerry K. Pearlman	5/9/06	Purchase(2)	3,740
	5/9/06	Sale(3)	3,740
	2/23/06	Purchase(2)	5,100
	2/23/06	Sale(3)	5,100

Anita J. Pickens	2/22/06	Purchase(4)	3,618
	2/22/06	Sale(8)	3,618

Terence R. Rogers	1/19/07	Purchase(4)	5,000
	1/19/07	Sale(5)	4,127
	1/19/07	Sale(6)	873
	1/10/07	Purchase(4)	3,768
	1/10/07	Sale(5)	3,057
	1/10/07	Sale(6)	711
	1/9/07	Purchase(4)	1,232
	1/9/07	Sale(5)	1,000
	1/9/07	Sale(6)	232
	11/8/06	Purchase(4)	5,500
	11/8/06	Purchase(4)	10,000
	11/8/06	Sale(8)	15,500
	2/22/06	Purchase(4)	22,500
	2/22/06	Purchase(4)	5,400
	2/22/06	Sale(8)	22,703
	2/22/06	Sale(6)	5,036
	11/11/05	Purchase(4)	2,500
	11/11/05	Sale(8)	2,230

Darrell R. Zerbe	1/17/07	Purchase(4)	11,000
	1/17/07	Purchase(4)	20,000
	1/17/07	Purchase(4)	10,000
	1/17/07	Sale(5)	36,312
	1/17/07	Sale(6)	4,688
	5/1/06	Purchase(4)	10,000
	5/1/06	Sale(5)	7,945
	5/1/06	Sale(6)	2,055
	4/5/06	Purchase(4)	6,100
	4/5/06	Sale(5)	5,310
	4/5/06	Sale(6)	391

Participant	Date	Type	# of Shares
	4/3/06	Purchase(4)	10,000
	4/3/06	Sale(5)	6,009
	4/3/06	Sale(6)	1,984
	3/15/06	Purchase(4)	330
	3/15/06	Purchase(4)	2,621
	3/15/06	Sale(5)	206
	3/15/06	Sale(6)	62
	3/15/06	Sale(5)	2,499
	3/15/06	Sale(6)	60
	3/13/06	Purchase(4)	2,764
	3/13/06	Sale(5)	1,703
	3/13/06	Sale(6)	523
	3/10/06	Purchase(4)	1,516
	3/10/06	Sale(5)	940
	3/10/06	Sale(6)	284
	3/9/06	Purchase(4)	2,151
	3/9/06	Purchase(4)	1,039
	3/9/06	Sale(5)	1,355
	3/9/06	Sale(6)	402
	3/9/06	Sale(5)	991
	3/9/06	Sale(6)	23

(1)	Purchases on various dates resulting from reinvestment of dividends pursuant to a plan meeting the requirements of Rule 16a-11.
(2)	Exercise of options granted under the Ryerson Directors’ Compensation Plan.
(3)	Sale of options granted under the Ryerson Directors’ Compensation Plan.
(4)	Exercise of options granted under a Ryerson Incentive Stock Plan.
(5)	Sale pursuant to a 10b5-1 plan.
(6)	Payment of tax liability incident to the exercise of a security issued in accordance with Rule 16b-3.
(7)	Open market purchase.
(8)	Open market sale.

Stock Trading Plans

In accordance with Ryerson’s stock trading policy, Messrs. Delaney, Gratz, Korda, Makarewicz, Niederpruem, Novich, Rogers and Zerbe previously established written sales plans or arrangements as permitted under Rule 10b5-1 of the Exchange Act. All such written sales plans or arrangements have terminated pursuant to the terms of such plan or have been suspended.

Information Regarding Arrangements with Certain Participants

As described in this Proxy Statement, the Company’s executive officers, including the employee participants, are parties to employment/severance and change in control agreements with Ryerson, except that Ms. May and Mr. Zerbe are parties to change in control agreements only. These change in control agreements may require Ryerson to make or provide certain payments and benefits to these executive officers in the event of a “change in control.” The material terms of the employment/severance and change in control agreements are described in this Proxy Statement under the heading “COMPENSATION DISCUSSION AND ANALYSIS—Employment/Severance, Noncompete and Nonsolicitation Agreements” and “EXECUTIVE COMPENSATION—Change in Control, Employment/Severance Agreements and Other Benefits.”

Except as described in this Proxy Statement, to the best of the Company’s knowledge, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”), is either a party to any transaction or series of transactions since January 1, 2006, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $120,000, and (iii) in which any participant or any Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Proxy Statement, to the best of the Company’s knowledge, no participant nor any Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Proxy Statement, to the best of the Company’s knowledge, there are no contracts, arrangements or understandings by any of the participants or any Participant Affiliate within the past year with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantee against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except as described in this Proxy Statement, to the best of the Company’s knowledge, no participant nor any Participant Affiliate has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

OTHER MATTERS

The Company is not aware of any other business to be presented at the Annual Meeting. However, if any matters other than those presented in the Notice of the Annual Meeting do come before the meeting, the Company intends that the holders of the proxies will vote on such matters in their discretion.

By order of the Board of Directors,

Virginia M. Dowling

Secretary

[                    ], 2007

Chicago, Illinois

Please vote your shares promptly, whether or not you expect to be present in person at the Annual Meeting. To vote, USE THE INTERNET or CALL THE TOLL-FREE TELEPHONE NUMBER as described in the instructions on your WHITE PROXY CARD, or SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD in the pre-addressed postage-paid envelope included in this mailing.

If you have any questions, require assistance with voting your WHITE proxy card,

or need additional copies of proxy material, please call MacKenzie Partners at the phone numbers listed below.

105 Madison Avenue

New York, NY 10016

proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)

Or

TOLL-FREE (800) 322-2885

Exhibit A

RYERSON

ANNUAL INCENTIVE PLAN

(As amended through June 14, 2007)

1. Purpose

The purpose of the Ryerson Annual Incentive Plan (the “Plan”) is to promote the interests of Ryerson Inc. (the “Company”) and its stockholders by (i) attracting and retaining salaried employees of outstanding ability; (ii) strengthening the Company’s capability to develop, maintain and direct a competent employee population; (iii) motivating salaried employees, by means of performance-related incentives, to achieve financial rewards; (iv) providing annual incentive compensation opportunities which are competitive with those of other major corporations; and (v) enabling salaried employees to participate in the growth and financial success of the Company.

2. Definitions

“Affiliate” means any corporation or other entity which is not a Subsidiary but as to which the Company possesses a direct or indirect ownership interest and has power to exercise management control.

“Award” means an amount for an Award Period determined to be payable to a Participant under the Plan.

“Award Period” means such calendar quarters or calendar years as the Committee may establish from time to time with respect to any applicable salary grade designation, to any Corporate Unit or to a combination of these factors.

“Board” means the Board of Directors of the Company.

“Award Schedule” means the schedule to be used for determining Awards as established by the Committee and set forth in the Addendum to the Plan applicable to the Corporate Unit covered thereby.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board of Directors of the Company.

“Corporate Unit” means the Company, Ryerson Heartland, Ryerson Pacific, Ryerson Chicago, Ryerson North, Ryerson Great Lakes, Ryerson South, Ryerson Midsouth, Ryerson Southwest, Ryerson Carolinas, Ryerson Southeast, Ryerson East Coast, Ryerson Metal Processing, Ryerson Coil Processing, Ryerson Canada, Global Accounts, and any Affiliate, other Subsidiary or any division or group of the Company or any Subsidiary designated as a Corporate Unit from time to time by the Committee of the Company.

“Discharge” is a permanent separation from employment for cause initiated by the Company (or a Subsidiary or Affiliate thereof), including, but not limited to, Discharge due to violation of the Company’s conflict of interest policy, misconduct or unsatisfactory performance.

“Employee” means an employee eligible to be designated as a Participant in the Plan.

“Named Executive Officer” means a Participant who is one of the group of “covered employees” as defined in the regulations promulgated under Section 162(m) of the Code.

“Participant” means an Employee who is designated by the Committee to be eligible to receive an Award under the Plan.

“Performance-Based Exception” means the performance-based exception from the deductibility limitations as set forth in Section 162(m) of the Code.

“Release” is a permanent separation from employment initiated by the Company (or a Subsidiary or Affiliate thereof) for reasons other than Discharge or death; provided, however, that a separation from employment in connection with the sale, divestiture or other disposition of a business or operating unit of the Company, under circumstances in which an employee is not expected to experience an interruption of employment at the time of the sale, divestiture, or disposition, shall not be considered a Release.

“Subsidiary” means any corporation in which the Company possesses directly or indirectly more than fifty percent (50%) of the total combined voting power of all classes of its stock.

“Target Award” means the percentage of a Participant’s base salary earnings or base annual salary for an Award Period as established by the Committee pursuant to paragraph 6 of the Plan and set forth in the Addendum to the Plan applicable to the Corporate Unit in which such Participant is employed.

“Threshold” means the minimum financial performance (established by the Committee and set forth in the Addendum to the Plan applicable to such Corporate Unit) required by a Corporate Unit before an Award may be paid to a Participant employed in such Corporate Unit.

3. Administration

The Plan shall be administered by the Committee. No member of the Committee shall be eligible to receive an Award while serving on the Committee. The Committee shall have the authority to interpret the Plan and to establish, amend and rescind rules and regulations for the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons. In addition, the Committee may delegate to one or more senior executive officers of the Company the right to administer the Plan as it pertains to employees who are not officers of the Company or of any other Corporate Unit. Subject to the provisions of paragraph 7 hereof, the Committee may impose such conditions on participation in and Awards under the Plan as it deems appropriate. The Plan is not intended to provide for a deferral of compensation within the meaning of Code Section 409A (except to the extent otherwise provided in the last sentence of Section 8) and shall be interpreted and administered consistent with that intent.

4. Eligibility

Except as otherwise provided by the Committee and subject to paragraph 9 hereof, all full-time salaried employees of a Corporate Unit as of the first day and the last day of an Award Period are eligible to be designated as Participants in the Plan for such Award Period; provided, however, that, with respect to Award Periods that extend for at least one year, individuals who are full-time salaried employees of a Corporate Unit on August 1 of the first year of the Award Period and the last day of the Award Period shall also be eligible to be designated as Participants in the Plan for such Award Period. Notwithstanding the foregoing, the Committee may adopt criteria restricting the number of full-time salaried employees of a Corporate Unit eligible to be designated as Participants in the Plan for any Award Period, which criteria shall be set forth in the Addendum to the Plan applicable to such Corporate Unit.

5. Designation of Participants

The Committee shall determine and designate from time to time those Employees who shall be Participants. The designation of an Employee as a Participant in the Plan for any Award period shall not bestow upon such Employee any right to receive an Award for such Award Period or the right to be designated as a Participant for any subsequent Award Period.

6. Individual Award Opportunity

For each Award Period, the Committee shall establish for each Participant a Target Award, expressed as a percentage of his or her base salary earnings or base annual salary for such Award Period, on the basis of his or her salary grade designation.

7. Determination of Awards

Except as otherwise provided by the Committee, Awards for each Award Period for Participants in each Corporate Unit shall be determined in accordance with the Award Schedule established by the Committee for such Corporate Unit and no Award shall be paid to any Participant in a Corporate Unit for any Award Period in which the performance of such Corporate Unit does not equal or exceed the Threshold applicable to such Corporate Unit. The Award for each Participant in a Corporate Unit shall be his or her Target Award multiplied by the Percent Attainment (determined in accordance with the applicable Award Schedule), subject to the following:

(a) Subject to paragraph 3 and the provisions of this paragraph 7, the Committee may adjust such Award for individual performance on the basis of such quantitative and qualitative performance measures and evaluations as it deems appropriate.

(b) Subject to the restrictions set forth in paragraph 7(c) below, the Committee may make such adjustments as it deems appropriate in the case of any Participant whose salary grade designation has changed during the applicable Award Period or who has been employed in more than one Corporate Unit during an Award Period.

(c) Unless and until the Committee proposes for stockholder vote a change in the general performance measures set forth in this paragraph 7(c), the attainment of which may determine the degree of payout with respect to Awards under the Plan which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following alternatives: return on operating assets, operating profit, return on equity, net income, stock price, revenue growth, marginal income, expense management, inventory management, quality management, customer service performance, shareholder return, gross margin management; market share improvement, safety results, quality results, price margin management, on time delivery, productivity and days sales outstanding (accounts receivable management). The Committee shall have the discretion to establish performance goals based upon the foregoing performance measures and to adjust such goals and the methodology used to measure the determination of the degree of attainment of such goals; provided, however, that Awards under the Plan that are intended to qualify for the Performance-Based Exception and that are issued to or held by any Named Executive Officer may not be adjusted in a manner that increases such Award. The Committee shall retain the discretion to adjust such Awards in a manner that does not increase such Awards. Furthermore, the Committee shall not make any adjustment to Awards under the Plan issued to or held by any Named Executive Officer that are intended to comply with the Performance-Based Exception if the result of such adjustment would be the disqualification of such Award under the Performance-Based Exception. Any Award, which is intended to qualify for the Performance-Based Exception, and is granted at or after the first meeting of the Company’s stockholders that occurs during or after 2008, must be consistent with, and pursuant to the terms of, the Plan approved by the stockholders at such meeting. In the event that applicable laws change to permit the Committee greater discretion to amend or replace the foregoing performance measures applicable to Awards to Named Executive Officers without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining such approval. In addition, in the event that the Committee determines that it is advisable to grant Awards under the Plan to Named Executive Officers or other Participants that are not intended to qualify for the Performance-Based Exception, the Committee may make such grants upon any objective or subjective performance criteria it deems appropriate with the understanding that they will not satisfy the requirements of Section 162(m) of the Code.

Notwithstanding any other provision of the Plan, in no event may a Participant be paid an Award in any calendar year in excess of $2,000,000.

8. Payment of Awards

Awards shall be paid in cash as soon as practicable after the end of the Award Period for which the Award is made, but in no event later than 2-1/2 months after the end of the calendar year in which the Award Period ends; provided, further that that no payment shall be made with respect to an Award which is intended to qualify under the Performance-Based Exception until the Committee has certified in writing that the performance goals and other materials terms of the Award have been met. If a Participant to whom an Award has been made dies prior to the payment of the Award, such Award shall be delivered to his or her legal representative or to such other person or persons as shall be determined by the Chairman, the President, the Chief Executive Officer or the Vice President-Human Resources of the Company. The Company or other applicable Corporate Unit shall have the right to deduct from all Awards payable under the Plan any taxes required by law to be withheld by the Company or other Corporate Unit with respect thereto; provided, however, that to the extent provided by the Committee, any payment under the Plan may be deferred and to the extent deferred, may be credited with an interest or earnings factor as determined by the Committee; provided, however, that in the case of an Award which is intended to qualify for the Performance-Based Exception, such interest or earnings factor shall comply with the requirements applicable to such Exception under Treas. Reg. § 1.162-27(e)(iii). If the Committee determines that payment of an Award may be deferred, such deferral arrangement shall be in writing and shall comply with the requirements of Code Section 409A.

9. Termination of Employment

Except in the case of death, disability, normal retirement (determined in accordance with the qualified retirement plans of the Corporation) or Release or except as provided in paragraph 10, a Participant must be an employee as of the end of the Award Period in order to be eligible for an Award.

10. Change of Control

In the event of a Change of Control of the Company (as hereinafter defined), the Plan shall remain in full force and effect for the remainder of any Award Period (or, if longer, the remainder of the calendar year) during which such Change of Control of the Company occurs, and each Participant employed immediately prior to such Change of Control of the Company whose separation from employment is due to a Release on the date of or within the remainder of any Award Period (or, if longer, the remainder of the calendar year) following such a Change of Control of the Company shall receive an Award for such Award Periods (or any Award Periods occurring in such calendar year) equal to his or her Target Award pro-rated to the date on which the Participant ceases to be an Employee if such date occurs prior to the last day of the applicable Award Period, regardless of whether or not Awards would otherwise have been payable under the Plan for such Award Periods and regardless of whether or not such Participant was an Employee at the end of any such Award Period.

A “Change of Control of the Company” shall be deemed to have occurred if:

(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than (w) the Company, (x) a trustee or other fiduciary holding voting securities under an employee benefit plan of the Company, (y) an underwriter temporarily holding voting securities pursuant to an offering of such securities, or (z) a corporation owned, directly or indirectly, by the security holders of the Company in substantially the same proportions as their ownership of voting securities of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company (not including in the voting securities beneficially owned by such person any voting securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding voting securities;

(b) during any period of two consecutive years (not including any period prior to May 11, 2007), individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s security holders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, “Continuing Directors”), cease for any reason to constitute a majority thereof; provided, however, that any director who assumes office in connection with an agreement with the Company to effect a transaction described in clauses (a), (c) or (d) of this paragraph 10 or any new director who assumes office in connection with or as a result of an actual or threatened proxy or other election contest of the Board shall never be (at any time) a Continuing Director for purposes of this paragraph 10, and the nomination or election of such person shall never constitute, or be deemed to constitute, an approval by the Continuing Directors for purposes of this paragraph 10;

(c) there occurs a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the direct or indirect parent thereof), in combination with the ownership of any trustee or other fiduciary holding voting securities under an employee benefit plan of the Company, at least 60% of the combined voting power of the voting securities of the Company or such surviving entity or the direct or indirect parent thereof outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 40% of the combined voting power of the Company’s then outstanding voting securities;

(d) the holders of voting securities of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(e) there occurs any other event that the Board deems to be a Change of Control of the Company.

For purposes of this paragraph 10, a Participant’s separation from employment, whether initiated by the Company (or a Subsidiary or Affiliate thereof) or the Participant, shall be deemed a separation from employment due to Release, provided that one of the following events has occurred:

(a) an involuntary reassignment of the Participant to a position in a lower job grade as compared to the job grade of the position held by the Participant immediately prior to the Change of Control of the Company, or to a position that is expected to last for less than 12 months following the Change of Control of the Company;

(b) a reduction by the Company in such Participant’s annual base pay as in effect on the date of the Change of Control of the Company, or as the same may be increased from time to time;

(c) the requirement by the Company that such Participant change the location of his principal place of employment more than fifty miles from the location immediately prior to the Change of Control of the Company except for required travel on the Company’s business to an extent substantially consistent with the employee’s business travel obligations immediately prior to the Change of Control of the Company;

(d) the failure by the Company, without such Participant’s consent, to pay to the Participant any portion of his or her current compensation or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due other than an inadvertent failure to pay any such compensation which failure is cured within 7 days of the date notice of such failure is provided to the Company by the Participant;

(e) the failure by the Company to continue in effect any compensation or benefit plan in which such Participant participated immediately prior to the Change of Control of the Company which is material to his total compensation, including but not limited to, the Ryerson Pension Plan and the Ryerson Savings Plan or any substitute or successor plans as may be adopted prior to the Change of Control of the Company, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Participant’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable than immediately prior to the Change of Control of the Company both in terms of the amount of benefits provided and the level of his or her participation relative to other participants; or

(f) the failure by the Company to continue to provide the Participant with benefits substantially similar to those enjoyed by him or her under any of the Company’s pension, life insurance, medical, dental, health and accident, or disability plans in which he or she was participating immediately prior to the Change of Control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits enjoyed by him or her immediately prior to the Change of Control of the Company, or the failure by the Company to provide him or her with the number of paid vacation days to which he or she is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect immediately prior to the Change of Control of the Company.

11. Transferability

Any payment to which a Participant may be entitled under the Plan shall be free from the control or interference of any creditor of such Participant and shall not be subject to attachment or susceptible of anticipation or alienation. The interest of a Participant shall not be transferable except by will or the laws of descent and distribution.

12. No Right to Participate; Employment

Neither the adoption of the Plan nor any action of the Committee shall be deemed to give any Employee any right to be designated as a Participant under the Plan. Further, nothing contained in the Plan, nor any action by the Committee or any other person hereunder, shall be deemed to confer upon any Employee any right of continued employment with any Corporate Unit or to limit or diminish in any way the right of any Corporate Unit to terminate his or her employment at any time with or without cause.

13. Nonexclusivity of the Plan

This Plan is not intended to and shall not preclude the Board of Directors of the Company from adopting or continuing such additional compensation arrangements as it deems desirable for Participants under this Plan, including any thrift, savings, investment, stock purchase, stock option, profit sharing, pension, retirement, insurance or other incentive, compensation or benefit plan or program, including, without limitation, a bonus arrangement or award based on subjective performance factors.

Preliminary Copy—Subject to Completion, dated June 20, 2007

[Form of Proxy Card]

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET	TELEPHONE	MAIL
[website]	[phone number]

• Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

Ú DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET Ú

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.	☒
Votes must be indicated (x) in Black or Blue ink.

The Board of Directors Recommends a Vote FOR the listed nominees.

1.     Election of Directors –

        NOMINEES:

01- Jameson A. Baxter, 02 - Russell M. Flaum,

03- James A. Henderson, 04- Gregory P. Josefowicz,

05- James R. Kackley, 06-Dennis J. Keller,

07- Martha Miller de Lombera, 08-Neil S. Novich,

09-Jerry K. Pearlman, 10-Anré D. Williams

_________________________________________

(Except nominee(s) written above.)

	For All ☐	Withhold All ☐	For All Except ☐

The Board of Directors recommends a vote FOR the following proposal.

2. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends a vote FOR the following proposal.

3. Proposal to approve the Ryerson Annual Incentive Plan to qualify performance-based compensation under the Plan as tax-deductible by the Company.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends a vote AGAINST the following proposal.

4. Proposal to repeal any provision or amendment to the Company’s By-Laws adopted without stockholder approval after January 1, 2006 and prior to the Annual Meeting.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends a vote AGAINST the following proposal.

5. Proposal to amend the Company’s By-Laws to provide that the Board of Directors will consist of not fewer than six (6) nor more than ten (10) directors.	For ☐	Against ☐	Abstain ☐

6. In the discretion of the proxies to vote upon any and all other business matters which may properly come before such annual meeting or any adjournment or postponement thereof.

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date and return promptly.

Date Share Owner sign here	Co-Owner sign here

To Our Stockholders:

IMPORTANT NOTICE REGARDING DELIVERY

OF SECURITY HOLDER DOCUMENTS

The Securities and Exchange Commission has adopted rules which allow us to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more security holders reside, whom we believe to be members of the same family.

If you wish to receive only one copy of the Ryerson Inc. Annual Report, the Ryerson Inc. Proxy Statement, a proxy statement combined with a prospectus, or any information statement, please check the box below at the bottom of the card. We will continue to separately mail a proxy card for each registered stockholder account. This consent will be perpetual unless you revoke it, which you may do at any time by calling us at 1-800 524-4458 (toll-free), or writing us at The Bank of New York, Shareholder Relations Department, P.O. Box 11258, Church Street Station, New York, NY 10286, Attention: Proxy Unit. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.

IF APPLICABLE, WE ENCOURAGE YOU TO PARTICIPATE IN THIS PROGRAM. IT WILL HELP RYERSON INC. REDUCE PRINTING AND POSTAGE COSTS, AS WELL AS OPERATING EXPENSES.

Thank you.

Proxy Solicited on Behalf of The Board of Directors

The undersigned hereby appoints Neil S. Novich, Jay M. Gratz, Terence R. Rogers and M. Louise Turilli, and each of them, as attorneys and proxies (with full power of substitution in each) to vote all common stock of Ryerson Inc. (the “Company”) that the undersigned is entitled to vote (including any Company common stock credited to the account of the undersigned under The Bank of New York’s BuyDirectSM Plan) and all Series A $2.40 Cumulative Convertible Preferred Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held August 23, 2007 and at any adjournment or postponement thereof. Unless otherwise specified, this proxy will be voted FOR the election of directors, FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007, FOR approval of the Ryerson Annual Incentive Plan to qualify performance-based compensation under the Plan as tax-deductible by the Company, AGAINST the proposal to repeal any provision or amendment to the Company’s By-Laws adopted without stockholder approval after January 1, 2006 and prior to the Annual Meeting, AGAINST the proposal to amend the Company’s By-Laws to provide that the Board of Directors will consist of not fewer than six (6) nor more than ten (10) directors, and in the discretion of the proxies on any and all other matters that may properly come before such Annual Meeting or any adjournment or postponement thereof.

RYERSON INC.

P.O. BOX 11016

NEW YORK, N.Y. 10203-0016

(Continued and to be signed on the reverse side)

CHECK HERE TO STOP MULTIPLE MAILINGS	☐

Please stop mailing of stockholder publications for this account, since multiple copies come to our household at this address.